As filed with the Securities and Exchange Commission on December 2, 2021

Registration No. 333-259834

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

Amendment No. 3 to

Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_______________________

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	2836	87-0622284
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

211 E Osborn Road
Phoenix, AZ 85012
(833) 336-7636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Timothy Warbington
Chief Executive Officer

Creative Medical Technology Holdings, Inc.
211 E Osborn Road
Phoenix, Arizona 85012
(833) 336-7636
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Zev M. Bomrind, Esq. Fox Rothschild LLP 101 Park Avenue New York, New York 10178 (212) 878-7951	Robert F. Charron, Esq. Charles Phillips, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of Americas, 11th Floor New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common stock, par value $0.0001 per share (2)	$23,000,000	$2,132.10
Warrants to purchase shares of common stock	________	(3)
Common stock issuable upon exercise of warrants (2)	$23,000,000	$2,132.10
Pre-funded warrants to purchase shares of common Stock	(4)	________
Common stock issuable upon exercise of pre-funded warrants	(4)	________
Representative’s Warrants to purchase common stock (3)	________	________
Shares of common stock issuable upon exercise of Representative’s Warrants (5)(6)	$2,875,000	$266.51
TOTAL	$48,875,000	$4,530.71	(7)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Includes stock and/or warrants that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

In accordance with Rule 457(g) under the Securities Act, because the shares of the common stock underlying the Warrants and Representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(4)

The proposed maximum aggregate offering price of the common stock will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and the proposed maximum aggregate offering price of the pre-funded warrants to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any common stock sold in the offering. Accordingly, the proposed maximum aggregate offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $23,000,000, including the underwriter’s option to purchase additional shares of common stock.

(5)	Includes shares of common stock which may be issued upon exercise of additional warrants which may be issued upon exercise of 45-day option granted to the underwriters to cover over-allotment, if any.

(6)

These warrants are exercisable at a per share exercise price equal to 125% of the public offering price. As estimated solely for the purpose of recalculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative Warrants is $2,875,000, which is equal to 125% of $2,300,000 (5% of $46,000,000).

(7)	The fee was previously paid.

In the event of a stock split, stock dividend, or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED DECEMBER __, 2021

4,842,615 Shares of Common Stock

Warrants to Purchase up to 4,842,615 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 4,842,615 Shares of Common Stock

This is a firm commitment public offering of 4,842,615 shares of our common stock and warrants to purchase up to 4,842,615 shares of our common stock (which we refer to as “Public Warrants”) at a combined public offering price of $4.13 per shares of common stock and accompanying Public Warrant. Each Public Warrant is immediately exercisable for one share of common stock at an exercise price of $4.13 share (or 100% of the price of each share of common stock sold in the offering) and will expire five years from the date of issuance.

We are also offering to those purchasers, if any, whose purchase of common stock in this offering would otherwise result in any such purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants in lieu of shares of our common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock. The purchase price for each pre-funded warrant will equal the per share public offering price for the common stock in this offering less the $0.0001 per share exercise price of each such pre-funded warrant. Each pre-funded warrant will be exercisable upon issuance and will not expire prior to exercise.

Our common stock is quoted for trading on the Pink Market maintained by OTC Markets Group (the “OTC Pink”) under the symbol “CELZ.” We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “CELZ”, which listing is a condition to this offering. No assurance can be given that our application will be approved. On November 29, 2021, the last reported sales price for our common stock as quoted on the OTC Pink was $4.75 per share. We do not intend to apply for listing of the Public Warrants or pre-funded warrants on any national securities exchange or trading system.

The share and per share information in this prospectus give retroactive effect to the 1-for-500 reverse split of our outstanding common stock effected on November 10, 2021.

__________________________

An investment in our common stock and warrants involves a high degree of risk. Before buying any securities you should carefully read the discussion of the material risks of investing in our common stock and warrants in “Risk Factors” beginning on page 6 of this prospectus.

__________________________

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share and related Public Warrant (2)	Per Pre-Funded Warrant and related Public Warrant (2)	Total
Public offering price	$	$	$
Underwriting discounts and commissions (1)	$	$	$
Proceeds to us before offering expenses (3)	$	$	$

________________

(1)

Does not reflect additional compensation to the representative in the form of warrants to purchase up to 484,262 shares of common stock (assuming the over-allotment option is fully exercised) at an exercise price equal to 125% of the public offering price. We have also agreed to reimburse the representative for certain expenses. See “Underwriting” on page 67 of this prospectus for a description of these arrangements.

(2)

The public offering price and underwriting discount corresponds to (x)(i) a public offering price per share of $                and (ii) a public offering price per Public Warrant of $                , and (y)(i) a public offering price per pre-funded warrant of $                 and (ii) a public offering price per Public Warrant of $                .

(3)	We estimate the total expenses of this offering will be approximately $380,000. Assumes no exercise of the over-allotment option we have granted to the underwriters as described below.

We have granted the underwriters a 45-day option to purchase up to 726,393 additional shares of common stock and/or Public Warrants to purchase up to 726,393 additional shares of common stock.

The underwriters expect to deliver our shares, Public Warrants and pre-funded warrants, if any, to purchasers in the offering on or about           , 2021.

Roth Capital Partners

Prospectus dated [●], 2021.

    ________________________________________

MARKET AND INDUSTRY DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources. Some data are also based on our good faith estimates.

BASIS OF PRESENTATION

References herein to the “Company,” “Registrant,” “we,” “us,” “our” and “our company” refer to Creative Medical Technology Holdings, Inc., a Nevada corporation and its subsidiaries.

Certain monetary amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

________________________________________

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS OR IN ANY FREE WRITING PROSPECTUS WE MAY AUTHORIZE TO BE DELIVERED OR MADE AVAILABLE TO YOU. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION PROVIDED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

v

 PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus, including “Risk Factors” and the financial statements and notes thereto, before making an investment decision.

Corporate Overview

We are a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications. Our existing and pipeline of therapies and products include of the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, type I diabetes, and heart, liver, kidney and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AmnioStem LLC subsidiaries. However, neither ImmCelz Inc., StemSpine Inc. nor AmnioStem LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In addition to our CaverStem® and FemCelz® products, we are currently in the process of recruiting clinical sites for our StemSpine® Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease. Our StemSpine® treatment is an autologous procedure that utilizes a patient’s own stem cells to treat lower back pain.

In 2020, through our ImmCelz Inc. subsidiary, we began exploring the development of treatments that utilize a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims, among other indications. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

We are currently primarily focused on expanding the commercial sale and use of our CaverStem® and FemCelz® products by physicians in the United States and Europe, and commercializing our StemSpine® treatment for lower back pain. We also recently filed an Investigational New Drug (IND) application with the FDA to treat stroke utilizing our ImmCelzTM technology. In the future, subject to the availability of capital, we will seek to further develop additional therapeutic products that utilize our proprietary intellectual property.

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the Pink Market maintained by OTC Markets Group (the “OTC Pink”). In connection with this offering, we have applied to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CELZ”. We do not intend to apply to list the Public Warrants or the pre-funded warrants on Nasdaq or any nationally recognized trading system. If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of the offering, at which point our common stock will cease to be traded on the OTC Pink. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, in order to meet such requirement, on November 10, 2021, we effected a 1-for-500 reverse split of our common stock. There can be no assurance that our common stock will be listed on the Nasdaq. However, we will not complete this offering if we are not so listed.

1

Risks Associated With our Business

Our ability to execute our business strategy is subject to numerous risks, as more fully described in the section captioned “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in our common stock and warrants. In particular, risks associated with our business include, but are not limited to, the following:

•	We have incurred substantial losses and our future profitability is uncertain.

•	Even with the proceeds from this offering, we will need additional capital to fund our operations as planned.

•

Our future success is dependent on significantly increasing sales of our CaverStem® and FemCelz® products, and the timely and successful development and commercialization of our StemSpine® treatment for lower back pain and/or our ImmCelzTM technology for the treatment of multiple indications; if we are not successful in increasing sales of our existing products or commercializing our proposed new products, our business prospects would be significantly harmed.

•	We will need to obtain regulatory approval for our ImmCelzTM therapy.

•	The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

•	Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

•	Later discovery of previously unknown problems could limit our ability to market or sell our products and therapies even those that have been approved, and can expose us to product liability claims.

•	We rely in part on third parties for research and clinical trials for our products.

•

We currently have a very limited marketing and sales organization and may have to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our product candidates, we may not be able to generate product revenue.

•	We rely upon third parties for the manufacture of our CaverStem® and FemCelz® disposable kits and are dependent on their quality and effectiveness.

•	We face competition from well-funded companies.

•	We may not be able to maintain the patent rights we rely upon to protect our intellectual property, they may not be sufficient, and we may be subject to claims that we infringe the intellectual property of others;

•	We are subject to increasing government regulations, price controls and other restrictions on pricing, reimbursement and access to therapies and drugs, which could adversely affect our future revenues and profitability.

•	We are dependent on our executive officers and consultants, and we may not be able to pursue our current business strategy effectively if we lose them.

Bridge Financing

In August 2021, we completed the sale of 15% Original Issue Discount Senior Notes (or “Bridge Notes”) in the aggregate principal amount of $4,456,176. In connection with the sale of the Bridge Notes, holders of shares of our preferred stock exchanged such preferred stock for additional Bridge Notes in the aggregate principal amount of $690,000. The Bridge Notes mature on February 11, 2022, subject to the requirement that we redeem the Bridge Notes prior to such date with the net proceeds of any future offering of our securities, including this public offering. Accordingly, we will use a portion of the proceeds of the offering to redeem the Bridge Notes.

Pursuant to the Purchase Agreement, the Company also issued to the purchasers of the Bridge Notes five-year warrants to purchase an aggregate of 363,046 shares of our common stock at an initial exercise price of $14.175 per share, subject to anti-dilution adjustment in the event of future sales of our equity below the then exercise price, stock dividends, stock splits and other specified events.

2

Corporate and other Information

We were incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, we completed a reverse merger transaction under which Creative Medical Technologies, Inc. became our wholly-owned subsidiary. In connection with this merger, we changed our name to Creative Medical Technologies Holdings, Inc. to reflect our current business. Our principal offices are located at 211 E Osborn Road, Phoenix, AZ, 85012, and our telephone number is (833) 336-7636. We maintain a website at https://creativemedicaltechnology.com. Information contained on our website does not constitute part of this prospectus.

Implications of Being an Emerging Growth Company

We currently qualify as an “emerging growth company” under Jumpstart Our Business Act of 2012, as amended, or the JOBS Act. As a result, we rely on exemptions from certain disclosure requirements, and are not required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•

disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We may take advantage of these provisions through 2021. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements, have presented reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal controls over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of any fiscal year for so long as either (1) the market value of our shares of common stock held by non-affiliates does not equal or exceed $250 million as of the prior June 30th, or (2) our annual revenues did not equal or exceed $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates did not equal or exceed $700.0 million as of the prior June 30th. To the extent we take advantage of any reduced disclosure obligations, it may also make it difficult to compare our financial statements with other public companies.

3

The Offering

Common Stock Offered by Us	4,842,615 shares.

Public Warrants Offered by Us

Warrants to purchase up to 4,842,615 shares of our common stock, which will be exercisable during the period commencing on the date of their issuance and ending five years from such date at an exercise price per share of common stock equal to 100% of the combined public offering price per share of common stock and Public Warrant in this offering.

Pre-funded Warrants Offered by Us

We are also offering to certain purchasers whose purchase of our common stock in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants in lieu of common stock that would otherwise result in any such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock. Each pre-funded warrant will be exercisable for one share of common stock. The purchase price of each pre-funded warrant and the accompanying Public Warrant will equal the price at which the common stock and the accompanying Public Warrant are being sold to the public in this offering, minus $0.0001, and the exercise price of each pre-funded warrant will be $0.0001 per share. The pre-funded warrants will be exercisable immediately and may be exercised at any time until exercised in full. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis. Because we will issue one Public Warrant for each share of common stock and for each pre-funded warrant to purchase one share of common stock sold in this offering, the number of Public Warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold.

Common stock outstanding prior to this offering (1)	2,452,348 shares

Number of shares of common stock offered by us:	4,842,615 shares

Public offering price:	$4.13 per share of Common Stock and accompanying Public Warrant, or pre-funded warrant and accompanying Public Warrant, as applicable.

Common stock outstanding after this offering (1)	7,294,963 shares (assuming we sell only shares of common stock and no pre-funded warrants, and none of the warrants issued in this offering are exercised).

Use of proceeds

We estimate that we will receive net proceeds from this offering of approximately $18,220,000 (or $20,550,000 if the overallotment option is exercised in full) based upon an offering price of $4.13 per Unit, after deducting underwriting discounts and estimated offering expenses payable by us. We currently intend to use the net proceeds we receive from this offering to (i) redeem our Bridge Notes in the outstanding amount of $5,146,176, (ii) repurchase our Series A Preferred Stock from our Chief Executive Officer for an aggregate purchase price of approximately $195,000, (iii) hire marketing and sales personnel to support sales of our CaverStem® and FemCelz® products, (iv) proceed with a clinical study of 100 patients intended to support the safety and efficacy of our StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease, (v) conduct, a Phase I clinical trial for the treatment of stroke utilizing our ImmCelzTM technology, (vi) continue to develop other products and therapies, and (vii) fund working capital and general corporate purposes using any remaining amounts. See “Use of Proceeds” on page 18.

Representative’s Warrants

The registration statement of which this prospectus is a part also registers for sale warrants (the “Representative’s Warrants”) to purchase 484,262 shares of our common stock (556,901 shares of common stock if the over-allotment option is exercised in full) to Roth Capital Partners (the “Representative”), as the representative of the several underwriters, as a portion of the underwriting compensation payable to the underwriters in connection with this offering. The Representative’s Warrants will be immediately exercisable at an exercise price of $5.1625 (125% of the price which shares of common stock are offered to the public pursuant to this offering) and expire on the fifth anniversary of the commencement of sales of this offering. Please see “Underwriting — Representative’s Warrants” for a description of these warrants.

4

Over-allotment option:

The Underwriting Agreement provides that we will grant to the underwriters an option, exercisable within 45 days after the date of this prospectus, to acquire up to 726,393 additional shares of common stock and/or Public Warrants to purchase up to 726,393 additional shares of common stock, solely for the purpose of covering over-allotments.

Lock-Up

Our directors, executive officers, and certain stockholders have agreed with the Representative not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 6 months commencing on the date of this prospectus.

Risk Factors	You should carefully read the “Risk Factors” section of this prospectus beginning on page 6 for a discussion of factors that you should consider before deciding to invest in our securities.

Trading Symbol and Listing

Our common stock is presently quoted on the OTC Pink under the symbol “CELZ”. We have applied to have our common stock listed on the NASDAQ Capital Market under the symbol “CELZ”. If our listing application is not approved, we will not complete this offering. We do not intend to apply for listing of the Public Warrants or pre-funded warrants on any national securities exchange or trading system.

(1) Unless we indicate otherwise, the number of shares of our common stock outstanding after this offering is based on 2,452,348 shares of common stock outstanding on November 15, 2021, and excludes the following:

•	600,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan; and

•	481,351 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $13.28 per share.

Unless otherwise noted, the information in this prospectus assumes:

•	no exercise of the outstanding warrants described above;

•	no exercise of Public Warrants;

•	no exercise of the Representative’s Warrants; and

•	no exercise of the underwriters’ option to purchase additional shares and/or warrants from us in this offering.

5

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following risk factors in addition to other information in this prospectus before purchasing our securities. The risks and uncertainties described below are those that we currently deem to be material and that we believe are specific to our company, our industry and our securities. In addition to these risks, our business may be subject to risks currently unknown to us. If any of these or other risks actually occurs, our business may be adversely affected, the trading price of our securities may decline and you may lose all or part of your investment.

Risks Related to our Financial Position and Capital Needs

We have incurred recent losses and our future profitability is uncertain.

We have incurred net losses of approximately $36.3 million and $8.4 million for the years ended December 31, 2020 and December 31, 2019, respectively, and 1,844,000 for the nine months ended September 30, 2021. While our recent losses have predominantly resulted from non-cash charges relating to the change in the fair value of derivative liabilities on our balance sheets, and these derivative liabilities were subsequently substantially extinguished, we expect our operating losses to continue until such time, if ever, that product sales, licensing fees, royalties and other sources generate sufficient revenue to fund our operations. We cannot predict when, if ever, we might achieve profitability and cannot be certain that we will be able to sustain profitability, if achieved.

Even with the proceeds from this offering, we will need additional capital to fund our operations as planned.

For the year ended December 31, 2020, our operations used approximately $435,000 in cash, and for the nine months ended September 31, 2021, our operations used approximately $1,054,000 in cash.  Cash used in operations consisted primarily of cash on hand and cash raised through private placements of our securities. At September 30, 2021, we had a cash balance of approximately $2,337,930 and current liabilities exceeded current assets by $917,327. Although we expect to raise additional funds from the offering, we will need additional capital to maintain our operations, continue our research and development programs, conduct clinical trials, seek regulatory approvals and manufacture and market our products. We will seek such additional funds through public or private equity or debt financings and other sources. We cannot be certain that adequate additional funding will be available to us on acceptable terms, if at all. If we cannot raise the additional funds required for our anticipated operations, we may be required to reduce the scope of or eliminate our research and development programs, delay our clinical trials and the ability to seek regulatory approvals, downsize our general and administrative infrastructure, or seek alternative measures to avoid insolvency. If we raise additional funds through future offerings of shares of our common stock or other securities, such offerings would cause dilution of current stockholders’ percentage ownership in the Company, which could be substantial. Future offerings also could have a material and adverse effect on the price of our common stock.

We have generated minimal revenues from our products. We will not achieve profitability unless we generate increased revenues from our current or proposed products or therapies.

Revenues generated from sales of our CaverStem® and FemCelz® kits were only $164,500 and $165,500 for the years ended December 31, 2020 and December 31, 2019, respectively, and $20,000 for the nine months ended September 30, 2021.  To sustain our operating costs and generate profits, we will need to significantly increase revenues from our CaverStem® and FemCelz® products or from our other products or therapies that have not yet been commercialized.

We expect to continue to incur significant financial losses in the future as we seek regulatory approval for our ImmCelzTM immunotherapy platform and conduct clinical trials of our StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease.

We have not yet received the necessary regulatory approvals for our ImmCelzTM immunotherapy platform. In addition, we are recruiting patients for a clinical trial of StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease in an effort to demonstrate the efficacy of our procedure to the medical community in order to generate demand for this procedure. We anticipate that our expenses will increase substantially as we:

●	initiate, conduct and complete ongoing, anticipated or future preclinical studies and clinical trials for our current and future product candidates;

●	seek marketing approvals for product candidates that successfully complete clinical trials; and

●	establish a sales, marketing and distribution infrastructure to commercialize products for which we may obtain marketing approval.

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The report of our independent registered public accounting firm expresses substantial doubt about our ability to continue as a going concern.

Our auditors, Haynie & Company, have indicated in their report on our consolidated financial statements for the fiscal year ended December 31, 2020, that conditions exist that raise substantial doubt about our ability to continue as a going concern due to our recurring losses from operations and significant accumulated deficit. In addition, we continue to experience negative cash flows from operations. Notwithstanding the funds we expect to raise in this offering, our auditors may again provide a “going concern” opinion with respect to our future audited financial statements. A going concern opinion could impair our ability to finance our operations through the sale of equity. Our ability to continue as a going concern will depend upon the availability of equity financing which represents the primary source of cash flows that will permit us to meet our financial obligations as they come due and continue our research and development efforts.

Risks Related to Product Development, Regulatory Approval and Commercialization

Our product candidates’ commercial viability remain subject to current and future preclinical studies, clinical trials, regulatory approvals, and the risks generally inherent in the development of biopharmaceutical products. If we are unable to successfully advance or develop our product candidates, our business will be materially harmed.

In the near-term, failure to successfully advance the development of our proposed products may have a material adverse effect on us. To date, other than limited sales generated from our CaverStem® and FemCelz® products, we have not successfully developed or commercially marketed, distributed, or sold any product candidate. The success of our business may depend upon our ability to successfully advance the development of our current and future product candidates through preclinical studies and clinical trials, where applicable, have the product candidates approved for sale by the FDA or regulatory authorities in other countries, and ultimately have the product candidates successfully commercialized by us or a commercial partner. We cannot assure you that the results of our ongoing preclinical studies or clinical trials will support or justify the continued development of our product candidates, or that we will receive the necessary approvals from the FDA, or similar regulatory authorities in other countries, to advance the development of our product candidates.

We may not be successful in our commercialization efforts for our proposed products and therapies, which may fail to achieve the degree of market acceptance by physicians, patients, healthcare payors and others in the medical community necessary for commercial success.

To the extent we possess or obtain the necessary regulatory approval for our proposed products and therapies, we still may not be successful in our commercialization efforts or in gaining sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. Market acceptance will require us to build and maintain strong relationships with healthcare professionals that treat the indications our therapies are intended to address. A failure to build or maintain these important relationships with these healthcare professionals and treatment centers could result in lower market acceptance. Our efforts to educate physicians, patients, third-party payors and others in the medical community on the benefits of our products and therapies may require significant resources and may never be successful. The degree of market acceptance of our products and therapies will depend on a number of factors, including:

●	their efficacy;

●	limitations or warnings or any restrictions on use, and the prevalence and severity of any side effects;

●	the availability and efficacy of alternative treatments;

●	the effectiveness of sales and marketing efforts and the strength of marketing and distribution support;

●	their cost-effectiveness compared to alternative therapies; and

●	availability and amount of coverage and reimbursement from government payors, managed care plans and other third-party payors.

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The results of our clinical trials may not support our product claims or may result in the discovery of adverse side effects.

Even if our clinical trials are completed as planned, we cannot be certain that their results will support our product claims or that any regulatory authority whose approval we will require in order to market and sell our products in any territory will agree with our conclusions regarding them. Success in pre-clinical studies and early clinical trials does not ensure that later clinical trials will be successful, and we cannot be sure that clinical trials will replicate the results of prior trials and pre-clinical studies. The clinical trial process may fail to demonstrate that our product candidates are safe and effective for the proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any delay or termination of our clinical trials will delay the filing of our regulatory submissions and, ultimately, our ability to commercialize our product candidates and generate revenues. It is also possible that patients enrolled in clinical trials will experience adverse side effects that are not currently part of the product candidate’s profile.

We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals.

We have limited experience in conducting and managing the clinical trials necessary to obtain regulatory approvals, including FDA approval. Our CaverStem®, FemCelz® and StemSpine® products are exempt from the FDA premarket review and approval process as these autologous therapies involve treating the patient with his or her own cells. However, we will require FDA approval of ImmCelzTM for the treatment of stroke and other indications. We have only limited experience in filing the applications necessary to gain regulatory approvals and have relied, and expect to continue to rely, in part, on consultants and third-party contract research organizations, or CROs, with expertise in this area to assist us in this process. Securing FDA approval requires the submission of extensive non-clinical and clinical data and supporting information to the FDA for each therapeutic indication to establish a product candidate’s safety and efficacy for each indication. If third parties upon whom we rely fail to perform satisfactorily, or do not adequately fulfill their obligations under the terms of our agreements with them, our efforts to secure regulatory approval of our product candidates may be delayed or prove unsuccessful.

Clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results.

Clinical trials are expensive and complex, can take many years and have uncertain outcomes. We cannot predict whether we will encounter problems with any of our completed, ongoing or planned clinical trials that will cause us or regulatory authorities to delay or suspend clinical trials, or delay the analysis of data from completed or ongoing clinical trials. We estimate that clinical trials of ImmCelzTM for the treatment of stroke will continue for several years, but they may take significantly longer to complete. Failure can occur at any stage of the testing and we may experience numerous unforeseen events during, or as a result of, the clinical trial process that could delay or prevent commercialization of our current or future therapeutic candidates, including but not limited to:

•	delays in securing clinical investigators or trial sites for the clinical trials;

•	delays in obtaining institutional review board and other regulatory approvals to commence a clinical trial;

•	slower than anticipated patient recruitment and enrollment;

•	negative or inconclusive results from clinical trials;

•	unforeseen safety issues;

•	uncertain dosing issues;

•	an inability to monitor patients adequately during or after treatment; and

•	problems with investigator or patient compliance with the trial protocols.

A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in advanced clinical trials, even after seeing promising results in earlier clinical trials. We do not know whether any clinical trials we conduct will demonstrate adequate efficacy and safety to result in regulatory approval to market ImmCelzTM.

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Our autologous products are currently not eligible for reimbursement from public or private insurers.

Currently, our CaverStem® and FemCelz® products and related medical procedures are paid for by patients and not eligible for reimbursement from public or private insurers. As a general rule, reimbursement is available only for products and therapies that have been approved of by the FDA. Our CaverStem® and FemCelz® products were exempt from the FDA premarket review and approval process as these autologous therapies involve treating the patient with his or her own cells. While we believe that the requirement that patients directly pay the cost for our CaverStem® and FemCelz® products and procedures make these procedures more attractive to doctors, these treatments are only available to patients that can afford to pay for them. Our success and extent of our growth will depend in part on the extent to which reimbursement for the costs of our products and related treatments will be available from third party payers, such as public and private insurers and health systems.

The pharmaceutical business is subject to increasing government regulation and reform, including with respect to price controls, reimbursement and access to therapies, which could adversely affect our future revenues and profitability.

Our existing and proposed products may not be considered cost-effective, and third-party or government reimbursement might not be available or sufficient. Globally, governmental and other third-party payors are becoming increasingly aggressive in attempting to contain health care costs by strictly controlling, directly or indirectly, pricing and reimbursement and, in some cases, limiting or denying coverage altogether on the basis of a variety of justifications, and we expect pressures on pricing and reimbursement from both governments and private payors inside and outside the U.S. to continue.

Our existing and proposed products are and will be subject to substantial pricing, reimbursement, and access pressures from state Medicaid programs, private insurance programs and pharmacy benefit managers, and the implementation of U.S. health care reform legislation that is increasing these pricing pressures. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act, instituted comprehensive health care reform, and includes provisions that, among other things, reduce and/or limit Medicare reimbursement, and impose new and/or increased taxes. The future of the Affordable Care Act and its constituent parts are uncertain at this time.

The continuing efforts of government and insurance companies, health maintenance organizations, and other payors of health care costs to contain or reduce costs of health care may affect our future revenues and profitability or those of our potential customers, suppliers, and collaborative partners, as well as the availability of capital.

United States federal and state privacy laws, and equivalent laws of other nations, may increase our costs of operation and expose us to civil and criminal sanctions.

Regulation of data processing is evolving, as federal, state, and foreign governments continue to adopt new, or modify existing, laws and regulations addressing data privacy and security, and the collection, processing, storage, transfer, and use of data. These new or proposed laws and regulations are subject to differing interpretations and may be inconsistent among jurisdictions, and guidance on implementation and compliance practices are often updated or otherwise revised, which adds to the complexity of processing personal data. These and other requirements could require us or our collaborators to incur additional costs to achieve compliance, limit our competitiveness, necessitate the acceptance of more onerous obligations in our contracts, restrict our ability to use, store, transfer, and process data, impact our or our collaborators’ ability to process or use data in order to support the provision of our products, affect our or our collaborators’ ability to offer our products in certain locations, or cause regulators to reject, limit or disrupt our clinical trial activities.

We and our collaborators may be subject to federal, state and foreign data protection laws and regulations (i.e., laws and regulations that address privacy and data security). In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state personal information laws, state data breach notification laws, state health information privacy laws and federal and state consumer protection laws and regulations that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH. Depending on the facts and circumstances, we could be subject to civil or criminal penalties if we knowingly use or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

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Later discovery of previously unknown problems could limit our ability to market or sell our products or therapies, and can expose us to product liability claims.

Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with any third-party manufacturers or manufacturing processes, or failure to comply with regulatory requirements, may result in, among other things:

●	refusals or delays in the approval of applications or supplements to approved applications;

●	refusal of a regulatory authority to review pending market approval applications or supplements to approved applications;

●	restrictions on the marketing or manufacturing of the product, withdrawal of the product from the market or voluntary or mandatory product recalls or seizures;

●	fines, warning letters, or holds on clinical trials;

●	injunctions or the imposition of civil or criminal penalties;

●	restrictions on product administration, requirements for additional clinical trials, or changes to product labeling requirements; or

●	recommendations by regulatory authorities against entering into governmental contracts with us.

Discovery of previously unknown problems or risks relating to our product could also subject us to potential liabilities through product liability claims.

If we do not obtain required approvals in other countries in which we aim to market our products, we will be limited in our ability to export or sell the products in those markets.

Our lack of experience in conducting clinical trials in foreign jurisdictions may negatively impact the approval process in those jurisdictions. If we are unable to obtain and maintain required approval from one or more foreign jurisdictions where we would like to sell our products or therapies, we will be unable to market products as intended, our international market opportunity will be limited and our results of operations will be harmed.

We rely in part on third parties for research and clinical trials for our products and therapies.

We rely on contract research organizations (“CROs”), academic institutions, corporate partners, and other third parties to assist us in managing, monitoring, and otherwise carrying out clinical trials and research activities. We rely or will rely heavily on these parties for the execution of our clinical studies and control only certain aspects of their activities. Accordingly, we may have less control over the timing and other aspects of these clinical trials than if we conducted them entirely on our own. Although we rely on these third parties to manage the data from clinical trials, we will be responsible for confirming that each of our clinical trials is conducted in accordance with its general investigational plan and protocol. Our failure, or the failure of third parties on which we rely, to comply with the strict requirements relating to conducting, recording, and reporting the results of clinical trials, or to follow good clinical practices, may delay the regulatory approval process or cause us to fail to obtain regulatory approval for our proposed products and therapies.

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We currently have a very limited marketing and sales organization and may have to invest significant resources to develop these capabilities. If we are unable to establish marketing and sales capabilities or enter into agreements with third parties to market and sell our products and therapies, we may not be able to generate sufficient revenues to support our operations.

Our current sales, marketing and distribution capabilities consist of one independent contractor who promotes the sale our CaverStem® and FemCelz® products to medical doctors. To generate sufficient revenues to support our operations, we will have to seek collaborators, especially for marketing and sales outside of the United States, or invest significant amounts of financial and management resources to develop internal sales, distribution and marketing capabilities. We may not be able to enter into collaborations or hire consultants or external service providers to assist us in sales, marketing and distribution functions on acceptable financial terms, or at all. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. Even if we determine to perform sales, marketing and distribution functions ourselves, we could face a number of additional related risks, including:

●	we may not be able to attract and build an effective marketing department or sales force;

●

the cost of establishing a marketing department or sales force may exceed our available financial resources and the revenue generated by our product candidates that we may develop, in-license or acquire; and

●	our direct sales and marketing efforts may not be successful.

We rely upon third parties for the manufacture of our CaverStem® and FemCelz® disposable kits and are dependent on their quality and effectiveness.

We rely upon third parties for the manufacture of our CaverStem® and FemCelz® disposable kits. The failure to achieve and maintain high manufacturing standards, or to detect or control anticipated or unanticipated manufacturing errors or the frequent occurrence of such errors, could result in cost overruns, product recalls or withdrawals, patient injury or death, and other problems that could seriously hurt our business.

We may be unable to compete effectively with marketed therapies or drugs targeting similar indications to our products and therapies.

We face competition generally from established pharmaceutical and biotechnology companies, as well as from academic institutions, government agencies and private and public research institutions. Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Small or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Our commercial opportunity will be reduced or eliminated if our competitors develop and commercialize any products that are safer, more effective, have fewer side effects or are less expensive than our products and therapies. These potential competitors may also compete with us in establishing clinical trial sites, and patient enrollment for clinical trials.

Our business and operations would suffer in the event of computer system failures or security breaches.

In the ordinary course of our business, we collect, store and transmit confidential information, including intellectual property, and proprietary business information. Despite the implementation of security measures, our internal computer systems, and those of our contract research organizations, or CROs, and other third parties on which we rely, are vulnerable to damage from computer viruses, unauthorized access, cyberattacks, natural disasters, fire, terrorism, war and telecommunication and electrical failures. Cyberattacks are increasing in their frequency, sophistication and intensity. Cyberattacks could include the deployment of harmful malware, denial-of-service attacks, social engineering and other means to affect service reliability and threaten the confidentiality, integrity and availability of information. Significant disruptions of our information technology systems or security breaches could adversely affect our business operations and/or result in the loss, misappropriation, and/or unauthorized access, use or disclosure of, or the prevention of access to, confidential information (including trade secrets or other intellectual property and proprietary business information and personal information), and could result in financial, legal, business and reputational harm to us. If such disruptions were to occur and cause interruptions in our operations, it could result in a material disruption of our product development programs. For example, the loss of clinical trial data from completed, ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. Further, the COVID-19 pandemic has resulted in a significant number of our employees and partners working remotely, which increases the risk of a data breach or issues with data and cybersecurity. To the extent that any disruption or security breach results in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and the further development of our future product candidates could be delayed.

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We are subject to risks arising from the recent global outbreak of the COVID-19 coronavirus.

The recent outbreak of the COVID-19 coronavirus has spread across the globe and is impacting worldwide economic activity. A pandemic, including COVID-19 or other public health epidemic, poses the risk that we or our employees, CROs, suppliers, manufacturers and other partners may be prevented from conducting business activities for an indefinite period of time, including due to the spread of the disease or shutdowns that may be requested or mandated by governmental authorities. During 2020 and 2021, COVID-19 has resulted in significantly reduced revenues from our CaverStem® and FemCelz® products, as elective procedures in general have been greatly reduced throughout the United States during the pandemic. In addition, the continued spread of COVID-19 could disrupt our clinical trials, supply chain and the manufacture or shipment of our products, and other related activities, which could have a material adverse effect on our business, financial condition and results of operations. COVID-19 has also had an adverse impact on global economic conditions which could impair our ability to raise capital when needed.

Risks Related to Our Intellectual Property

We may not be able to protect our proprietary rights.

Our commercial success will depend in large part upon our ability to protect our proprietary rights. There is no assurance, for example, that any additional patents will be issued based on our or our pending applications or, if issued, that such patents will not become the subject of a re-examination, will provide us with competitive advantages, will not be challenged by any third parties, or that the patents of others will not prevent the commercialization of products and services incorporating our technology. Furthermore, there can be no guarantee that others will not independently develop similar products and services, duplicate any of our products and services, or design around any patents we obtain.

Our commercial success will also depend upon our ability to avoid infringing patents issued to others. If we were judicially determined to be infringing on any third-party patent, we could be required to pay damages, alter our products, services or processes, obtain licenses, or cease certain activities. If we are required in the future to obtain any licenses from third parties for some of our products and/or services, there can be no guarantee that we would be able to do so on commercially favorable terms, if at all. United States and foreign patent applications are not immediately made public, so we might be surprised by the grant to someone else of a patent on a technology we are actively using.

In addition to patents, we rely on unpatented trade secrets and proprietary technological expertise, and confidentiality agreements with our partners, employees, advisors, vendors, and consultants to protect our trade secrets and proprietary technological expertise. There can be no guarantee that these agreements will not be breached, or that we will have adequate remedies for any breach, or that our unpatented trade secrets and proprietary technological expertise will not otherwise become known or be independently discovered by competitors.

Failure to obtain or maintain patent protection or to protect our trade secrets could have a substantial negative effect on our results of operations and financial condition.

We are susceptible to intellectual property suits that could cause us to incur substantial costs or pay substantial damages or prohibit us from selling our product candidates.

There is a substantial amount of litigation over patent and other intellectual property rights in the biotechnology industry. Whether or not a product infringes a patent involves complex legal and factual considerations, the determination of which is often uncertain. Our competitors or other parties may assert that our product candidates and the methods employed may be covered by patents held by them. If any of our products infringes a valid patent, we could be prevented from manufacturing or selling such product unless we are able to obtain a license or able to redesign the product in such a manner as to avoid infringement. A license may not always be available or may require us to pay substantial royalties. We also may not be successful in any attempt to redesign our product to avoid infringement, nor does a later redesign protect the Company from prior infringement.

We may need to initiate lawsuits to protect or enforce our intellectual property rights, which could be expensive and, if we lose, could cause us to lose some of our intellectual property rights, which would harm our ability to compete in the market.

In order to protect or enforce our intellectual property rights, we may need to initiate patent, trademark and related litigation against third parties, such as infringement suits or requests for injunctive relief. Our ability to establish and maintain a competitive position may be achieved in part by prosecuting claims against others who we believe to be infringing its rights. Any lawsuits or administrative proceedings in patent offices that we initiate or that are initiated against us could be expensive, take significant time and divert our management’s attention from other business concerns and the outcome of litigation to enforce our intellectual property rights in patents, trade secrets or trademarks is highly unpredictable. Litigation also puts our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing, or adversely affect our ability to distribute any products that are subject to such litigation. In addition, we may provoke third parties to assert claims against us. We may not prevail in any lawsuits or administrative proceedings that we initiate, and the damages or other remedies awarded, including attorney fees, if any, may not be commercially valuable.

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Risks Related to Employee Matters

We are dependent on our executive officers, and we may not be able to pursue our current business strategy effectively if we lose them.

Our success to date has largely depended on the efforts and abilities of Timothy Warbington, our Chief Executive Officer, and Drs. Thomas Ichim and Amit Patel, who were our founders and who currently serve as directors and/or consultants to us. Our ability to manage our operations and meet our business objectives could be adversely affected if, for any reason, such officers do not remain with us.

Our employees, clinical trial investigators, CROs, consultants, vendors and any potential commercial partners may engage in misconduct or other improper activities, including non-compliance with regulatory standards.

We are exposed to the risk of fraud or other misconduct by our employees, clinical trial investigators, CROs, consultants, vendors and any potential commercial partners. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates: (i) U.S. laws and regulations or those of foreign jurisdictions, including those laws that require the reporting of true, complete and accurate information, (ii) manufacturing standards, (iii) federal and state health and data privacy, security, fraud and abuse, government price reporting, transparency reporting requirements, and other healthcare laws and regulations in the United States and abroad or (iv) laws that require the true, complete and accurate reporting of financial information or data. Such misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of conduct applicable to our employees, but it is not always possible to identify and deter employee misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, exclusion from government funded healthcare programs, such as Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional integrity reporting and oversight obligations, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations.

If we fail to comply with the U.S. federal Anti-Kickback Statute and similar state and foreign country laws, we could be subject to criminal and civil penalties and exclusion from federally funded healthcare programs including the Medicare and Medicaid programs and equivalent third country programs, which would have a material adverse effect on our business and results of operations.

A provision of the Social Security Act, commonly referred to as the federal Anti-Kickback Statute, prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration, directly or indirectly, in cash or in kind, to induce or reward the referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable, in whole or in part, by Medicare, Medicaid or any other federal healthcare program. The federal Anti-Kickback Statute is very broad in scope and many of its provisions have not been uniformly or definitively interpreted by existing case law or regulations. In addition, many states have adopted laws similar to the federal Anti-Kickback Statute that apply to activity in those states, and some of these laws are even broader than the federal Anti-Kickback Statute in that their prohibitions may apply to items or services reimbursed under Medicaid and other state programs or, in several states, apply regardless of the source of payment. Violations of the federal Anti-Kickback Statute may result in substantial criminal, civil or administrative penalties, damages, fines and exclusion from participation in federal healthcare programs.

While we believe our operations will be in compliance with the federal Anti-Kickback Statute and similar state laws, we cannot be certain that we will not be subject to investigations or litigation alleging violations of these laws, which could be time-consuming and costly to us and could divert management’s attention from operating our business, which in turn could have a material adverse effect on our business. In addition, if our arrangements were found to violate the federal Anti-Kickback Statute or similar state laws, the consequences of such violations would likely have a material adverse effect on our business, results of operations and financial condition.

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Risks Related To Our Common Stock and This Offering

Our management has broad discretion as to the use of the net proceeds from this offering.

We currently intend to use the net proceeds that we receive from this offering to (i) redeem our Bridge Notes in the outstanding amount of $5,146,176, (ii) repurchase our Series A Preferred Stock from our Chief Executive Officer for an aggregate purchase price of approximately $195,000, (iii) hire marketing and sales personnel to support sales of our CaverStem® and FemCelz® products, (iv) proceed with a clinical study of 100 patients intended to support the safety and efficacy of our StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease, (v) conduct a Phase I clinical trial for the treatment of stroke utilizing our ImmCelzTM technology, (vi) continue to develop other products and therapies, and (vii) fund working capital and general corporate purposes using any remaining amounts. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in “Use of Proceeds.” Accordingly, you will have to rely upon the judgment of our management with respect to the use of the proceeds. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our common stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

There is no assurance that an active trading market for our common stock will be sustained, and there is no market for our Public Warrants or pre-funded warrants.

The public offering price for the securities will be determined by negotiations between us and the representatives of the underwriters and may not be indicative of prices that will prevail in the trading market. Upon closing of this offering, our common stock will be listed on the Nasdaq Capital Market, however, we cannot ensure that an active public market for our common stock will develop after this offering, or that if it does develop, it will be sustained. In addition, we do not intend to apply to list the Public Warrants or pre-funded warrants on the Nasdaq Capital Market or any nationally recognized trading system, and accordingly, there will be no trading market for such warrants.  In the absence of an active public trading market:

●	you may not be able to resell your securities at or above the public offering price;

●	the market price of our common stock may experience more price volatility; and

●	there may be less efficiency in carrying out your purchase and sale orders.

The market price of our common stock may be highly volatile, and you could lose all or part of your investment.

The trading price of our common stock and Public Warrants is likely to be volatile. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. Our stock price and Public Warrant price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;

●	whether we achieve our anticipated corporate objectives;

●	termination of the lock-up agreement or other restrictions on the ability of our stockholders and other security holders to sell shares after this offering; and

●	general economic or political conditions in the United States or elsewhere.

In addition, the stock market in general, and the stock of clinical stage biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance.

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You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of 4,842,615 shares of common stock and accompanying Public Warrants in this offering at a combined public offering price of $4.13 per share of common stock and accompanying Public Warrant, after deducting underwriter discounts and commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $2.12 per share. For a further description of the dilution that investors in this offering may experience, see “Dilution.”

In the past, we have issued shares of common stock and warrants in private placements of our securities, and we have issued shares of common stock as compensation to our officers and directors. Our issuance of shares of common stock in the future, and the exercise of outstanding warrants or warrants that we may issue in the future, may result in additional dilution to investors in this offering.

If, after being listing on The Nasdaq Capital Market, we are delisted and our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not maintain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

If our securities are listed on Nasdaq, our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a de-listing of our securities.

If after listing we fail to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list our securities. Such a de-listing would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a de-listing, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

We will indemnify and hold harmless our officers and directors to the maximum extent permitted by Nevada law.

Our bylaws provide that we will indemnify and hold harmless our officers and directors against claims arising from our activities, to the maximum extent permitted by Nevada law. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

Substantial future sales of shares of our common stock in the public market could cause our stock price to fall.

Except for 226,948 shares of our common stock held by our affiliates, all of our outstanding shares of common are currently freely trading or eligible for resale without restriction under Rule 144.  In addition, the lock-up agreements which our officers, directors, and principal stockholders entered into with the underwriter expire six months after the date of this prospectus. Upon the expiration of those lock-up agreements, the outstanding shares of common stock covered by them become eligible for resale in the open market (subject to Rule 144 volume limitations applicable to executive officers, directors and 10% or more stockholders), resulting in more shares eligible for sale and potentially causing selling in the market to increase and our stock price to decline. Additional sales of a substantial number of our shares of our common stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our common stock.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors seeking cash dividends should not purchase our shares.

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Warrants are speculative in nature.

The warrants offered pursuant to this prospectus do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our commons stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Public Warrants may exercise their right to acquire the common stock and pay an exercise price of $4.13, prior to five years from the date of issuance, after which date any unexercised Public Warrants will expire and have no further value. Moreover, following this offering, the market value of the Public Warrants is uncertain and there can be no assurance that the market value of the Public Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Public Warrants, and, consequently, whether it will ever be profitable for holders of the Public Warrants to exercise those warrants.

We are an “emerging growth company” and as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an “emerging growth company” as defined in the Jump-Start Our Business Startups Act, or the JOBS Act, and we take advantage of some of the exemptions from reporting requirements that are applicable to other public companies that are not emerging growth companies, including:

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We currently expect that we will remain an emerging growth company until December 31, 2021.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Risks Associated with Our Reverse Stock Split

The 1-for-500 reverse stock split has caused our stock price to decline relative to its value before the split.

We effected a reverse stock split of our authorized, issued and outstanding common stock on November 10, 2021 at a ratio of 1-for-500 in order to achieve a sufficient increase in our stock price to enable us to qualify for listing on Nasdaq. Following the effectiveness of the reverse stock split, there has been a substantial decrease in our share price, and there is no assurance that the reverse split will not cause a further decline in the value of our outstanding common stock.

We cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The Nasdaq Capital Market.

There can be no assurance that the market price of our common stock will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock continues to decline following the effectuation of the reverse stock split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement.

The reverse stock split may decrease the liquidity of the shares of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that are now outstanding following the reverse stock split, especially if the market price of our common stock does not increase as a result of the reverse stock split. In addition, the reverse stock split has increased the number of stockholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the reverse stock split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus contains certain forward-looking statements. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “will,” “may,” “future,” “plan,” “intend” and “expect” and similar expressions generally identify forward-looking statements. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, we cannot be sure that they will be achieved. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: our history of losses; our inability to receive regulatory approval for our products; later discovery of previously unknown problems; reliance on third parties; competition between us and other companies in the industry; delays in the development of products; our ability to raise additional capital; continued services of our executive management team; and statements of assumption underlying any of the foregoing, as well as other factors set forth under the caption “Risk Factors” on page 6 of this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $18,220,000 based on a public offering price of $4.13 per share of common stock and accompanying Public Warrant, after deducting estimated underwriting discounts and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Public Warrants issued in this offering. If the underwriters’ over-allotment option is exercised in full, we estimate that our net proceeds will be approximately $21,010,000 after deducting estimated underwriting discounts and estimated offering expenses payable by us and excluding the proceeds, if any, from the exercise of the Public Warrants.

We currently intend to use the net proceeds we receive from this offering to (i) redeem our Bridge Notes in the outstanding amount of $5,146,176, (ii) repurchase our Series A Preferred Stock from our Chief Executive Officer for an aggregate purchase price of approximately $195,000, (iii) hire marketing and sales personnel to support sales of our CaverStem® and FemCelz® products, (iv) proceed with a clinical study of 100 patients intended to support the safety and efficacy of our StemSpine® Regenerative Stem Cell Procedure for Treatment of Degenerative Disc Disease, (v) conduct, a Phase I clinical trial for the treatment of stroke utilizing our ImmCelzTM technology, (vi) continue to develop other products and therapies, and (vii) to fund working capital and general corporate purposes using any remaining amounts.

Based on our planned use of the net proceeds, we estimate such funds, together with our existing cash and cash equivalents, will be sufficient for us to fund our operating expenses and capital expenditure requirements through at least June 2023. We have based this estimate on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we expect.

The expected use of the net proceeds from the offering represents our intentions based upon our current plans and business conditions. The amounts we actually expend in these areas, and the timing thereof, may vary significantly from our current intentions and will depend on a number of factors, including the success of research and product development efforts, cash generated from future operations and actual expenses to operate our business.

The amounts and timing of our preclinical and clinical expenditures and the extent of preclinical and clinical development may vary significantly depending on numerous factors, including the status, results and timing of our current preclinical studies and the preclinical studies and clinical trials which we may commence in the future, the product approval process with the FDA and other regulatory agencies, and any new collaborations we may enter into with third parties and any unforeseen cash needs. As a result, we cannot predict with any certainty all of the particular uses for the net proceeds or the amounts that we will actually spend on the uses set forth above. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

The expected net proceeds of this offering will not be sufficient for us to fund any of our product candidates through regulatory approval, and we will need to raise substantial additional capital to complete the development and commercialization of our product candidates.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock at any time in the foreseeable future. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends on our common stock in the foreseeable future. Any future determination to declare dividends will be made at the discretion of our Board and will depend on, among other factors, our financial condition, operating results, capital requirements, general business conditions, the terms of any future credit agreements and other factors that our Board may deem relevant.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, debt obligations, and capitalization as of September 30, 2021 (i) on an actual basis, and (ii) on a pro forma as adjusted basis to give effect to the issuance and sale of shares of our common stock and Public Warrants in this offering at a combined public offering price of $4.13 per share and accompanying Public Warrant, for total net proceeds of approximately $18,220,00 (assuming no sale of pre-funded warrants and no exercise of the underwriters’ over-allotment option).

	As of September 30, 2021
	Actual	Pro Forma (1)

Cash	$2,337,930	$15,257,708
Notes payable, net of discount of $2,219,430	2,743,430	-

Stockholders’ (deficit) equity:	-	-
Series A preferred stock, $0.001 par value, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding actual; no shares authorized or issued and outstanding pro forma	3,000	-
Series B preferred stock, $0.001 par value, 1,000 shares authorized, no shares issued and outstanding actual; no shares authorized or issued and outstanding pro forma	-	-
Series C preferred stock, $0.001 par value, 1,000 shares authorized, no shares issued and outstanding actual; no shares authorized or issued and outstanding pro forma	-	-
Common stock, $0.001 par value, 6,000,000,000 shares authorized; 2,458,250 and 1,537,081 issued and 2,458,242 and 1,537,073 outstanding actual; 50,000,000 shares authorized issued and outstanding pro forma	2,458	7,301
Additional paid-in capital	38,434192	42,474,928
Accumulated deficit	(38,802,995)	(47,222,366)
Total stockholders’ equity (deficit)	(363,345)	15,262,863
Total capitalization	$3,131,912	$16,011,690

(1)

Each $0.50 increase (decrease) in the public offering price of $4.13 per share and accompanying Public Warrant would increase (decrease) cash and cash equivalents, working capital, total assets, total liabilities, additional paid-in capital and total stockholders’ (deficit) equity by $2,589,588, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions. Similarly, each increase (decrease) of 500,000 shares of common stock and accompanying Public Warrants offered by us would increase (decrease) each of cash and cash equivalents, working capital, total assets, additional paid-in capital and total stockholders’ (deficit) equity by $1,920,450 assuming the public offering price of $4.13 per share and accompanying Public Warrant remains the same, and after deducting the estimated underwriting discounts and commissions.

The foregoing pro forma as adjusted information is illustrative only, and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. The foregoing table reflects the repayment in full of the Bridge Notes we issued in August 2021 in the outstanding amount of $5,146,176 which we will redeem with the proceeds of this Offering, and the repurchase our Series A Preferred Stock from our Chief Executive Officer for an aggregate purchase price of approximately $195,000. You should read this table together with our financial statements and the related notes appearing elsewhere in this prospectus and the “Selected Financial Data” and “Management’s discussion and analysis of financial condition and results of operations” sections of this prospectus.

The above discussion and table is based on 2,458,242 shares of common stock outstanding on September 30, 2021, and excludes the following:

•	600,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan;
•	481,351 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $13.28 per share;
•

4,842,615 shares of common stock issuable upon the exercise of the Public Warrants issued pursuant to this offering (or Public Warrants to purchase up to 5,569,007 shares of common stock assuming the underwriters’ over-allotment option is fully exercised); and

•

484,262 shares of common stock issuable upon the exercise of the warrants to be issued to the Representative (or warrants to purchase up to 556,901 shares of common stock assuming the underwriters’ over-allotment option is fully exercised).

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DILUTION

If you invest in our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of common stock and accompanying Public Warrant and the pro forma as adjusted net tangible book value per share of common stock immediately after this offering.

Our net tangible book value is the amount of our total tangible assets less our total liabilities. We had a net tangible book value deficit as of September 30, 2021 of $(914,045), or $(0.37) per share of common stock.

Pro forma as adjusted net tangible book value is our pro forma net tangible book value, plus the effect of the sale of our securities in this offering at the public offering price of $4.13 per share of common stock and accompanying Public Warrant and after deducting the underwriting discounts and commissions and other estimated offering expenses payable by us. Our pro forma as adjusted net tangible book value as of September 30, 2021 would have been approximately $14,709,163, or $2.01 per share. This amount represents an immediate increase in pro forma as adjusted net tangible book value of approximately $2.39 per share to our existing stockholders, and an immediate dilution of $2.12  per share to new investors participating in this offering. Dilution per share to new investors is determined by subtracting pro forma as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this per share dilution:

Assumed public offering price per share (attributing no value to the warrants)	$4.13
Net tangible book value per share as of September 30, 2021	$(914,045)
Increase in pro forma as adjusted net tangible book value per share after this offering	$15,623,208
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$14,709,163
Dilution in pro forma as adjusted net tangible book value per share to new investors	$2.12

Each $0.50 increase (decrease) in the public offering price of $4.13 per share and accompanying Public Warrant would increase (decrease) the pro forma as adjusted net tangible book value per share by $0.35, and the dilution per share to new investors in this offering by $0.31, assuming the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. Each increase of 500,000 in the number of shares of common stock and accompanying Public Warrants sold in this offering would increase (decrease) our pro forma as adjusted net tangible book value by approximately $1,920,450 and the dilution per share to new investors in this offering by $0.12, assuming that the public offering price per share and accompanying Public Warrant remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The information above assumes that the Representative does not exercise its over-allotment option. If the Representative exercises its over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $2.18 per share, representing an immediate increase to existing stockholders of $0.17 per share and an immediate dilution of $1.95 per share to new investors.

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding warrants having a per share exercise or conversion price less than the per share offering price to the public in this offering.

The above discussion and table is based on 2,458,242 shares of common stock outstanding on September 30, 2021, and excludes the following:

•	600,000 shares of our common stock reserved for issuance under our 2021 Equity Incentive Plan;

•	481,351 shares of our common stock issuable upon the exercise of warrants, with a weighted-average exercise price of $13.28 per share;

•

4,842,615 shares of common stock issuable upon the exercise of the Public Warrants issued pursuant to this offering (or Public Warrants to purchase up to 5,569,007 shares of common stock assuming the underwriters’ over-allotment option is fully exercised);

•	the issuance of any pre-funded warrants in this offering; and

•

484,262 shares of common stock issuable upon the exercise of the warrants to be issued to the Representative (or warrants to purchase up to 556,901 shares of common stock assuming the underwriters’ over-allotment option is fully exercised).

To the extent that outstanding options and warrants are exercised, investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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OUR BUSINESS

Overview

We are a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications. Our existing and pipeline of therapies and products include the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, type I diabetes, and heart, liver, kidney and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AmnioStem LLC subsidiaries. However, neither ImmCelz Inc., StemSpine Inc. nor AmnioStem LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In addition to our CaverStem® and FemCelz® products, we are currently in the process of recruiting clinical sites for our StemSpine® Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease. Our StemSpine® treatment is an autologous procedure that utilizes a patient’s own stem cells to treat lower back pain.

In 2020, through our ImmCelz Inc. subsidiary, we began exploring the development of treatments that utilize a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims, among other indications. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

We are currently primarily focused on expanding the commercial sale and use of our CaverStem® and FemCelz® products by physicians in the Unites States and Europe, and commercializing our StemSpine® treatment for lower back pain. We also recently filed an Investigational New Drug (IND) application with the FDA to treat stroke utilizing our ImmCelzTM technology. In the future, subject to the availability of capital, we will seek to further develop additional therapeutic products that utilize our proprietary intellectual property.

We were incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, we completed a reverse merger transaction under which Creative Medical Technologies, Inc. became our wholly-owned subsidiary. In connection with this merger, we changed our name to Creative Medical Technologies Holdings, Inc. to reflect our current business.

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Our Products

CaverStem® - Erectile Dysfunction Treatment (Commercialized)

CaverStem® is a clinically proven, patented procedure (U.S. Patent No. 8,372,797) that utilizes a patient’s own stem cells to treat erective dysfunction (ED). The procedure has been demonstrated safe and effective in clinical trials, and is geared to the estimated nine million men in the United States that suffer from ED and do not respond to PDE5 inhibitors in drugs such as Viagra and Cialis due to damage to smooth muscle and blood vessels.

Management has determined that CaverStem® is exempt from the FDA premarket review and approval process under Section 361 of the Public Health Service Act (or PHS Act”), as the procedure involves the autologous treatment of a patient with his own cells during the same surgical procedure without intervening processing steps beyond rinsing or cleansing the extracted cells.

Our CaverStem® stem cell treatment consists of a one-hour out-patient visit in a physician’s office. The physician harvests a patient’s stem cells from bone marrow in the hip using a local anesthetic. The extraction device is designed to harvest only the stem cells, while filtering out the red blood cells, thereby eliminating the need for any centrifugation. The stem cells are then injected into the patient’s corpus cavernosum (erectile tissue) to stimulate muscle and blood vessel regeneration. Clinical research data concludes that our CaverStem® treatment results in a marked increase in duration and frequency of erections and the ability to sustain erections until orgasm, with no known treatment-associated adverse events.

We generate revenues through the sale of disposable bone marrow aspiration kits to physicians who use the kits to perform the CaverStem® procedure. We contract with physicians to purchase kits and, in turn, provide exclusivity in their market through our patent protection, marketing support and training.

Our CaverStem® technology is protected by U.S. Patent No. 8,372,797, entitled “Treatment of Erectile Dysfunction by Stem Cell Therapy” which was issued to CMH by the United Stated Patent and Trademark Office (“USPTO”) on February 12, 2013. We acquired this patent and related know-how and technology from CMH in May 2016. CaverStem® is also a U.S. registered trademark (Reg. No. 5716528).

In August 2017, we completed recruitment on a clinical trial of the CaverStem® procedure conducted by the Los Angeles Biomedical Research Institute at Harbor-UCLA Medical Center. Following completion of recruitment and treatment of the study subjects, an independent Institutional Review Board (IRB) overseeing the study validated the procedure as safe. In the same time frame, other worldwide, peer-reviewed and published clinical trials using the same procedure validated the efficacy of the ED treatment. As a result of these two developments, management concluded the CaverStem® procedure is both safe and effective and commenced marketing activities in November of 2017. From November 2017, through September 2019, the data from 40 patients in the clinical trial was combined with data from a 100-patient clinical registry and analyzed. The results were then submitted to the Journal of Translational Medicine for peer-review and publication and subsequently published in its January 2020 edition. The peer-reviewed results validated 100% safety and 85% efficacy of the CaverStem® procedure. This marked the largest ever study of the safety and efficacy of bone marrow stem cells used to tread erectile dysfunction.

We plan to use a portion of the proceeds of this offering to expand our marketing and promotion of CaverStem® both to medical professional and the general public to generate increased CaverStem® sales.

FemCelz® - Female Sexual Function Treatment (Commercialized)

In September 2018, we launched our proprietary FemCelz® procedure for the treatment of the loss of genital sensitivity and dryness experienced by women. The FemCelz® procedure uses the patient’s own stem cells to improve female sexual function, and is similar to the CaverStem® procedure. Management has determined that FemCelz® is exempt from the FDA premarket review and approval process under Section 361 of the PHS Act, as the procedure involves the autologous treatment of a patient with her own cells during the same surgical procedure without intervening processing steps beyond rinsing or cleansing the extracted cells.

Our FemCelz® stem cell treatment consists of a one-hour out-patient visit in a physician’s office. The physician harvests a patient’s stem cells from bone marrow in the hip using a local anesthetic. The extraction device is designed to harvest only the stem cells, while filtering out the red blood cells, thereby eliminating the need for any centrifugation. The cells are then injected into the pubocervical fascia (peri-G-spot), skene’s glands, and around the peri-clitoral to stimulate muscle and blood vessel regeneration.

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We generate revenues through the sale of disposable bone marrow aspiration kits to physicians who use the kits to perform the FemCelz® procedure. We contract with physicians to purchase kits and, in turn, provide exclusivity in their market through our patent protection, marketing support and training.

FemCelz® is a U.S. registered trademark (Reg. No. 6107881).

StemSpine® - Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease (Clinical Trials)

Our StemSpine® procedure uses the patient’s own stem cells to reverse the effects of atherosclerosis and treat chronic lower back pain. A recent study reported that that an estimated 2.6 million patients in the U.S. will have suffered from degenerative disc disease in 2021, with the number increasing to close to four million patients in 2028.

Management has determined that StemSpine® is exempt from the FDA premarket review and approval process under Section 361 of the PHS Act, as the procedure involves the autologous treatment of a patient with his or her own cells during the same surgical procedure without intervening processing steps beyond rinsing or cleansing the extracted cells.

Our StemSpine® stem cell treatment consists of a one-hour out-patient visit in a physician’s office. The physician harvests a patient’s stem cells from bone marrow in the hip using a local anesthetic. The extraction device is designed to harvest only the stem cells, while filtering out the red blood cells, thereby eliminating the need for any centrifugation. The cells are then administered into muscles surrounding the area of lower back pain, such as the psoas major muscle to stimulate blood vessel regeneration. New blood vessels increase circulation around the disc and thus stimulates regeneration of the disc.

Lower back pain is the single leading cause of disability worldwide, affecting mobility, functionality and the emotional state. To date, treatment options have ranged from prescription medication, to physical therapy and even acupuncture. Unfortunately, in patients whose lower back pain originates from disc degeneration, existing approved treatments do not address the underlying cause, but only symptoms.

Recent U.S. clinical trials using stem cells administered directly into the disc have shown promise in regenerating injured discs, and by this means reducing pain in some patients. Companies such as Mesoblast Limited and BioRestorative Therapeutics have patient follow-ups as long as three years post injection and show some degree of pain reduction and disc regeneration without adverse effects.

A significant number of patients suffering from lower back pain have deficient circulation in the areas surrounding the discs, which is believed by some to be the initial cause of disc degeneration. Our StemSpine® technology utilizes biologicals to stimulate a process termed angiogenesis, which overcomes the deficient circulation causing disc degeneration.

In May 2017, we formed StemSpine, LLC for the purpose of using stem cells to treat back pain under a patent we acquired from CMH. In June 2017, we filed an additional patent application covering the synergy between intradiscal stem cell injection subsequent to stimulation of perispinal angiogenesis.

In October 2019 we announced the successful completion of a pilot study of 15 patients with over 12 months of data showing safety and efficacy. Evaluation of patients at 30, 60 90, 180, and 360 days revealed significant improvement in mobility and reduction in pain score. The mean pain score (on a scale of 1 to 10, with 10 being most severe), changed from 8.9 at baseline to 4.3 at 30 days, and sustained to 1.8 at 6 months and 1.3 at 12 months, with a gradual reduction in overall pain medication utilization guided by patients’ healthcare teams. No serious adverse effects were noted, with some short-term bruising in two patients at the harvest site. No long term adverse events were reported related to the procedure.

While we have not yet generated any revenues from our StemSpine® procedure, we have commenced physician recruitment in key markets to perform the procedure in a clinical trial of StemSpine® in an effort to demonstrate the efficacy of our procedure to the medical community and generate demand for this procedure. We intend to publish the results of this trial in a clinical registry similar to our data gathering efforts that we used to support our CaverStem® procedure. We will provide disposable kits at no cost to the physician or patient, and reimburse the physicians for their time and effort. In return, the physicians will track the results of the StemSpine® procedures and upload the data onto the clinical registry. We plan to commercialize StemSpine® once we have been able to publish data from the clinical registry supporting the efficacy of StemSpine®, although there can be no assurance that our trials will generate such data.

StemSpine® is a U.S. registered trademark (Reg. No. 5997521).

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ImmCelz™ - Universal Donor Stem Cell Therapy for Stroke Treatment (Pre-Clinical Trials)

We are developing our ImmCelz™ technology for the treatment of stroke patients. According to the National Institute of Health, stroke affects approximately 800,000 people in the United States annually alone. Very few treatments are available to stroke victims subsequent to initiation of brain damage.

ImmCelz™ utilizes a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized amniotic stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims. In contrast with other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

Unlike our CaverStem®, FemCelz® and StemSpine® procedures, because the patient’s cells are cultured with amniotic cells prior to reinjection, we will require FDA approval before we can market or sell ImmCelz™. We filed an Investigational New Drug (IND) application (number 27375) with the FDA for a Phase I study of our ImmCelz™ technology to treat stroke in January 2021. The proposed study will involve treatment of four groups of eight patients per group. Treated patients will receive one intravenous injection of ImmCelz™ product at either 0.5 times 106 cells per kilogram; 1 times 106 cells per kilogram; or 2 times 106 cells per kilogram; with the fourth group serving as a control. Patients will be followed for a total of six months with both safety and efficacy being examined.

The particular immune cells we use for ImmCelz™ are “JadiCells™” which were developed by Amit Patel, one of our of our directors. Pursuant to a license agreement we entered into with Jadi Cell LLC, which is owned and controlled by Dr. Patel, we have been granted the right to exploit Jadi Cell’s patent rights (including U.S. Patent Number 9,803,176 and similar patents issued by other countries) and proprietary know how in connection with the enhancement of autologous cells.

We have filed an application with the USPTO to trademark ImmCelzTM (Ser. No. 88829362).

OvaStem™ - Stem Cell Therapy for Premature Ovarian Failure (Pre-Clinical Trials)

We are developing our OvaStem™ technology for the treatment of female infertility. Our treatment is intended to treat women suffering from infertility induced by factors such as chemotherapy and other non-natural causes, as well as age-associated infertility, and infertility with unexplained causes. In these cases, IVF treatment may not be appropriate as the woman’s ovaries are not able to generate eggs capable of being fertilized. Studies have shown that the introduction of stem cells into dysfunctional ovaries induce fertility, reduce ovarian fibrosis, accelerate maturation of immature oocytes and restore growth factor production damaged by aging and cancer interventions. Accordingly, we believe that our OvaStem™ procedure may be a suitable treatment for these women with damaged ovaries.

The OvaStem™ stem cell treatment will consist of a one-hour out-patient visit in a physician’s office. The physician will harvest a patient’s stem cells from bone marrow in the hip using a local anesthetic. The extraction device will harvest only the stem cells, while filtering out the red blood cells, thereby eliminating the need for any centrifugation. The cells would then be administered into the dysfunctional ovaries.

Like our CaverStem® and FemCelz® procedures, because OvaStem™ will utilize a patient’s own extracted immune cells, management has determined that OvaStem™ will be exempt from the FDA premarket review and approval process under Section 361 of the PHS Act, as the procedure involves the autologous treatment of a patient with her own cells during the same surgical procedure without intervening processing steps beyond rinsing or cleansing the extracted cells.

Before we can commercialize OvaStem™ we will need to conduct clinical studies that demonstrate that OvaStem™ is in fact effective in treating female infertility and restoring ovarian function. However, there can be no assurance as to the outcome of such trials.

Other Products and Services

Additional Indications

We are also exploring the use of our regenerative technologies and/or have filed patents covering treatments for:

•	Preventing the rejection of transplanted organs
•	Kidney failure
•	Liver failure
•	Type 1 Diabetes
•	Heart attack
•	Parkinson’s Disease

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Virtual Physician™

We intend to launch Virtual Physician™ as a telehealth platform and Web site to educate, recruit and refer patients for our regenerative procedures in partnership with our national network of medical professionals that perform our regenerative procedures. As we commercialize additional products and procedures, Virtual Physician™ would be expanded to support them. In addition, to reach a wider audience, the platform would also support third-party regenerative products and procedures outside of our proprietary procedures.

Our business model for Virtual Physician™ includes:

•	Acting as a Management Service Organization. We would provide administrative services to health care providers and charge a fee per qualified patient to the providers.
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Royalty for promotion of products from external partners. As the platform grows in popularity, we would include advertising on the Virtual Physician™ Web site featuring third-party products and services.

•	Direct sales of ancillary products: Virtual Physician™ would allow our patients to purchase specially curated ancillary medical products targeted to their underlying medical conditions.

Marketing

We market our CaverStem® and FemCelzTM procedures using a multifaceted marketing approach that includes:

•	A robust web site for each of these products (CaverStem.com and FemCelz.com) designed to attract and educate both physicians and patients
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Publishing results of clinical studies demonstrating the efficacy of our products and therapies, and building clinical registries accessible to medical professionals that include the results of such studies

•	Online advertising
•	Social Media – Twitter, Facebook
•	In-office flyers and banners
•	Patient testimonials
•	Informative videos

The first product we marketed is the CaverStem® procedure to treat erectile dysfunction, which was initiated in November 2017. We subsequently initiated marketing of FemCelz® in March 2019. The two procedures are now offered in the following eight markets:

•	Arkansas – Martinsburg
•	California

o	La Quinta
o	Oakland
o	Tarzana

•	Hawaii – Honolulu
•	Texas

o	Austin
o	San Antonio

•	West Virginia – Fayetteville

To-date, we have recruited physicians by partnering with independent sales representatives who represent the Company to physicians across the United States and Europe. Going forward, management plans to continue to partner with independent sales representatives.

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Intellectual Property

We have developed and acquired a robust intellectual property portfolio related to the utilization of stem cells to improve patient lives in the areas of urology, neurology and orthopedics. Our patent portfolio is currently composed of four issued patents and 10 pending patent applications filed in the United States with the USPTO as follows

Title	Application Number	Application Filing Date	Patent Type	Patent Number
Treatment of Erectile Dysfunction by Stem Cell Therapy	12305589	06/22/2007	Utility	8,372,797
Treatment Of Disc Degenerative Disease	12301597	09/30/2009	Utility	9,598,673
Methods For Treatment Of Premature Ovarian Failure And Ovarian Aging Using Regenerative Cells	15652213	07/17/2017	Utility	10,792,310
Perispinal Perfusion by Administration of T regulatory Cells Alone or in Combination with Angiogenic Cell Therapies	16009982	06/15/2018	Utility	10,842,815
Inducing and Accelerating Post-Stroke Recovery by Administration of Amniotic Fluid Derived Stem Cells	15702735	09/12/2017	Utility
Generation of Autologous Immune Mcratiodulatory Cells for Treatment of Neurological Conditions	15987739	05/23/2018	Utility
Extracorporeal Shock Wave Ultrasound For Enhancement Of Regenerative Activities In Erectile Dysfunction	16799656	02/24/2020	Utility
Induction of Infectious Tolerance by Ex Vivo Reprogrammed Immune Cells	63123380	12/09/2020	Provisional
Treatment of Kidney Failure using Ex Vivo Reprogrammed Immune Cells	63141555	01/26/2021	Provisional
Treatment of Liver Failure by Ex Vivo Reprogrammed Immune Cells	63131261	12/28/2020	Provisional
Treatment of Heart Failure and/or Post Infarct Pathological Remodeling by Ex Vivo Reprogrammed Immune Cells	63132472	12/30/2020	Provisional
Treatment of Diabetes Using Immune Cells Reprogrammed Ex Vivo by Regenerative Cells.	63138776	01/18/2021	Provisional
Prevention and/or Treatment of Type 1 Diabetes by Augmentation of Myeloid Suppressor Cell Activity	63208249	06/08/2021	Provisional
Therapeutic Monocytic Lineage Cells	63223245	07/19/2021	Provisional

Patent Purchase and License Agreements

Lower Back Pain Patent Purchase. We acquired U.S. Patent No. 9,598,673 covering the use of various stem cells for the treatment of lower back pain from our affiliate CMH pursuant to a Patent Purchase Agreement dated May 17, 2017, which was amended in November 2017. The inventors of the patent were Thomas Ichim, PhD and Amit Patel, MD, directors of ours, and Annette Marleau, PhD. As amended, the Patent Purchase Agreement includes the following terms:

•	We were required to pay CMH $100,000 within 30 days of demand as an initial payment.
•	Upon the determination to pursue the technology via use of autologous cells, we were required to pay CMH:

o	$100,000 upon the signing agreement with a university for the initiation of an IRB clinical trial.
o	$200,000, upon completion of the IRB clinical trial.
o	$300,000 in the event we commercialize the technology via use of autologous cells by a physician without a clinical trial.

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•	In the event we determine to pursue the technology via use of allogenic cells, we are required to pay CMH:

o	$100,000 upon filing an IND with the FDA.
o	$200,000 upon dosing of the first patient in a Phase 1-2 clinical trial.
o	$400,000 upon dosing the first patient in a Phase 3 clinical trial.

•	Each payment may be made in cash or shares of our common at a discount of 30% to the recent trading price.
•	In the event our shares of common stock trade below $0.01 per share for two or more consecutive trading days, the number of any shares issuable as payment doubles.
•

For a period of five years from the date of the first sale of any product derived from the patent, we are required to make royalty payments of 5% from gross sales of products, and 50% of sale price or ongoing payments from third parties for licenses granted under the patent to third parties.

We paid CMH the $100,000 obligation of the initial payment due under this agreement, by a $50,000 cash payment and the issuance of 6,667 shares of common stock on December 12, 2019. On December 31, 2019, following our announcement with respect to the clinical commercialization of the StemSpine technology, we paid CMH $50,000 of the $300,000 obligation due under this agreement through the issuance of 133 shares of common stock. On September 30, 2020 we paid CMH an additional $40,000 of the $300,000 obligation due under this agreement through the issuance of 84,656 shares of common stock, and in January 2021 we paid CMH an additional $50,000 of the $300,000 obligation due under this agreement through the issuance of 89,286 shares of common stock. The remaining portion of the $300,000 obligation has been paid in cash.

ImmCelz™ License. On December 28, 2020, we entered into a patent license agreement with Jadi Cell, LLC, a company owned and controlled by Dr. Amit Patel, a director of ours. The agreement provides us with an exclusive, worldwide license to U.S. Patent No. 9,803,176 “Methods and compositions for the clinical derivation of an allogenic cell and therapeutic uses” and the proprietary process of expanding the master cell bank of Jadi Cell LLC, in the field of enhancing autologous cells. The agreement includes the following terms:

•	We were required to pay an initial license fee of $250,000 either in cash or shares of our common stock at a discount of 25% of the closing price of our common stock on the date of the agreement.
•	Within thirty (30) days of the end of each calendar quarter, we are required to pay Jadi Cell five percent (5%) of the net income we generate from ImmCelz™ during such calendar quarter.
•	If we sell or dispose of the ImmCelz™ business, we will be required to pay Jadi Cell ten percent of the proceeds of the sale.
•

The agreement may only be terminated by Jadi Cell if we are in material breach of the agreement, in the event of our bankruptcy, if we cease to engage in the ImmCelz™ business or if we challenge the validity of the patent rights granted to us under the agreement.

                To date, we have not made any payments to Jadi Cell under this agreement, including the $250,000 initial license fee currently owing to Jadi Cell.

Trademarks

We have obtained trademark registration for CaverStem®, StemSpine® and FemCelz®, and have trademark applications pending for ImmCelzTM and OvaStemTM.

Competition

We compete with many pharmaceutical, biotechnology and medical device companies, as well as other private and public stem cell companies involved in the development and commercialization of cell-based medical technologies and therapies. Many of our competitors and potential competitors have substantially greater financial, technological, research and development, marketing and personnel resources than we do. We cannot forecast when or if these companies are likely to bring their products and therapies to market in competition with our products and therapies or those that we are pursuing. Regenerative medicine is rapidly progressing, in large part through the development of cell-based therapies or devices designed to isolate cells from human tissues. Most efforts involve cell sources, such as bone marrow, adipose tissue, embryonic and fetal tissue, umbilical cord and peripheral blood and skeletal muscle.

While there are a number of public and private companies that market and sell treatments for erectile dysfunction, our CaverStem® procedure is targeted at men who, due to damage to the blood vessels and smooth muscle tissue in the penis, do not respond to PDE5 inhibitors such as Viagra or Cialis. For these men, the only widely available treatment is invasive, non-reversible rod or pump implantation into the penis, or the painful injection into the penis of drugs containing alprostadil. Currently, we believe there are fewer than a dozen private clinics in the U.S. that offer autologous stem cell treatments for erectile dysfunction. None of these firms is believed to have filed for patent protection or conducted clinical trials using bone marrow to validate safety and efficacy as we have.

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Similarly, while there are many treatments available for female sexual dysfunction, we are not aware of any competitor for our FemCelz® procedure that uses or proposes to use autological stem cells to treat female sexual dysfunction, nor are we aware of any potential competitor for OvaStem™ that uses or proposes to use autological stem cells to treat women with damaged ovaries who do not respond to available medications.

Companies working in the area of regenerative medicine with regard to the disc and spine include, among others, Mesoblast, SpinalCyte, BioRestorative Therapies, DiscGenics and Isto Biologics. Companies working in the area of regenerative medicine to treat stroke victims include Athersys, Inc., among others.

Government Regulation

U.S. Government Regulation

The health care industry is highly regulated in the United States. The federal government, through various departments and agencies, state and local governments, and private third-party accreditation organizations, regulate and monitor the health care industry, associated products, and operations. The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, approval, manufacture, distribution and marketing of medical products, including drugs, biologics, and medical devices. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, packaging, storage, distribution, record keeping, approval, post-approval monitoring, advertising, promotion, sampling and import and export of medical products. The following is a general overview of the laws and regulations pertaining to our business.

FDA Regulation of Stem Cell Treatment and Products

The FDA regulates the manufacture of human stem cell treatments and associated products under the authority of the Public Health Service Act (or PHS Act), and the Federal Food, Drug, and Cosmetic Act (or FDCA). Stem cells can be regulated under the FDA’s Human Cells, Tissues, and Cellular and Tissue-Based Products Regulations, referred to as HCT/Ps, or may also be subject to the FDA’s drug, biologic, or medical device regulations, each as discussed below.

Human Cells, Tissues, and Cellular and Tissue-Based Products Regulation

Under Section 361 of the PHS Act, the FDA issued specific regulations governing the use of HCT/Ps in humans. Pursuant to Part 1271 of Title 21 of the Code of Federal Regulations, or CFR, or the HCT/P Regulations, the FDA established a unified registration and listing system for establishments that manufacture and process HCT/Ps. The regulations also include provisions pertaining to donor eligibility determinations; current good tissue practices covering all stages of production, including harvesting, processing, manufacture, storage, labeling, packaging, and distribution; and other procedures to prevent the introduction, transmission, and spread of communicable diseases.

The HCT/P Regulations define HCT/Ps as articles “containing or consisting of human cells or tissues that are intended for implantation, transplantation, infusion or transfer into a human recipient.” The HCT/P Regulations strictly constrain the types of products that may be regulated solely as an HCT/P. Factors considered include the degree of manipulation, whether the product is intended for a homologous function, whether the product has been combined with noncellular or non-tissue components, and the product’s effect or dependence on the body’s metabolic function. In those instances where cells, tissues, and cellular and tissue-based products have been only minimally manipulated, are intended strictly for homologous use, have not been combined with noncellular or nontissue substances, and do not depend on or have any effect on the body’s metabolism, the manufacturer is only required to register with the FDA, submit a list of manufactured products, and adopt and implement procedures for the control of communicable diseases. If one or more of the above factors has been exceeded, the product would be regulated as a drug, biological product, or medical device rather than an HCT/P.

In addition, pursuant to the “Same Surgical Procedure Exception” under Section 1271.15(b) of the HCT/P Regulations, the FDA has provided guidance that exempts HCT/Ps from Section 361 of the PHS Act where autologous cells are removed from an individual and implanted into the same individual during a single surgical procedure without intervening processing steps beyond rinsing, cleansing, sizing, or shaping. The FDA’s rationale is that this type of procedure raise no additional risks beyond that typically associated with surgery. Management has determined that our CaverStem® and FemCelz® procedures and therapies are exempt from the FDA premarket review and approval process and other HCT/P Regulations under the Same Surgical Procedure Exception, and that our StemSpine® and OvaStem™ procedures and therapies will be similarly exempt. Conversely, because our ImmCelz™ therapy will treat a patient’s stem cells with Jadi Cells before being injected back into the patient, we will need to obtain FDA regulatory approval for ImmCelz™ in the same manner as a standard drug, as described below.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions including public warning letters, fines, consent decrees, orders of retention, recall or destruction of product, orders to cease manufacturing, and criminal prosecution. If any of these events were to occur, it could materially adversely affect us.

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Drug and Biological Product Regulation

An HCT/P product that does not meet the criteria for being solely regulated under Section 361 of the PHS Act will be regulated as a drug, device or biological product under the FDCA and/or Section 351 of the PHS Act, and applicable FDA regulations. The FDA has broad regulatory authority over drugs and biologics marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, effectiveness, labeling, storage, recordkeeping, promotion, distribution, and production of drugs and biological products. The FDA also regulates the export of drugs and biological products manufactured in the United States to international markets in certain situations.

The process required by the FDA before a drug or biologic may be marketed in the United States generally involves the following:

•	completion of non-clinical laboratory tests, animal studies and formulation studies conducted according to Good Laboratory Practice (or GLP), or other applicable regulations;

•	submission of an IND, which allows clinical trials to begin unless the FDA objects within 30 days;

•	performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed drug or biologic for its intended use or uses conducted in accordance with FDA regulations and Good Clinical Practices (or GCP), which are international ethical and scientific quality standards meant to ensure that the rights, safety and well-being of trial participants are protected and that the integrity of the data is maintained;

•	registration of clinical trials of FDA-regulated products and certain clinical trial information;

•	preparation and submission to the FDA of a new drug application (or NDA), in the case of a drug or biologics license application (or BLA) in the case of a biologic;

•	review of the product by an FDA advisory committee, where appropriate or if applicable;

•	satisfactory completion of pre-approval inspection of manufacturing facilities and clinical trial sites at which the product, or components thereof, are produced to assess compliance with Good Manufacturing Practice, or cGMP, requirements and of selected clinical trial sites to assess compliance with GCP requirements; and

•	FDA approval of an NDA or BLA which must occur before a drug or biologic can be marketed or sold.

Approval of an NDA requires a showing that the drug is safe and effective for its intended use and that the methods, facilities, and controls used for the manufacturing, processing, and packaging of the drug are adequate to preserve its identity, strength, quality, and purity. To obtain a BLA, a manufacturer must show that the proposed product is safe, pure, and potent and that the facility in which the product is manufactured, processed, packed, or held meets established quality control standards.

For purposes of an NDA or BLA approval by the FDA, human clinical trials are typically conducted in the following phases (which may overlap):

•

Phase 1: The investigational product is initially given to healthy human subjects or patients and tested for safety, dosage tolerance, absorption, metabolism, distribution and excretion. These trials may also provide early evidence on effectiveness. During Phase 1 clinical trials, sufficient information about the investigational product’s pharmacokinetics and pharmacologic effects may be obtained to permit the design of well-controlled and scientifically valid Phase 2 clinical trials.

•

Phase 2: These clinical trials are conducted in a limited number of human subjects in the target population to identify possible adverse effects and safety risks, to determine the efficacy of the investigational product for specific targeted diseases and to determine dosage tolerance and dosage levels. Multiple Phase 2 clinical trials may be conducted by the sponsor to obtain information prior to beginning larger and more costly Phase 3 clinical trials.

•

Phase 3: Phase 3 clinical trials are undertaken after Phase 2 clinical trials demonstrate that a dosage range of the investigational product appears effective and has a tolerable safety profile. The Phase 2 clinical trials must also provide sufficient information for the design of Phase 3 clinical trials. Phase 3 clinical trials are conducted to provide statistically significant evidence of clinical efficacy and to further test for safety risks in an expanded human subject population at multiple clinical trial sites. These clinical trials are intended to further evaluate dosage, effectiveness and safety, to establish the overall benefit-risk profile of the investigational product and to provide an adequate basis for product labeling and approval by the FDA. In most cases, the FDA requires two adequate and well-controlled Phase 3 clinical trials to demonstrate the efficacy of an investigational drug or biologic.

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All clinical trials must be conducted in accordance with FDA regulations, GCP requirements and their protocols in order for the data to be considered reliable for regulatory purposes. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2 and Phase 3 clinical trials may not be completed successfully within any specified period, or at all. These government regulations may delay or prevent approval of product candidates for a considerable period of time and impose costly procedures upon our business operations.

The FDA may require, or companies may pursue, additional clinical trials, referred to as Phase 4 clinical trials, after a product is approved. Such trials may be made a condition to be satisfied for continuing drug approval. The results of Phase 4 clinical trials can confirm the effectiveness of a product candidate and can provide important safety information. In addition, the FDA has authority to require sponsors to conduct post-marketing trials to specifically address safety issues identified by the agency.

Changes to some of the conditions established in an approved application, including changes in indications, labeling, manufacturing processes or facilities, require submission and FDA approval of a new NDA or BLA, or an NDA or BLA supplement, before the change can be implemented. An NDA or BLA supplement for a new indication typically requires clinical data similar to that in the original application, and the FDA uses the same procedures and actions in reviewing NDA and BLA supplements as it does in reviewing NDAs and BLAs.

Drug and biological products must also comply with applicable requirements, including monitoring and recordkeeping activities, manufacturing requirements, reporting to the applicable regulatory authorities of adverse experiences with the product, providing the regulatory authorities with updated safety and efficacy information, product sampling and distribution requirements, and complying with promotion and advertising requirements, which include, among others, standards for direct-to-consumer advertising, restrictions on promoting drugs for uses or in patient populations that are not described in the drug’s approved labeling, or off-label use, limitations on industry-sponsored scientific and educational activities and requirements for promotional activities involving the internet. Although physicians may, in their independent professional medical judgment, prescribe legally available drugs for off-label uses, manufacturers typically may not market or promote such off-label uses. Modifications or enhancements to the product or its labeling, or changes of the site of manufacture, are often subject to the approval of the FDA and other regulators, who may or may not grant approval or may include a lengthy review process.

In the event that the FDA does not regulate our product candidates in the United States solely under the HCT/P regulation, our products and activities could be regulated as drug or biological products under the FDCA. If regulated as drug or biological products, we will need to expend significant resources to ensure regulatory compliance. If an IND and NDA or BLA are required for any of our product candidates, there is no assurance as to whether or when we will receive FDA approval of the product candidate. The process of designing, conducting, compiling and submitting the non-clinical and clinical studies required for NDA or BLA approval is time-consuming, expensive and unpredictable. The process can take many years, depending on the product and the FDA’s requirements.

In addition, even if a product candidate receives regulatory approval, the approval may be limited to specific disease states, patient populations and dosages, or might contain significant limitations on use in the form of warnings, precautions or contraindications, or in the form of onerous risk management plans, restrictions on distribution or use, or post-marketing trial requirements. Further, even after regulatory approval is obtained, later discovery of previously unknown problems with a product may result in restrictions on the product, including safety labeling or imposition of a Risk Evaluation and Mitigation Strategy, or REMS, the requirement to conduct post-market studies or clinical trials or even complete withdrawal of the product from the market. Delay in obtaining, or failure to obtain, regulatory approval for our products, or obtaining approval but for significantly limited use, would harm our business. Further, we cannot predict what adverse governmental regulations may arise from future United States or foreign governmental action.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

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FDA Expedited Review Programs

The FDA is authorized to expedite the review of NDAs and BLAs in several ways. Under the Fast Track program, the sponsor of a drug or biologic product candidate may request the FDA to designate the product for a specific indication as a Fast Track product concurrent with or after the filing of the IND. Drug and biologic products are eligible for Fast Track designation if they are intended to treat a serious or life-threatening condition and demonstrate the potential to address unmet medical needs for the condition. Fast Track designation applies to the combination of the product candidate and the specific indication for which it is being studied.

In addition to other benefits, such as the ability to have greater interactions with the FDA, the FDA may initiate review of sections of a Fast Track NDA or BLA before the application is complete, a process known as rolling review.

Any product submitted to the FDA for marketing, including under a Fast Track program, may also be eligible for the following other types of FDA programs intended to expedite development and review:

•	Breakthrough therapy designation. To qualify for the breakthrough therapy program, product candidates must be intended to treat a serious or life-threatening disease or condition, and preliminary clinical evidence must indicate that such product candidates may demonstrate substantial improvement on one or more clinically significant endpoints over existing therapies. The FDA will seek to ensure the sponsor of a breakthrough therapy product candidate receives intensive guidance on an efficient drug development program, intensive involvement of senior managers and experienced staff on a proactive, collaborative and cross-disciplinary review, and rolling review.

•	Priority review. A product candidate is eligible for priority review if it treats a serious condition and, if approved, it would be a significant improvement in the safety or effectiveness of the treatment, diagnosis or prevention of a serious condition compared to marketed products. The FDA aims to complete its review of priority review applications within six months as opposed to ten months for standard review.

•	Accelerated approval. Drug or biologic products studied for their safety and effectiveness in treating serious or life-threatening illnesses and that provide meaningful therapeutic benefit over existing treatments may receive accelerated approval. Accelerated approval means that a product candidate may be approved on the basis of adequate and well-controlled clinical trials establishing that the product candidate has an effect on a surrogate endpoint that is reasonably likely to predict a clinical benefit, or on the basis of an effect on a clinical endpoint other than survival or irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity and prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require that a sponsor of a drug or biologic product candidate receiving accelerated approval perform adequate and well-controlled post-marketing clinical trials. In addition, the FDA currently requires as a condition for accelerated approval pre-approval of promotional materials.

Fast Track designation, breakthrough therapy designation, priority review and accelerated approval do not change the standards for approval but may expedite the development or approval process.

Further, with the passage of the 21st Century Cures Act, or the Cures Act, in December 2016, Congress authorized the FDA to accelerate review and approval of products designated as regenerative advanced therapies. A product is eligible for this designation if it is a regenerative medicine advanced therapy, or RMAT (which may include a cell therapy), that is intended to treat, modify, reverse or cure a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug has the potential to address unmet medical needs for such disease or condition. The benefits of a RMAT designation include early interactions with the FDA to expedite development and review, benefits available to breakthrough therapies, potential eligibility for priority review and accelerated approval based on surrogate or intermediate endpoints.

Medical Device Regulation

The FDA also has broad authority over the regulation of medical devices marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution, and production of medical devices. The FDA also regulates the export of medical devices manufactured in the United States to international markets.

Under the FDCA, medical devices are classified into one of three classes, Class I, Class II, or Class III, depending upon the degree of risk associated with the medical device and the extent of control needed to ensure safety and effectiveness. Class I devices are subject to the lowest degree of regulatory scrutiny because they are considered low risk devices and need only comply with the FDA’s General Controls. The General Controls include compliance with the registration, listing, adverse event reporting requirements, and applicable portions of the Quality System Regulation as well as the general misbranding and adulteration prohibitions.

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Class II devices are subject to the General Controls as well as certain Special Controls such as 510(k) premarket notification. Class III devices are subject to the highest degree of regulatory scrutiny and typically include life supporting and life sustaining devices and implants. They are subject to the General Controls and Special Controls that include a premarket approval application, or PMA. “New” devices are automatically regulated as Class III devices unless they are shown to be low risk, in which case they may be subject to de novo review to be moved to Class I or Class II. Clinical research of an investigational device is subject to the FDA’s Investigational Device Exemption, or IDE, regulations. Nonsignificant risk devices are subject to abbreviated requirements that do not require a submission to the FDA but must have Institutional Review Board (IRB) approval and comply with other requirements pertaining to informed consent, labeling, recordkeeping, reporting, and monitoring. Significant risk devices require the submission of an IDE application to the FDA and the FDA’s approval of the IDE application.

The FDA premarket clearance and approval process can be lengthy, expensive and uncertain. It generally takes three to twelve months from submission to obtain 510(k) premarket clearance, although it may take longer. Approval of a PMA could take one to four years, or more, from the time the application is submitted and there is no guarantee of ultimate clearance or approval. Securing FDA clearances and approvals may require the submission of extensive clinical data and supporting information to the FDA. Additionally, the FDA actively enforces regulations prohibiting marketing and promotion of devices for indications or uses that have not been cleared or approved by the FDA. In addition, modifications or enhancements of products that could affect the safety or effectiveness or effect a major change in the intended use of a device that was either cleared through the 510(k) process or approved through the PMA process may require further FDA review through new 510(k) or PMA submissions.

In the event we develop processes, products or services which qualify as medical devices subject to FDA regulation, we intend to comply with such regulations. If the FDA determines that our products are regulated as medical devices and we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, application integrity proceedings, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

Current Good Manufacturing Practices and other FDA Regulations of Cellular Therapy Products

Products that fall outside of the HCT/P regulations and are regulated as drugs, biological products, or devices must comply with applicable cGMP regulations. These cGMPs and related quality standards are designed to ensure the products that are processed at a facility meet the FDA’s applicable requirements for identity, strength, quality, sterility, purity, and safety. In the event that our domestic United States operations are subject to the FDA’s drug, biological product, or device regulations, we intend to comply with the applicable cGMPs and quality regulations.

If the FDA determines that we have failed to comply with applicable regulatory requirements, it can impose a variety of enforcement actions from public warning letters, fines, injunctions, consent decrees and civil penalties to suspension or delayed issuance of approvals, seizure of our products, total or partial shutdown of our production, withdrawal of approvals, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us.

Health Insurance Portability and Accountability Act—Protection of Patient Health Information

We may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. The Health Insurance Portability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their respective implementing regulations, including the Final Omnibus Rule published on January 25, 2013, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information on certain types of individuals and organizations. In addition, certain state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other and from HIPAA in significant ways and may not have the same effect, thus complicating compliance efforts. Further, we may need to also comply with additional federal or state privacy laws and regulations that may apply to certain diagnoses, such as HIV/AIDS, to the extent that they apply to us.

The Department of Health and Human Services, or HHS, through its Office for Civil Rights, investigates breach reports and determines whether administrative or technical modifications are required and whether civil or criminal sanctions should be imposed. Companies failing to comply with HIPAA and the implementing regulations may also be subject to civil money penalties or in the case of knowing violations, potential criminal penalties, including monetary fines, imprisonment, or both. In some cases, the State Attorneys General may seek enforcement and appropriate sanctions in federal court.

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Other Applicable U.S. Laws

In addition to the above-described regulation by United States federal and state government, the following are other federal and state laws and regulations that could directly or indirectly affect our ability to operate the business:

•	state and local licensure, registration, and regulation of the development of pharmaceuticals and biologics;
•	state and local licensure of medical professionals;
•	state statutes and regulations related to the corporate practice of medicine;
•	other laws and regulations administered by the FDA;
•	other laws and regulations administered by HHS;
•	state and local laws and regulations governing human subject research and clinical trials;
•	the federal physician self-referral prohibition, also known as Stark Law, and any state equivalents to Stark Law;
•	the federal False Claims Act, or FCA;
•	the federal Anti-Kickback Statute, or AKS, and any state equivalent statutes and regulations;
•	federal and state coverage and reimbursement laws and regulations;
•	state and local laws and regulations for the disposal and handling of medical waste and biohazardous material;
•	Occupational Safety and Health Administration, or OSHA, regulations and requirements;
•

the Physician Payments Sunshine Act (in the event that our products are classified as drugs, biologics, devices or medical supplies and are reimbursed by Medicare, Medicaid or the Children’s Health Insurance Program);

•	state and other federal laws addressing the privacy of health information; and
•

state and foreign law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payer, including commercial insurers, state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government or otherwise restrict payments that may be made to healthcare professionals and other potential referral sources, state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare professionals or marketing expenditures, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Violation of any of the laws described above or any other governmental laws and regulations may result in penalties, including civil and criminal penalties, damages, fines, the curtailment or restructuring of operations, the exclusion from participation in federal and state healthcare programs and imprisonment. Furthermore, efforts to ensure that business activities and business arrangements comply with applicable healthcare laws and regulations can be costly for manufacturers of branded prescription products.

Foreign Government Regulation

In general, we will need to comply with the government regulations of each individual country in which our products are to be distributed and sold. These regulations vary in complexity and can be as stringent, and on occasion even more stringent, than FDA regulations in the United States. Due to the fact that there are new and emerging cell therapy regulations that have recently been drafted and/or implemented in various countries around the world, the application and subsequent implementation of these new and emerging regulations have little to no precedence. Therefore, the level of complexity and stringency is not always precisely understood for each country, creating greater uncertainty for the international regulatory process. Furthermore, government regulations can change with little to no notice and may result in up-regulation of our product(s), thereby creating a greater regulatory burden for our cell processing technology products. We have not yet thoroughly explored the applicable laws and regulations that we will need to comply with in foreign jurisdictions. It is possible that we may not be permitted to expand our business into one or more foreign jurisdictions.

Employees

We currently employ three people on a full-time basis, and one consultant that is engaged on a part-time basis. None of our employees belong to a union. We believe relations with our employees are good.

Description Of Property

We do not currently own any real property. Our corporate office is located at 211 East Osborn Road, Phoenix, Arizona, which we lease on month-to-month basis. Management believes that this space is adequate to meet our current and foreseeable needs.

Legal Proceedings

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

In April 2016, we entered into an agreement with Spencer Clarke, LLC to perform banking services. We believe that no banking services were provided under the agreement, and as a result we terminated the agreement in June 2016. Spencer Clarke, LLC subsequently commenced an arbitration proceeding against us asserting that it was entitled to fees under the agreement. Thereafter, in April 2019, Spencer Clarke, LLC was awarded $600,749 by the Commercial Arbitration Tribunal of the American Arbitration Association in the Matter of Arbitration, Case Number 01-18-0003-3441.

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MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of this prospectus contain forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this prospectus are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth in the section captioned “Risk Factors” on page 6 of this prospectus. The following should be read in conjunction with our audited financial statements included elsewhere herein.

Overview

We are a commercial stage biotechnology company focused on immunology, urology, neurology and orthopedics using adult stem cell treatments and interrelated regenerative technologies for the treatment of multiple indications. Our existing and pipeline of therapies and products include the following:

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, type I diabetes, and heart, liver, kidney and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AmnioStem LLC subsidiaries. However, neither ImmCelz Inc., StemSpine Inc. nor AmnioStem LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In addition to our CaverStem® and FemCelz® products, we are currently in the process of recruiting clinical sites for our StemSpine® Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease. Our StemSpine® treatment is an autologous procedure that utilizes a patient’s own stem cells to treat lower back pain.

In 2020, through our ImmCelz Inc. subsidiary, we began exploring the development of treatments that utilize a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims, among other indications. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

We are currently primarily focused on expanding the commercial sale and use of our CaverStem® and FemCelz® products by physicians in the Unites States and Europe, and commercializing our StemSpine® treatment for lower back pain. We also recently filed an Investigational New Drug (IND) application with the FDA to treat stroke utilizing our ImmCelzTM technology. In the future, subject to the availability of capital, we will seek to further develop additional therapeutic products that utilize our proprietary intellectual property.

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Results of Operations – For the Three-month Period Ended September 30, 2021 and 2020

Gross Revenue. We generated $10,000 in gross revenue for the three-month period ended September 30, 2021, in comparison with $77,000 for the comparable quarter a year ago. The decrease of $67,000 or 87% reflects the ongoing negative impact of the COVID-19 pandemic.

Cost of Goods Sold. We generated $4,000 cost of goods sold for the three-month period ended September 30, 2021, in comparison with $17,600 for the comparable quarter a year ago. The decrease of $13,600 or 77% reflects the ongoing negative impact of the COVID-19 pandemic on sales.

Gross Profit/(Loss). We generated $6,000 gross profit for the three-month period ended September 30, 2021, in comparison with $59,400 for the comparable quarter a year ago. The decrease of $53,400 or 90% is due to the reduced level of sales in the quarter.

General and Administrative Expenses. General and administrative expenses for the three-month period ended September 30, 2021, totaled $757,235 in comparison with $285,100, for the comparable quarter a year ago. The increase of $472,135 or 166% is primarily due to increases of $78,357 in marketing expenses associated with a re-energized CaverStem® marketing campaign, $383,612 in stock-based compensation associated with the issued service provider warrants, and an increase of $58,697 in legal fees associated with the bridge loan and S-1 filing offset by a $80,742 reduction in commissions as a result of lower sales.

Amortization Expenses. Amortization expenses for the three-month period ended September 30, 2021, totaled $23,021 in comparison with $16,771, for the comparable quarter a year ago. The increase of $6,250 or 37% is due to the added amortization of the $250,000 Jadi Cell asset.

Research and Development Expenses. There was $59,180 in research and development expenses for the three-month period ended September 30, 2021 in comparison to no expenses for the comparable quarter a year ago. The expenses are associated with our efforts to respond to information requests from the FDA associated with our ImmCelz® IND filing for the treatment of stroke.

Other Income / Expense. Other expense for the three-month period ended September 30, 2021, totaled $1,010,160 in comparison with a gain of $637,322, for the comparable quarter a year ago. The increased expense of $1,647,482, is primarily due to an increase of $1,016,163 in interest expense associated with the retirement of convertible debt identified in Note 2, a loss of $194,044 in derivative liabilities compared to a gain of $926,532 for the comparable quarter a year ago, offset by a gain of $489,157 on extinguished debt.

Net Income/Loss. For the reasons stated above, our net loss for the three-month period ended September 30, 2021, totaled $1,843,596 in comparison to net income of $394,851 for the comparable quarter a year ago.

Results of Operations – For the Nine-month Period Ended September 30, 2021 and 2020

Gross Revenue. We generated gross revenue of $20,000 for the nine-month period ended September 30, 2021, in comparison with $147,000 for the comparable period a year ago. The decrease of $127,000 or 86% reflects the ongoing negative impact of the COVID-19 pandemic.

Cost of Goods Sold. We generated $8,500 cost of goods sold for the nine-month period ended September 30, 2021, in comparison with $42,596 for the comparable period a year ago. The decrease of $34,096 or 80% is due to the reduction in sales.

Gross Profit/(Loss). We generated $11,500 gross profit for the nine-month period ended September 30, 2021, in comparison with $104,404 for the comparable period a year ago. The decrease of $92,904 or 89% is due to the reduction in sales.

General and Administrative Expenses. General and administrative expenses for the nine-month period ended September 30, 2021, totaled $1,536,479 in comparison with $846,154, for the comparable period a year ago. The increase of $690,325 or 82% is primarily due to increases of $595,380 in stock-based compensation associated with recruitment of Scientific Advisory Board, service providers, and new employee members, $98,988 in legal fees associated with the bridge loan identified in

Note 2 and the S-1 filing identified in Subsequent Events, and a $68,902 increase in marketing expenses associated with a re-energized CaverStem® marketing campaign offset by $86,242 in reduced commissions as a result of lower sales.

Amortization Expenses. Amortization expenses for the nine-month period ended September 30, 2021, totaled $69,063 in comparison with $50,021, for the comparable period a year ago. The increase of $19,042 or 38% is due to the added amortization of the $250,000 Jadi Cell asset.

Research and Development Expenses. There was $59,180 in research and development expenses for the nine-month period ended September 30, 2021 in comparison to no expenses for the comparable period a year ago. The expenses are associated with our efforts to respond to information requests from the FDA associated with our ImmCelz® IND filing for the treatment of stroke.

Other Income / Expense. Other income for the nine-month period ended September 30, 2021, totaled $24,740,463 in comparison with $3,086,539, for the comparable period a year ago. The increased income of $21,653,924, or 702% is primarily due to an increased gain in the fair value of derivative liabilities of $22,033,774 combined with a gain of $585,601 associated with gains on extinguishment of convertible notes.

Net Income/Loss. For the reasons stated above, our net income for the nine-month period ended September 30, 2021, totaled $23,087,241 in comparison to $2,294,768, for the comparable period a year ago.

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Results of Operations – For the Year Ended December 31, 2020, and for the Year Ended December 31, 2019

Gross Revenue. We generated $164,500 in gross revenue for the year ended December 31, 2020 in comparison with $165,500 for the comparable period a year ago. The decrease of $1,000 or 0.6% is primarily due to the effects of the COVID-19 pandemic. Prior to the pandemic, we were experiencing an upward trend is sales. However, from March through June 2020 and then September through December 2020, nearly all elective procedures were halted in the U.S. This resulted in a near cessation of CaverStem® and FemCelz® procedures in those time frames. Also, there were a number of incentives offered to new physicians that reduced the average per-unit price.

Cost of Goods Sold. We generated $50,596 in cost of goods sold for the year ended December 31, 2020 in comparison with $45,499 for the comparable period a year ago. The increase of $5,097 or 11.2% was consistent with the per-unit cost. The nearly flat cost of goods sold was primarily due to the COVID-19 pandemic. From March through June 2020 and then September through December 2020, nearly all elective procedures were halted in the U.S. This resulted in a near cessation of CaverStem® and FemCelz® procedures in those time frames.

Gross Profit/(Loss). We generated 113,904 in gross profit for the year ended December 31, 2020 in comparison with $120,001 in gross profit for the comparable period a year ago. The decrease of $6,097 or 5.1% is due to the lower sales associated with the COVID-19 pandemic and lower per-unit revenue from new physician promotions.

General and Administrative Expenses. General and administrative expenses for the year ended December 31, 2020, totaled $1,228,739, in comparison with $1,250,169 for the comparable period a year ago. The decrease of $21,430, or 1.7% is primarily due to reduced marketing and travel expenses due to the COVID-19 pandemic offset by increased amortization expenses associated with the StemSpine® patent acquisition.

Research and Development Expenses. We had no research and development expenses for the years ended December 31, 2020 and 2019. However, we expect our research and development expenses to increase substantially in the future as we seek regulatory approval of our ImmCelzTM technology to treat stroke, and seek to further develop additional therapeutic products that utilize our proprietary intellectual property.

Operating Loss. For the reasons stated above, our operating loss for the year ended December 31, 2020 was $1,114,835 in comparison with $1,130,168 for the comparable period a year ago.

Other Expense. Other expenses for the year ended December 31, 2020 totaled $35,210,395 in comparison with $7,353,505 for the comparable period a year ago. The increase of $27,856,890, or 378.8% is due to an increase of $28,888,870 in the change in fair value of derivative liabilities offset by a decrease of $665,938 in interest expense compared to a $366,042 loss for the comparable period a year ago. We incurred interest expense calculated on our promissory notes. We recorded the amortization of various debt discounts associated with our convertible promissory notes. The discounts are the result of derivative liabilities which are recorded due to the variability of the notes’ conversion prices. The derivative liabilities are required to be re-measured as of each reporting date.

Net Loss. For the reasons stated above, our net loss for the year ended December 31, 2020 was $36,325,230 in comparison with $8,483,673 for the comparable period a year ago.

Amortization Expense. We acquired a patent (U.S. Patent No. 8,372,797) from CMH on February 2, 2016, in exchange for 123,333 shares of our restricted common stock valued at $100,000. The patent expires in 2026 and we have elected to amortize the patent over a ten-year period on a straight-line basis. On August 25, 2016, we entered into a License Agreement which grants us the exclusive right to all products derived from US Patent No. 7,569,385 for multipotent amniotic fetal stem cells. Under the terms of the license agreement, we paid an initial license fee within 30 days of entering into the agreement. The patent expires in 2026 and we have elected to amortize the patent over a ten-year period on a straight-line basis. On May 17, 2017, we purchased U.S. Patent No. 9,598,673 covering use of various stem cells for treatment of lower back pain from CMH. Under the terms of the agreement, we are required to pay CMH $100,000. The agreement was modified in November 2017 to waive payment of the initial license fee, modify the fee structure and add the ability to convert the outstanding payable balance into common shares. In November 2019, we announced the commercialization of the lower back procedure using a patient’s own cells. This triggered a milestone payment due to CMH in the amount of $300,000. The patent expires in 2027, and we have elected to amortize the patent over a ten-year period on a straight-line basis. In December 2020, we entered into a Patent License Agreement with Jadi Cells, Inc. Execution of the contract triggered a milestone payment due from the Company to Jadi Cells, Inc. in the amount of $250,000. Given the contract execution date of December 28, 2020 no amortization expense was recognized.

Amortization expense of $66,792 was recorded for the year ended December 31, 2020, representing the amortization of the ED, multipotent amniotic fetal stem cell and lower back pain patents based upon the remaining life of the patents. There was $26,950 of amortization expense recorded for the period ended December 31, 2019.

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Liquidity and Capital Resources

As of September 30, 2021, we had $2,338,930 of available cash and a working capital deficit of approximately $917,000. In comparison, as of December 31, 2020, we had approximately $98,000 of available cash and a working capital deficit of approximately $40,423,000.

Net Cash used in Operating Activities. We used cash in our operating activities due to our losses from operations. Net cash used in operating activities was $1,054,446 for the nine-month period ended September 30, 2021 in comparison to $491,542 for the comparable period a year ago, an increase of $562,904 or 115%. The increase in cash used in operations was primarily related to a $299,900 increase in payments made to CMH and a $100,669 decrease in accrued expenses.

Net cash used in operating activities was $434,556 for the year ended December 31, 2020 in comparison to $1,213,093 for the year ended December 31, 2019, a decrease of $778,537 or 64%. The decrease in cash used in operations was primarily related to an increase in change in fair value of derivatives liabilities in the year ended December 31, 2020.

Net Cash used in Investing Activities. There was a $200,000 advance to a related party and no investing activity during the nine-month period ended September 30, 2021 and September 30, 2020, respectively.  Cash used in investing activities was $250,000 for the year ended December 31, 2020 in comparison to $0 for the year ended December 31, 2019.

Net Cash from Financing Activities. In the nine-month period ended September 30, 2021, we raised $4,784,790 through the issuance of convertible debt, preferred stock and short-term, non-convertible notes. We spent $1,256,926 on re-payment of notes and debt issuance costs. In the nine-month period ended September 30, 2020, we raised $458,600 primarily through the issuance of convertible debt. The $3,092,764 or 700% increase in cash flows from financing activities were primarily related to the proceeds from short-term, non-convertible notes, issuance of convertible notes and the sale of preferred stock.  Net cash flows from financing activities was $693,920 for the year ended December 31, 2020 in comparison to $997,685 for the year ended December 31, 2019, a decrease of $303,765 or 30%.

Our principal source of liquidity has been funds received from the sale of our common and preferred stock and issuance of notes, including convertible notes. Our experience to-date indicates the lenders are most likely to convert the debt into equity prior to or in lieu of full payment at maturity. Going forward, our short-term funding needs are expected to be satisfied by equity investments, including the proceeds of this offering, funds to be loaned to us by third parties and revenues generated from our CaverStem® and FemCelz® procedures. Our long-term liquidity needs are expected to be satisfied from future offerings of our equity securities. It is possible that CMH may provide future financing for us. We do not have any arrangements, agreements, or sources for long-term funding.

In addition to other smaller financing transactions we completed in the last two years, in August 2021, we completed the sale of 15% Original Issue Discount Senior Notes (or “Bridge Notes”) in the aggregate principal amount of $4,456,176.  In connection with the sale of the Bridge Notes, holders of shares of our preferred stock exchanged such preferred stock for additional Bridge Notes in the aggregate principal amount of $690,000.  The Bridge Notes mature on February 11, 2022, subject to the requirement that we redeem the Bridge Notes prior to such date with the net proceeds of any future offering of the Company’s securities, including this public offering.  Accordingly, we will use a portion of the proceeds of the offering to redeem the Bridge Notes.  Pursuant to the Purchase Agreement, we also issued to the purchasers of our Bridge Notes five-year warrants to purchase an aggregate of 363,046 shares of our common stock at an initial exercise price of $14.175 per share, subject to anti-dilution adjustment in the event of future sales of equity by us below the then exercise price, stock dividends, stock splits and other specified events.

We have continued to realize losses from operations. Upon the closing of this offering, we believe we will have sufficient cash to meet our anticipated operating costs and capital expenditure requirements through June 2023. However, we will need to raise additional capital to support our ongoing operations and continue our clinical trials. We expect to continue to raise additional capital through the sale of our securities from time to time for the foreseeable future to fund the development of our drug product candidates through clinical development, manufacturing and commercialization. Our ability to obtain such additional capital will likely be subject to various factors, including our overall business performance and market conditions. There can be no guarantee that we will be successful in its ability to raise capital to fund future operational and development initiatives. Our need for additional capital as described above raises substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future material effect on our consolidated financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with generally accepted accounting principles accepted in the United States. In connection with the preparation of our financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our consolidated financial statements are prepared. On a regular basis, we review the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

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MANAGEMENT

The following table contains information regarding the current members of the Board of Directors and executive officers. The ages of individuals are provided as of November 15, 2021:

Name	Position	Age
Timothy Warbington	President, Chief Executive Officer and Director	60
Donald Dickerson	Chief Financial Officer & Senior Vice-President and Director	56
Thomas Ichim, PhD (5)	Director	45
Amit Patel, MD (5)	Director	48
Michael H. Finger (1)(2)(3)(4)	Director	74
Susan Snow (1)(2)(3)(4)	Director	64
Bruce S. Urdang (1)(2)(3)(4)	Director	63

(1) Member of the audit committee.

(2) Member of the corporate governance and nominating committee.

(3) Member of the compensation committee.

(4) Appointment to our Board of Directors will be effective upon the closing of this offering.

(5) Will resign as a director of ours immediately prior to the consummation of this offering.

Timothy Warbington. Mr. Warbington has served as our director and as Chief Executive Officer since February 2016 and has served as a director, Chief Executive Officer and President of CMH since October 2011. He has over 25 years of executive level management experience. Mr. Warbington received a Bachelor’s Degree in Accounting from Arizona State University in 1984. From 1993 through 2007 he owned and operated a multi-million dollar national agricultural (produce) and finance company with annual revenues of $5,000,000 to $12,000,000. Prior to that, he served as Chief Operating Officer of the U.S. subsidiary of a British firm engaged in the international food trade. For eight years, Mr. Warbington has invested in the biotechnology industry and has provided strategic and tactical advice as a consultant to a publicly traded bio-tech firm. In connection with this experience, he has built a network of scientists, physicians and executives to participate as executive officers and directors of CMH.

Mr. Warbington’s experience as an executive, and in particular with respect to biotechnology companies, qualify him to serve as one of our directors.

Donald Dickerson. Mr. Dickerson has served as our director and as Chief Financial Officer and Senior Vice-President since February 2016, and has served as a director and as Vice President and Chief Operating Officer of CMH since June 2014. He received his Masters of Business Administration in Finance from the University of Southern California in May 1992. Mr. Dickerson has worked in a number of management and accounting positions and has experience with companies in the technology, manufacturing and health sciences area. From October 2003 until February 2009 he was employed as a vice-president for JP Morgan Chase in finance; from March 2009 until May 2014 he served as a director for GMT Ventures in finance and operations; and from June 2011 until May 2014 he also served as CFO for Medistem, Inc.

Dr. Thomas Ichim. Dr. Ichim has served as a director of ours since February 2016, and as a director of CMH, and as President of its Biotech Division, since October 2011. Dr. Ichim will resign as director of ours immediately prior to the consummation of this offering.  From 2007 until 2015 he served as Chief Science Officer, Chief Executive Officer, and President, and was a director, of MediStem Inc., a San Diego-based company engaged in development of endometrial regenerative cells which was acquired in 2014 by Intrexon Corporation for $26,000,000. From 2004 until 2007 he served as program manager for Biorasi LLC, a clinical research organization. He also serves as a director of Therapeutic Solutions International, Inc., a publicly-traded company, and previously served as a director of Regen BioPharma, Inc., a publicly traded biotechnology company, from 2012 until 2015. Dr. Ichim sits and has sat on a number of scientific advisory boards, including MyoStim Pacers, San Diego (2011-present); Cromos Pharmaceuticals, Moscow (2010-2019); Orcrist Inc, Edmonton, Canada, Chairman (2008-2010); and Entest Bio, La Mesa, California (2010-2011). He also served as editor for StemCellPatents.com (2007-2009). He has also authored or co-authored over 120 peer reviewed articles and three medical textbooks, and has been named as an inventor on over 200 patent and patent applications.

In 2005 Dr. Ichim received his PhD in Immunology from University of Sciences Arts and Technology, Olveston Monserrat; in 1999 he received a MSc in Microbiology and Immunology from University of Western Ontario, London, Ontario, Canada; and in 1994 he received a BSc in Biology from the University of Waterloo, Waterloo, Ontario, Canada.

Dr. Ichim’s experience and expertise in the field of stem cell research qualify him to serve as one of our directors.

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Dr. Amit N. Patel. Dr. Patel has served as a director of ours since February 2016 and a director of CMH since October 2011. Dr. Patel will resign as director of ours immediately prior to the consummation of this offering. He has been a practicing heart surgeon since 2008. Dr. Patel received his medical degree in 1998 from Case Western Reserve University, Cleveland, Ohio. He is currently licensed and practicing cardio-thoracic surgeon in Florida. Dr. Patel has an MD from Case Western Reserve University. He is also a director of Jadi Cell, LLC. Dr. Patel has authored numerous articles in the medical field, including peer reviewed and non-peer reviewed professional journal articles on stem cell research. Since 2008 he has been Director of Clinical Regenerative Medicine.

Dr. Patel’s medical experience and expertise, particularly in the field of stem cell research, qualify him to serve as one of our directors.

Michael H. Finger has agreed to serve as a director upon the closing of this offering. Mr. Finger is the manager and principal member of Alternative Sales Source, LLC, a real estate consulting firm that he founded in 2017.  Prior to founding Alternative Sales Source, LLC, Mr. Finger was active as the founder and principal shareholder of the related companies, Hyland Bay Systems, of which he was Chief Financial Officer, and Hyland Bay Realty, both of which he sold in 2016.  Mr. Finger also founded Cardinal Financial Services, Inc., a national commercial real estate mortgage brokerage firm that he operated for over 20 years until its sale in 2007.  Mr. Finger received his MBA in finance from Colombia University and holds a B.A. in biology from Boston University.

Mr. Finger’s business and financial experience and expertise qualify him to serve as one of our directors.

Susan Snow has agreed to serve as a director upon the closing of this offering. Since January 2018, Ms. Snow has served as Senior VP, Operations at Redhorse, a consulting firm specializing in contacts and relationships with U.S. governmental agencies. Previously, from May 2009 until January 2018, she was a principal at Transitional Finance Partners. She began her professional career and earned her CPA at KPMG, where she spent 4 years before leaving for a Chief Financial Officer role in private industry.

Ms. Snow’s financial and corporate experience and expertise qualify her to serve as one of our directors.

Bruce S. Urdang, Esq. has agreed to serve as a director upon the closing of this offering. Mr. Urdang is an attorney in private practice, having represented clients in real estate and business transactions, and commercial litigation, at the Law Offices of Bruce S. Urdang, J.D. since 1989. Mr. Urdang has also been a professor at Northern Arizona University’s School of Hotel and Restaurant Management since 1989. Mr. Urdang received his J.D. from St. John’s School of Law and holds a B.A. in political science from the State University of New York, Oneonta.

Mr. Urdang’s legal and business experience and expertise qualify him to serve as one of our directors.

Director Independence

Upon completion of this offering, our board of directors will consist of five directors, three of whom will be “independent” as defined under the rules of the Nasdaq Capital Market because they are not employees or executive officers of the Company, and have not been paid more than $120,000 of compensation by the Company in any consecutive 12-month period during the past three years. Tim Warbington, our Chief Executive Officer, is not an independent director due to his employment by us as executive officers.

Audit Committee

Upon completion of this offering, our audit committee will be comprised of Susan Snow, Bruce Urdang and Michael Finger. Susan Snow will serve as the chairperson of our audit committee. Our Board has determined that each member of our audit committee meets the requirements for independence and financial literacy under the applicable rules and regulations of the SEC and the listing standards of the Nasdaq. Our Board has also determined that Susan Snow is an “audit committee financial expert” as defined in the rules of the SEC and has the requisite financial sophistication as defined under the listing standards of the Nasdaq. The responsibilities of our audit committee will include, among other things:

•	selecting and hiring the independent registered public accounting firm to audit our financial statements;
•	overseeing the performance of the independent registered public accounting firm and taking those actions as it deems necessary to satisfy itself that the accountants are independent of management;
•

reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal control over financial reporting and disclosure controls;

•	preparing the audit committee report that the SEC requires to be included in our annual proxy statement;
•	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;
•	overseeing our policies on risk assessment and risk management;
•	reviewing related party transactions; and
•	approving or, as required, pre-approving, all audit and all permissible non-audit services and fees to be performed by the independent registered public accounting firm.

Our audit committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

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Compensation Committee

Upon completion of this offering, our compensation committee will be comprised of Susan Snow, Bruce Urdang and Michael Finger. Bruce Urdang will serve as the chairperson of our compensation committee. Our Board has determined that each member of our compensation committee meets the requirements for independence under the applicable rules and regulations of the SEC and listing standards of Nasdaq. Each member of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee will be to oversee our compensation policies, plans and benefit programs and to discharge the responsibilities of our Board relating to compensation of our executive officers. The responsibilities of our compensation committee will include, among other things:

•	reviewing and approving or recommending to the Board for approval compensation of our executive officers and directors;
•	overseeing our overall compensation philosophy and compensation policies, plans and benefit programs for service providers, including our executive officers;
•	reviewing, approving and making recommendations to our Board regarding incentive compensation and equity plans; and
•	administering our equity compensation plans.

Our compensation committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Corporate Governance and Nominating Committee

Upon completion of this offering, our corporate governance and nominating committee will be comprised of Susan Snow, Bruce Urdang and Michael Finger. Susan Snow will serve as chairperson of our corporate governance and nominating committee. Our Board has determined that all members of our nominating and corporate governance committee meet the requirements for independence under the applicable rules and regulations of the SEC and listing standards of the Nasdaq. The responsibilities of our nominating and corporate governance committee will include, among other things:

•	identifying, evaluating and selecting, or making recommendations to our Board regarding, nominees for election to our Board and its committees;
•	evaluating the performance of our Board and of individual directors;
•	considering and making recommendations to our Board regarding the composition of our Board and its committees; and
•	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Our nominating and corporate governance committee will operate under a written charter, to be effective prior to the completion of this offering, which satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and agents and representatives, including consultants. Following the completion of this offering, a copy of the code of ethics and conduct will be available on our website at www.creativemedicaltechnology.com. We intend to disclose future amendments to such code, or any waivers of its requirements, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on our website identified above. The inclusion of our website address in this prospectus does not include or incorporate by reference the information on our website into this prospectus.

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EXECUTIVE COMPENSATION

Timothy Warbington, our Chief Executive Officer, and Donald Dickerson, our Chief Financial Officer, served as our only officers during 2020 and 2019. Neither Mr. Warbington nor Mr. Dickerson received compensation directly from us or any subsidiary during the years ended December 31, 2020 or 2019, for services rendered in any capacities to us. During 2020 and 2019, each of Messrs. Warbington and Dickerson were employed by CMH receive their salary from CMH for services performed for us. We reimbursed CMH for the services performed for our company by CMH employees at the rate of $35,000 per month. The following table sets forth the amount of monthly compensation reimbursed to CMH for our named executive officers during 2020 and 2019:

Name	Position	Monthly Reimbursement
Timothy Warbington	Chief Executive Officer, Director	$20,000
Donald Dickerson	Chief Financial Officer, Director	$15,000

Equity Awards

Warrants to purchase 20,000 shares of Common Stock were granted to each of three directors; Dr. Patel, Dr. Ichim and Mr. Dickerson for the year-ended December 31, 2020. Other than these Warrants, no equity awards were outstanding or held by our named executive officers for the year ended December 31, 2020.

Compensation of Directors

During 2020, each of Dr. Ichim and Dr. Patel were compensated for their services to us directors indirectly through CMH. The following table sets forth the amount of monthly compensation expense we agreed to reimburse CMH for our directors that do not serve as executive officers of ours during 2020:

Name	Position	Monthly Reimbursement
Thomas Ichim	Director	$5,000
Amit Patel	Director	$5,000

Effective September 16, 2021, following the termination of the Management Reimbursement Agreement described below, we entered into consulting relationships with Thomas Ichim and Amit Patel, under which we pay them annual compensation of $120,000 and $240,000, respectively.

Upon the closing of this Offering, we expect to pay our non-employee directors an annual retainer of $80,000, plus $20,000 for each committee they chair. We may pay such retainer in a combination of cash and stock.

Employment Agreements

None of our executive officers are currently a party to an employment agreement with us. Effective September 16, 2021, following the termination of the Management Reimbursement Agreement described below, we entered into employment relationships with Timothy Warbington, our Chief Executive Officer, and Donald Dickerson, our Chief Financial Officer, under which we pay them annual base salaries of $330,000 and $300,000, respectively.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2019 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets as of December 31, 2020 and 2019, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Management Reimbursement Agreement

On November 17, 2017, we entered into a Management Reimbursement Agreement with CMH, a related party whose directors and executive officers include our executive officers and directors. Pursuant to this agreement, during 2019 and 2020, and until September 16, 2021, we reimbursed CMH an aggregate of $45,000 per month for the services of management and consultants employed by CMH (including our Chief Executive Officer and Chief Financial Officer, and our directors Dr. Patel and Dr. Ichim). The agreement provided that at the option of CMH, the reimbursable amounts may be paid from time to time in shares of common stock of the Company at a price equal to a 30% discount to the lowest closing price during the 20 trading days prior to time the notice is given. The Agreement may be terminated by either party upon 30 days’ prior written notice. This agreement was terminated effective September 15, 2021.  At December 31, 2020, we owed CMH $18,782 under this agreement, and at September 30, 2021, no amounts were we owed CMH under this agreement.

Debt Settlement Agreement

On January 12, 2018, we entered into a Debt Settlement Agreement with Timothy Warbington, our Chief Executive Officer, under which we issued 3,000,000 shares of Series A Preferred Stock to Mr. Warbington in exchange for the cancellation of $150,000 of debt owed by the Company to CMH, which CMH in turn was obligated to pay Mr. Warbington. Each share of Series A Preferred Stock currently has the voting power of 2 shares of common stock (or an aggregate of 6,000,000 shares of common stock), and as such provides Mr. Warbington with substantial control over all matters subject to a vote of our shareholders.  Mr. Warbington has agreed to surrender the Series A Preferred Stock to the Company immediately prior to the closing of the offering in exchange for $150,000 plus 8% interest on such amount from January 2018 until the date of surrender.

Jadi Cell License Agreement

On December 28, 2020, we entered into a patent license agreement with Jadi Cell, LLC, a company owned and controlled by Dr. Amit Patel, a director of ours. The agreement provides us with an exclusive license to U.S. Patent No. 9,803,176 “Methods and compositions for the clinical derivation of an allogenic cell and therapeutic uses” and the proprietary process of expanding the master cell bank of Jadi Cell LLC, in the field of enhancing autologous cells. The agreement includes the following terms:

•	We were required to pay an initial license fee of $250,000 either in cash or shares of our common stock at a discount of 25% of the closing price of our common stock on the date of the agreement.
•	Within thirty (30) days of the end of each calendar quarter, we are required to pay Jadi Cell five percent (5%) of the net income we generate from ImmCelz™ during such calendar quarter .
•	If we sell or dispose of the ImmCelz™ business, we will be required to pay Jadi Cell ten percent of the proceeds of the sale.
•

The agreement may only be terminated by Jadi Cell if we are in material breach of the agreement, in the event of our bankruptcy, if we cease to engage in the ImmCelz™ business or if we challenge the validity of the patent rights granted to us under the agreement.

To date, we have not made any payments to Jadi Cell under this agreement, including the $250,000 initial license fee currently owing to Jadi Cell.

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StemSpine Patent Purchase

We acquired U.S. Patent No. 9,598,673 covering the use of various stem cells for the treatment of lower back pain from our affiliate CMH pursuant to a Patent Purchase Agreement dated May 17, 2017, which was amended in November 2017. The inventors of the patent were Thomas Ichim, PhD and Amit Patel, MD, directors of ours, and Annette Marleau, PhD. As amended, the Patent Purchase Agreement includes the following terms:

•	We were required to pay CMH $100,000 within 30 days of demand as an initial payment.
•	Upon the determination to pursue the technology via use of autologous cells, we were required to pay CMH:

o	$100,000 upon the signing agreement with a university for the initiation of an IRB clinical trial.
o	$200,000, upon completion of the IRB clinical trial.
o	$300,00 in the event we commercialize the technology via use of autologous cells by a physician without a clinical trial.

•	In the event we determine to pursue the technology via use of allogenic cells, we are required to pay CMH:

o	$100,000 upon filing an IND with the FDA.
o	$200,000 upon dosing of the first patient in a Phase 1-2 clinical trial.
o	$400,000 upon dosing the first patient in a Phase 3 clinical trial.

•	Each payment may be made in cash or shares of our common at a discount of 30% to the recent trading price.
•	In the event our shares of common stock trade below $0.01 per share for two or more consecutive trading days, the number of any shares issuable as payment doubles.
•

For a period of five years from the date of the first sale of any product derived from the patent, we are required to make royalty payments of 5% from gross sales of products, and 50% of sale price or ongoing payments from third parties for licenses granted under the patent to third parties.

We paid CMH the $100,000 obligation of the initial payment due under this agreement, by a $50,000 cash payment and the issuance of 6,667 shares of common stock on December 12, 2019. On December 31, 2019, following our announcement with respect to the clinical commercialization of the StemSpine technology, we paid CMH $50,000 of the $300,000 obligation due under this agreement through the issuance of 133 shares of common stock. On September 30, 2020 we paid CMH an additional $40,000 of the $300,000 obligation due under this agreement through the issuance of 84,656 shares of common stock, and in January 2021 we paid CMH an additional $50,000 of the $300,000 obligation due under this agreement through the issuance of 89,286 shares of common stock. The remaining portion of the $300,000 obligation has been paid in cash.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 30, 2021, as adjusted to reflect the sale of common stock offered by us in this offering, for:

•	each person, or group of affiliated persons, who we know to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all of our executive officers and directors as a group.

The percentage of beneficial ownership information shown in the table is based on 2,452,348 shares of common stock currently outstanding, and assumes no participation in this offering by the parties below. The percentage of beneficial ownership shown in the table after this offering is based upon 7,294,963 shares of common stock outstanding after the close of this offering, assuming the sale of 4,842,615 shares of common stock by us in the offering, no sale of pre-funded warrants, and no exercise of the underwriter’s option to purchase additional shares of our common stock in this offering.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our common stock. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of our common stock issuable pursuant to the exercise of warrants that are either immediately exercisable or exercisable within 60 days of November 30, 2021. These shares are deemed to be outstanding and beneficially owned by the person holding those warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Names and Address of Individual or Identity of Group(1)	Number of Shares Beneficially Owned		Beneficial Ownership Prior to the Offering (%)	Beneficial Ownership After the Offering (%)
Officers and Directors
Timothy Warbington	227,035	(1)	9.3%	3.11%
Donald Dickerson	30,017	(2)	1.2%	*
Thomas Ichim PhD	19,094	(3)	*	*
Amit Patel, MD	205,490	(4)	7.7%	2.74%
All Directors and Executive Officers as a Group (Four Persons)	470,671		16.1%	6.26%

5% Holders
Creative Medical Health, Inc. 2008 W Lupine Ave Phoenix, AZ 85029	226,948	(5)	9.1%	3.11%

*	Less than one percent.

(1)

Includes 226,948 shares beneficially owned by Creative Medical Health, Inc., of which Mr. Warbington serves as President and Chief Executive Officer. Mr. Warbington also holds 3,000,000 shares of Series A Preferred Stock, which entitle him to cast 1,000 votes per share. When the 6,000,000 votes are taken into account, Mr. Warbington accounts for approximately 74% of the voting power of the Company’s outstanding shares of capital stock. The Series A Preferred Shares will be repurchased by the Company immediately prior to the closing of the offering.

(2)	Includes 30,000 shares issuable under currently exercisable warrants.

(3)	Includes 34 shares are held by Biotech Holdings LLC, a limited liability company controlled by Mr. Ichim, and 10,000 share issuable under currently exercisable warrants.

(4)

Includes 30,000 share issuable under currently exercisable warrants and 175,439 shares issuable to Jadi Cells, LLC, a limited liability company controlled by Dr. Patel, under a license agreement with the Company.

(5)	Mr. Warbington, as President and CEO of Creative Medical Health, Inc. has voting and investment power over these shares, which are included in the shares beneficially owned by him above.

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DETERMINATION OF OFFERING PRICE

The offering price for the securities offered by this prospectus and the exercise price of the warrants have been negotiated between the Representative and us. In determining the offering price of the common stock, pre-funded warrants and accompanying Public Warrants and the exercise price of the Public Warrants, the following factors were considered:

•	prevailing market conditions;

•	our historical performance and capital structure;

•	estimates of our business potential and earnings prospects;

•	an overall assessment of our management; and

•	the consideration of these factors in relation to market valuation of companies in related businesses.

Transactions in our common stock are currently reported under the symbol “CELZ” on the OTC Pink. Any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

As of November 30, 2021, there were 75 record holders of our common stock.

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DESCRIPTION OF SECURITIES

The following description of our capital stock and provisions of our articles of incorporation and bylaws are summaries and are qualified by reference to the articles of incorporation and bylaws that have been filed with the SEC as exhibits to the registration statement of which this prospectus forms a part.

Description of Existing Securities

Common Stock

We are authorized to issue 50,000,000 shares of Common Stock, $0.001 par value per share, of which 2,452,348 are outstanding on the date of this prospectus.  Holders of shares of our Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders and are not entitled to cumulative voting rights.  Our shares of our Common Stock do not carry any preemptive, conversion or subscription rights, and there are no sinking fund or redemption provisions applicable to the shares of our Common Stock.  Holders of our Common Stock are entitled to receive dividends and other distributions in cash, stock or property as may be declared by our Board of Directors from time to time out of our assets or funds legally available for dividends or other distributions, subject to dividend or distribution preferences that may be applicable to any then outstanding shares of preferred stock.  In the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of shares of our Common Stock are entitled to share ratably in the assets legally available for distribution to stockholders after payment of all debts and other liabilities and satisfaction of the liquidation preference, if any, granted to the holders of any preferred stock then outstanding.  All outstanding shares of our Common Stock are fully paid and nonassessable.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which 3,000,000 shares of Series A Preferred Stock have been authorized and are outstanding on the date of this prospectus. Our certificate of incorporation authorizes our Board of Directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law, the authorized shares of preferred stock will be available for issuance without further action by you. Our Board of Directors is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

●	the designation of the series;

●

the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

●	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

●	the dates at which dividends, if any, will be payable;

●	the redemption rights and price or prices, if any, for shares of the series;

●	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

●	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;

●

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

●	restrictions on the issuance of shares of the same series or of any other class or series; and

●	the voting rights, if any, of the holders of the series.

We could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for your Common Stock over the market price of the Common Stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our Common Stock.

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Series A Preferred Stock

On January 12, 2018, we entered into a Debt Settlement Agreement with Timothy Warbington, our Chief Executive Officer, under which we issued 3,000,000 shares of Series A Preferred Stock to Mr. Warbington in exchange for the cancellation of $150,000 of debt owed by the Company to CMH, which CMH in turn was obligated to pay Mr. Warbington. Each share of Series A Preferred Stock currently has the voting power of 2 shares of common stock (or an aggregate 6,000,000 shares of common stock), and as such provides Mr. Warbington with substantial control over all matters subject to a vote of our shareholders.  In addition, each share of Series A Preferred Stock has a liquidation preference of $0.05 per share plus simple interest at the rate of 8% of issuance from the date of issuance, is redeemable on or after the fourth anniversary of the issuance date at a redemption price equal to the liquidation value of such shares (including accrued dividends thereon), and is not convertible into common stock. Mr. Warbington has agreed to surrender the Series A Preferred Stock to the Company immediately prior to the closing of the offering in exchange for $150.000 plus 8% interest on such amount from January 2018 until the date of surrender.

Warrants

We currently have warrants outstanding to purchase a total of 481,351 shares of our common stock, exercisable until various dates ranging from May 2024 to August 2031 at exercise prices ranging from $11.50 per share to $17.00 per share. Our outstanding warrants include warrants to purchase 363,046 shares of common at an exercise price of $14.175 per share (“Bridge Warrants”) issued in our August 2021 Bridge Note financing. Pursuant to the anti-dilution adjustment provisions provided for in the Bridge Warrants, as result of this offering, the exercise price of the Bridge Warrants will be reduced to $4.13 per share and the number of shares of common stock issuable upon exercise of the Bridge Warrants will be increased to approximately 1,246,000.

Description of Securities in this Offering

Common Stock. The material terms and provisions of our common stock are described under the caption “Description of Existing Securities”.

Public Warrants. Upon completion of this offering we expect to have 4,842,615 Public Warrants outstanding (5,569,007 if the Public Warrants reserved for the over-allotment are sold), each Public Warrant is exercisable for one share of common stock at an exercise price of $4.13 per share (100% of the price of the combined price of a share of common stock and Public Warrant sold in the offering) and is immediately exercisable for a period of five years following the date of issuance.

Pursuant to a warrant agency agreement between us and vStock Transfer LLC, as warrant agent, the Public Warrants will be issued in book-entry form and shall be initially represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

The number of Public Warrants outstanding, and the exercise price of those securities, will be adjusted proportionately in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. In the event that the Company effects a rights offering to its common stock holders or a pro rata distribution of its assets among its common stock holders, then the holder of the Public Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding common stock assuming they owned the number of shares of common stock issuable upon the exercise of their Public Warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the Public Warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the Public Warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction, that would have been issued or conveyed to the Public Warrant holder had the holder exercised the Public Warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the Public Warrant holder may elect to have the Company or the successor entity purchase the Public Warrant holder’s Public Warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the Public Warrant holders in writing of any adjustment to the exercise price or to the number of the outstanding Public Warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or a redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

The Public Warrants contain a contractual provision stating that all questions concerning the construction, validity, enforcement and interpretation of the Public Warrants are governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law.

There is no trading market available for the Public Warrants on any securities exchange or nationally recognized trading system, and we do not intend to list the Public Warrants on any securities exchange or nationally recognized trading system.

Pre-Funded Warrants. Each pre-funded warrant will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our shares of common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying Public Warrants, and may be transferred separately immediately thereafter.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding shares of common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share.

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If, at the time a holder exercises its pre-funded warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding shares of common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction.

Representative’s Warrants. We also expect to have up to an additional 484,262 warrants outstanding (556,901 if the common stock and/or Public Warrants reserved for the over-allotment are sold), issuable to the Representative of this offering (“Representative’s Warrants”). The Representative Warrants will have substantially the same terms as the warrants being offered to investors pursuant to this prospectus, except that the Representative Warrants will have a cashless exercise provision, have an exercise price equal to 125% of the public offering price, and terminate five years from the commencement of sales of the offering. Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 360 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of common stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

The number of Representative’s Warrants outstanding and the exercise price of those securities will be adjusted proportionately, as permitted by FINRA Rule 5110(g)(8)(E), in the event of a reverse or forward stock split of our common stock, a recapitalization or reclassification of our common stock, payment of dividends or distributions in common stock to our common stock holders, or similar transactions. In the event that the Company effects a rights offering to its common stock holders or a pro rata distribution of its assets among its common stock holders, then the holder of the Representative’s Warrants will have the right to participate in such distribution and rights offering to the extent of their pro rata share of the Company’s outstanding common stock assuming they owned the number of shares of common stock issuable upon the exercise of their warrants. In the event of a “Fundamental Transaction” by the Company, such as a merger or consolidation of it with another company, the sale or other disposition of all or substantially all of the Company’s assets in one or a series of related transactions, a purchase offer, tender offer or exchange offer, or any reclassification, reorganization or recapitalization of the Company’s common stock, then the warrant holder will have the right to receive, for each share of common stock issuable upon the exercise of the warrant, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration payable as a result of the Fundamental Transaction that would have been issued or conveyed to the warrant holder had the holder exercised the warrant immediately preceding the closing of the Fundamental Transaction. In lieu of receiving such common stock and additional consideration in the Fundamental Transaction, the warrant holder may elect to have the Company or the successor entity purchase the warrant holder’s warrant for its fair market value measured by the Black Scholes method.

The Company will promptly notify the holders of the Representative’s Warrants in writing of any adjustment to the exercise price or to the number of the outstanding warrants, declaration of a dividend or other distribution, a special non-recurring cash dividend on or redemption of the common stock, the authorization of a rights offering, the approval of the stock holders required for any proposed reclassification of the common stock, a consolidation or merger by the Company, sale of all or substantially all of the assets of the Company, any compulsory share exchange, or the authorization of any voluntary or involuntary dissolution, liquidation, or winding up of the Company.

Nevada Anti-Takeover Statutes

The following provisions of the Nevada Revised Statutes (“NRS”) could, if applicable, have the effect of discouraging takeovers of our company.

Transactions with Interested Stockholders. The NRS prohibits a publicly-traded Nevada company from engaging in any business combination with an interested stockholder for a period of three years following the date that the stockholder became an interested stockholder unless, prior to that date, the board of directors of the corporation approved either the business combination itself or the transaction that resulted in the stockholder becoming an interested stockholder.

An “interested stockholder” is defined as any entity or person beneficially owning, directly or indirectly, 10% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, controlling, or controlled by any of these entities or persons. The definition of “business combination” is sufficiently broad to cover virtually any type of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise benefit its own interests rather than the interests of the corporation and its stockholders.

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In addition, business combinations that are not approved and therefore take place after the three year waiting period may also be prohibited unless approved by the board of directors and stockholders or the price to be paid by the interested stockholder is equal to the highest of (i) the highest price per share paid by the interested stockholder within the 3 years immediately preceding the date of the announcement of the business combination or in the transaction in which he or she became an interested stockholder, whichever is higher; (ii) the market value per common share on the date of announcement of the business combination or the date the interested stockholder acquired the shares, whichever is higher; or (iii) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock.

Acquisition of a Controlling Interest. The NRS contains provisions governing the acquisition of a “controlling interest” and provides generally that any person that acquires 20% or more of the outstanding voting shares of an “issuing corporation,” defined as Nevada corporation that has 200 or more stockholders at least 100 of whom are Nevada residents (as set forth in the corporation’s stock ledger); and does business in Nevada directly or through an affiliated corporation, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholder of the corporation elects to restore such voting rights in whole or in part.

The statute focuses on the acquisition of a “controlling interest” defined as the ownership of outstanding shares sufficient, but for the control share law, to enable the acquiring person, directly or indirectly and individually or in association with others, to exercise (i) one-fifth or more, but less than one-third; (ii) one-third or more, but less than a majority; or (iii) a majority or more of the voting power of the corporation in the election of directors.

The question of whether or not to confer voting rights may only be considered once by the stockholders and once a decision is made, it cannot be revisited. In addition, unless a corporation’s articles of incorporation or bylaws provide otherwise (i) acquired voting securities are redeemable in whole or in part by the issuing corporation at the average price paid for the securities within 30 days if the acquiring person has not given a timely information statement to the issuing corporation or if the stockholders vote not to grant voting rights to the acquiring person’s securities; and (ii) if voting rights are granted to the acquiring person, then any stockholder who voted against the grant of voting rights may demand purchase from the issuing corporation, at fair value, of all or any portion of their securities.

The provisions of this section do not apply to acquisitions made pursuant to the laws of descent and distribution, the enforcement of a judgment, or the satisfaction of a security interest, or acquisitions made in connection with certain mergers or reorganizations.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock in the public market, including shares issued upon the exercise of outstanding options or warrants, or the anticipation of these sales, could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through sales of equity securities.  Except for 226,948 shares of our common stock held by our affiliates, all of our outstanding shares of common are currently freely trading or eligible for resale without restriction under Rule 144.

Upon completion of this offering we estimate that we will have 7,294,963 outstanding shares of our common stock, calculated as of November 15, 2021, assuming no further exercise of outstanding warrants, and no sale of shares reserved for the underwriter for over-allotment allocation, if any.

Sale of Restricted Securities

The shares of our common stock sold pursuant to this offering will be registered under the Securities Act or 1933, as amended, and therefore freely transferable, except for such shares held by our affiliates. Our affiliates will be deemed to own “control” securities that are not registered for resale under the registration statement covering this prospectus. Individuals who may be considered our affiliates after the offering include individuals who control, are controlled by or are under common control with us, as those terms generally are interpreted for federal securities law purposes. These individuals may include some or all of our directors and executive officers. Individuals who are our affiliates are not permitted to resell their shares of our common stock unless such shares are separately registered under an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act of 1933, as amended, is available, such as Rule 144.

Rule 144

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including an affiliate, who beneficially owns “restricted securities” (i.e. securities that are not registered by an effective registration statement) of a “reporting company” may not sell these securities until the person has beneficially owned them for at least six months. Thereafter, affiliates may not sell within any three-month period a number of shares in excess of the greater of: (i) 1% of the then outstanding shares of Common Stock as shown by the most recent report or statement published by the issuer; and (ii) the average weekly reported trading volume in such securities during the four preceding calendar weeks.

Sales under Rule 144 by our affiliates will also be subject to restrictions relating to manner of sale, notice and the availability of current public information about us and may be affected only through unsolicited brokers’ transactions.

Persons not deemed to be affiliates who have beneficially owned “restricted securities” for at least six months but for less than one year may sell these securities, provided that current public information about the Company is “available,” which means that, on the date of sale, we are current in our Exchange Act filings. After beneficially owning “restricted securities” for one year, our non-affiliates may engage in unlimited re-sales of such securities.

Shares purchased by our affiliates in this offering may be “controlled securities” rather than “restricted securities.” “Controlled securities” are subject to the same volume limitations as “restricted securities” but are not subject to holding period requirements.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock, Public Warrants and pre-funded warrants purchased in this offering, which we refer to collectively as our securities, but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our securities.

This summary does not address the tax considerations arising under the laws of any U.S. state, local or any non-U.S. jurisdiction, or under U.S. federal non-income tax laws, or the potential application of the Medicare contribution tax on net investment income. In addition, this discussion does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies, regulated investment companies, real estate investment trusts or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations or governmental organizations;

•	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

•	brokers or dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	persons that own, or are deemed to own, more than five percent of our common stock (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons whose functional currency is not the U.S. dollar;

•	persons who hold our common stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock or warrants being taken into account in an applicable financial statement within the meaning of 451(b) of the Code;

•	persons who hold or receive our common stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons who hold or receive our common stock or warrants pursuant to conversion rights under convertible instruments;

•	persons who do not hold our common stock or warrants as a capital asset within the meaning of Section 1221 of the Code (generally, for investment purposes); or

•	persons deemed to sell our common stock or warrants under the constructive sale provisions of the Code.

For the purposes of this discussion, a “U.S. holder” means a beneficial owner of our common stock or warrants that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock or warrants that is not a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes.

If a partnership or entity classified as a partnership for U.S. federal income tax purposes holds our common stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our common stock or warrants, and partners in such partnerships, should consult their tax advisors.

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You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock or warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S. or other taxing jurisdiction or under any applicable tax treaty. In addition, significant changes in U.S. federal income tax laws were recently enacted. You should consult with your tax advisor with respect to such changes in U.S. tax law as well as potentially conforming changes in state tax laws.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as  a holder of shares of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.0001 per share. However, our characterization is not binding on the IRS, and the IRS may treat the pre-funded warrants as warrants to acquire our shares of common stock. If so, the amount and character of your gain with respect to an investment in our pre-funded warrants could change. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Investment Unit

For U.S. federal income tax purposes, the shares of common stock (or pre-funded warrants) and accompanying Public Warrants acquired in this offering will be treated as an “investment unit” consisting of one share of common stock (or pre-funded warrant) and a Public Warrant. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the investment unit is purchased by the holder. This allocation of the purchase price for each investment unit will establish the holder’s initial tax basis for U.S. federal income tax purposes in the share of common stock (or pre-funded warrant) and the Public Warrant included in each investment unit. Each holder should consult his, her or its own tax advisor regarding the allocation of the purchase price to its investment unit.

U.S. Holders

Exercise and Expiration of Warrants

In general, a U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon exercise of a warrant. The U.S. holder will take a tax basis in the shares acquired on the exercise of a warrant equal to the exercise price of the warrant, increased by the U.S. holder’s adjusted tax basis in the warrant exercised (as determined pursuant to the rules discussed above). The U.S. holder’s holding period in the shares of our common stock acquired on exercise of the warrant will begin on the date of exercise of the warrant, and will not include any period for which the U.S. holder held the warrant.

In certain limited circumstances, a U.S. holder may be permitted to undertake a cashless exercise of warrants into our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a warrant described in the preceding paragraph. U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The lapse or expiration of a warrant will be treated as if the U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. holder’s tax basis in the warrant. The deductibility of capital losses is subject to limitations.

Certain Adjustments to and Distributions on Warrants

Under Section 305 of the Code, an adjustment to the number of shares of common stock issued on the exercise of the warrants or an adjustment to the exercise price of the warrants may be treated as a constructive distribution to a U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our stockholders). An adjustment made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property to the holders of warrants. In certain circumstances, if we were to make a distribution in cash or other property with respect to our common stock after the issuance of the warrants, then we may make a corresponding distribution to the holders of the warrants. The taxation of a distribution received with respect to a warrant is unclear. It is possible such a distribution would be treated as a distribution (or constructive distribution), although other treatments are possible. For more information regarding the U.S. federal income tax considerations related to distributions, see the discussion below regarding “-Distributions.” U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to the warrants and any distributions with respect to the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. In the event that we do make distributions on our common stock to a U.S. holder, those distributions generally will constitute dividends for U.S. tax purposes to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or exchange of our common stock as described below under the section titled “- Disposition of Our Common Stock or Warrants.” Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a beneficial owner of our common stock who is an individual U.S. holder and meets certain holding period requirements.

Distributions constituting dividends for U.S. federal income tax purposes that are made to U.S. holders that are corporate stockholders may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

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Disposition of Our Common Stock or Warrants

Upon a sale or other taxable disposition of our common stock or warrants, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock or warrants. Capital gain or loss will constitute long-term capital gain or loss if the U.S. holder’s holding period for the common stock or warrants exceeds one year. The deductibility of capital losses is subject to certain limitations. U.S. holders who recognize losses with respect to a disposition of our common stock or warrants should consult their own tax advisors regarding the tax treatment of such losses.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends (including constructive dividends) on the common stock and warrants and to the proceeds of a sale or other disposition of common stock and warrants paid by us to a U.S. holder unless such U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if the U.S. holder fails to provide the holder’s taxpayer identification number, or certification of exempt status, or if the holder otherwise fails to comply with applicable requirements to establish an exemption.

Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. U.S. holders should consult their own tax advisors regarding their qualification for exemption from information reporting and backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

Exercise and Expiration of Warrants

In general, a non-U.S. holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into shares of our common stock. The U.S. federal income tax treatment of a cashless exercise of warrants into our common stock is unclear. A non-U.S. holder should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the non-U.S. holder sold or exchanged the warrant and recognized a capital loss equal to the non-U.S. holder’s tax basis in the warrant. However, a non-U.S. holder will not be able to utilize a loss recognized upon expiration of a warrant against the non-U.S. holder’s U.S. federal income tax liability unless the loss is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if an income tax treaty applies, is attributable to a permanent establishment or fixed base in the United States) or is treated as a U.S.-source loss and the non-U.S. holder is present 183 days or more in the taxable year of disposition and certain other conditions are met.

Certain Adjustments to and Distributions on Warrants

As described under “-U.S. Holders -Certain Adjustments to and Distributions on Warrants,” an adjustment to the warrants could result in a constructive distribution to a non-U.S. holder, which would be treated as described under “-Distributions” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the non-U.S. holder. Non-U.S. holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Distributions

As described in the section captioned “Dividend Policy,” we have never paid cash distributions on our common stock and do not anticipate doing so in the foreseeable future. However, if we do pay cash distributions on our common stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, they will constitute a return of capital and will first reduce your basis in our common stock, but not below zero, and then will be treated as gain from the sale of common stock (see “Disposition of Our Common Stock or Warrants” below).

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Subject to the discussion below on effectively connected income, backup withholding and foreign accounts, any distribution (including constructive distributions) that is treated as a dividend paid to a non-U.S. holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a non-U.S. holder generally must provide the applicable withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying the non-U.S. holder’s entitlement to benefits under that treaty.

We generally are not required to withhold tax on dividends paid (or constructive dividends deemed paid) to a non-U.S. holder that are effectively connected with the holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the holder in the United States) if a properly executed IRS Form W-8ECI stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to the applicable withholding agent). Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated rates applicable to U.S. persons, net of certain deductions and credits, subject to an applicable income tax treaty providing otherwise. In addition, a corporate non-U.S. holder receiving effectively connected dividends may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. You should consult your tax advisor regarding any applicable tax treaties that may provide for different rules.

If a non-U.S. holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your own tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Disposition of Our Common Stock or Warrants

In general, subject to the discussion below under “Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common stock or warrants unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

•

our common stock constitutes a United States real property interest by reason of our status as a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or their holding period for, our common stock.

We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, as long as our common stock is regularly traded on an established securities market, your common stock will be treated as U.S. real property interests only if you actually or constructively hold more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding your disposition of, or your holding period for, our common stock.

A non-U.S. holder described in the first bullet above will be required to pay tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates and in the manner applicable to U.S. persons, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder described in the second bullet above will be subject to tax at 30% (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, which gain may be offset by U.S. source capital losses for the year (provided such holder has timely filed U.S. federal income tax returns with respect to such losses). You should consult any applicable income tax or other treaties that may provide for different rules.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of distributions (including constructive distributions) on our common stock or warrants paid to each non-U.S. holder, their name and address, and the amount of tax withheld, if any. A similar report will be sent to the applicable non-U.S. holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in the non-U.S. holder’s country of residence.

Payments of dividends (including constructive dividends) or of proceeds on the disposition of our common stock or warrants made to a non-U.S. holder may be subject to information reporting and backup withholding at a current rate of 24% unless the non-U.S. holder establishes an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a holder is a U.S. person.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock or warrants effected by or through a U.S. office of any broker, U.S. or foreign, except that information reporting and such requirements may be avoided if the holder provides a properly executed and appropriate IRS Form W-8 or otherwise meets documentary evidence requirements for establishing non- U.S. holder status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the U.S. through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, you may be able to obtain a refund or credit from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, collectively FATCA, generally impose withholding tax at a rate of 30% on dividends (including constructive dividends) on, and gross proceeds from the sale or other disposition of, our common stock or warrants if paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends (including constructive dividends) on and gross proceeds from the sale or other disposition of our common stock or warrants if paid to a “non-financial foreign entity” (as specially defined under these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. The withholding provisions under FATCA generally apply to dividends (including constructive dividends) on our common stock and warrants. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to payment of gross proceeds from a sale or other disposition of our common stock or warrants, which may be relied upon by taxpayers until final regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. You should consult your tax advisors regarding the possible implications of FACTA on your investment in our common stock and warrants.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock and warrants, including the consequences of any proposed change in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement, dated as of _________ with Roth Capital Partners, LLC as the sole representative of the underwriters (“Roth” or the “Representative”), with respect to the shares, Public Warrants and pre-funded warrants being offered. Roth is the sole book running manager for the offering. Subject to the terms and conditions of an underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock, Public Warrants and pre-funded warrants listed next to its name in the following table:

Name of Underwriter	Number of Shares	Number of Pre-Funded Warrants	Number of Warrants
Roth Capital Partners, LLC
Total

The underwriters are committed to purchase all the shares of common stock, Public Warrants and pre-funded warrants offered by this prospectus if they purchase any shares of common stock, Public Warrants and pre-funded warrants. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The underwriters are not obligated to purchase the shares of common stock, Public Warrants and/or pre-funded warrants covered by the underwriters’ over-allotment option described below. The underwriters are offering the shares of common stock, Public Warrants and pre-funded warrants, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable no later than 45 calendar days after the date of the underwriting agreement, to purchase up to 726,393 additional shares of common stock and/or 726,393 additional Public Warrants at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option only to cover over-allotments, if any, made in connection with this offering. To the extent the option is exercised and the conditions of the underwriting agreement are satisfied, we will be obligated to sell to the underwriters, and the underwriters will be obligated to purchase, these additional shares of common stock and/or Public Warrants.

Representative’s Warrants

We have agreed to issue Representative Warrants to the representative of the underwriters to purchase a number of shares of our common stock equal to five percent (5.0%) of the shares of common stock issued or issuable by the Company in this offering (including shares of common stock issuable upon the exercise of any Public Warrants and pre-funded warrants issued to investors in this offering). The Representative Warrants will have substantially the same terms as the Public Warrants being offered to investors pursuant to this prospectus, except that the Representative Warrants will have an exercise price equal to 125% of the public offering price, and terminate five years from the commencement of sales of the offering. Pursuant to FINRA Rule 5110(e), the Representative Warrants and any shares of common stock issued upon exercise of the Representative Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 360 days immediately following the date of commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC. The Representative Warrants and the shares of common stock underlying the Representative Warrants are registered on the registration statement of which this prospectus forms a part.

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Underwriting Discount, Commissions and Expenses

The underwriters propose to offer the common stock, Public Warrants and pre-funded warrants offered by us to the public at the public offering price per share set forth on the cover of this prospectus. In addition, the underwriters may offer some of the shares of common stock, Public Warrants and pre-funded warrants to other securities dealers at such price less a concession of $     per share and $      per related Public Warrant. After the initial offering, the public offering price and concession to dealers may be changed. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the Representative of the over-allotment option.

	Per Share and Related Public Warrant(1)	Per Pre-Funded Warrant and Related Public Warrant(1)	Total Without Over- Allotment Option	Total With Full Over- Allotment Option
Public offering price	$		$	$
Underwriting discount (7.0%)(1)	$		$	$
Proceeds, before expenses, to us(2)	$		$	$

__________________

(1)

In addition to the underwriting discount, we have agreed to reimburse the Representative to cover certain accountable expenses of the Representative in connection with this offering in an amount up to $125,000. We have also agreed to issue the Representative of the underwriters the Representative Warrants described above under “Representative Warrants.”

(2)	We estimate that the total expenses of the offering payable by us, excluding the total underwriting discounts, will be approximately $380,000.

Lock-Up Agreements

We and each of our officers, directors, affiliates and certain existing stockholders aggregating at least 10.0% of our outstanding shares have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our common stock or other securities convertible into or exercisable or exchangeable for shares of our common stock for a period of six (6) months after this offering is completed without the prior written consent of Roth.

Roth may in its sole discretion, and at any time without notice, release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Right of First Refusal

We have granted Roth a right of first refusal, upon the completion of the offering, for a period of eighteen months from the termination or expiration of the Company’s engagement with the Representative, to act as the exclusive placement agent, or lead left underwriter and sole book-runner, upon certain terms, for each of our future public and private equity and debt offerings, including all equity-linked financings.

Tail Fee

We shall pay the Representative the cash and warrant compensation provided above on the gross proceeds provided to us by investors that participated in this offering or were introduced to us by the Representative or which we met during our engagement of the Representative in any public or private offering or capital-raising transaction within twelve months following the expiration or termination of our engagement of the Representative.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make for these liabilities.

OTC and Nasdaq Capital Market

Our common stock is presently quoted on the OTC Pink under the symbol “CELZ”. We have applied to have our common stock listed on The Nasdaq Capital Market under the symbol “CELZ”. We will not consummate this offering unless our common stock is approved for listing on Nasdaq. No assurance can be given that our application will be approved. Trading quotes of securities on an over-the-counter marketplace may not be indicative of the market price of those securities on a national securities exchange. We do not intend to apply to list the Public Warrants or pre-funded warrants on any national securities exchange or other nationally recognized trading system.

Price Stabilization, Short Positions, and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares and warrants than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares common stock or warrants over-allotted by the underwriters is not greater than the number of shares of common stock or warrants that they may purchase in the over-allotment option. In a naked short position, the number of shares of common stock or warrants involved is greater than the number of shares common stock or warrants in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.

In connection with this offering, the underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•

net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the representatives of the underwriters and may also be made available on a website maintained by other underwriters. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares and warrants offered by this prospectus to accounts over which they exercise discretionary authority.

Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter and should not be relied upon by investors.

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Certain Relationships

Certain of the underwriters and their affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.  Roth acted as our exclusive placement agent for our August 2021 private placement in which Roth participated and received cash and warrant compensation in connection therewith.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us, the selling stockholders or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

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European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of any shares at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares shall require the Issuer or any Manager to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2 and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Hong Kong

The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the shares of common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

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Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (“ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•	to Italian qualified investors, as defined in Article 100 of Decree no. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

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Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to be distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. We may not render services relating to the securities within the United Arab Emirates, including the receipt of applications and/or the allotment or redemption of such shares.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of the shares shall require the Issuer or any representative to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

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For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrant agent is vStock Transfer LLC, at 18 Lafayette Place, Woodmere, NY 11598. The transfer agent’s telephone number is (212) 828-8436.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Fox Rothschild LLP, 101 Park Avenue, New York, NY 10178.

EXPERTS

The audited consolidated balance sheets at December 31, 2020 and 2019 and the audited consolidated statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2020 and 2019 have been audited by Haynie & Company, our independent registered public accounting firm. We have included these financial statements in this registration statement in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC. You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Common Stock. Applicable SEC rules may require us to update this prospectus in the future.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any report, statement or other information that we file with the SEC at the SEC Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain further information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov, as well as our website at https://creativemedicaltechnology.com. Information contained on our website does not constitute a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement, and certain statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any contract, agreement or any other document referred to herein are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. In addition, we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. To obtain all of the information that we filed with the SEC in connection herewith, we refer you to the registration statement, including its exhibits and schedules. You should assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate only as of the date appearing on the front of the prospectus or prospectus supplement, as applicable.

64

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

F-1

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020

ASSETS
CURRENT ASSETS
Cash	$2,377,930	$98,012
Related party advance	200,000	-
Total Current Assets	2,577,930	98,012

OTHER ASSETS
Other assets	3,282	-
Licenses, net of amortization	550,700	619,763
TOTAL ASSETS	$3,131,912	$717,775

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$454,525	$350,899
Accrued expenses	29,920	159,771
Management fee and patent liabilities - related parties	250,082	468,782
Convertible notes payable, net of discount of $0 and $409,649, respectively	-	788,701
Notes payable, net of discount of $2,219,430 and $0, respectively	2,743,430	-
Advances from related party	17,300	10,800
Derivative liabilities	-	38,741,832
Total Current Liabilities	3,495,257	40,520,785

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock, $0.001 par value, 7,000,000 and 7,000,000 shares authorized, no shares issued and outstanding at September 30, 2021 and December 31, 2020	-	-
Series A preferred stock, $0.001 par value, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding at September 30, 2021 and December 31, 2020	3,000	3,000
Series B preferred stock, $0.001 par value, 1,000 shares authorized, no shares issued and outstanding at September 30, 2021 and December 31, 2020	-	-
Series C preferred stock, $0.001 par value, 500 shares authorized, no shares issued and outstanding at September 30, 2021 and December 31, 2020	-	-
Common stock, $0.001 par value, 6,000,000,000 shares authorized; 2,458,250 and 1,537,081 issued and 2,458,242 and 1,537,073 outstanding at September 30, 2021 and December 31, 2020, respectively	2,458	1,537
Additional paid-in capital	38,434,192	22,082,689
Accumulated deficit	(38,802,995)	(61,890,236)
TOTAL STOCKHOLDERS' DEFICIT	(363,345)	(39,803,010)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$3,131,912	$717,775

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended September 30, 2021	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020

Revenues	$10,000	$77,000	$20,000	$147,000

Cost of revenues	4,000	17,600	8,500	42,596

Gross profit	6,000	59,400	11,500	104,404

OPERATING EXPENSES
Research and development	59,180	-	59,180	-
Selling, general and administrative	757,235	285,100	1,536,479	846,154
Amortization of patent costs	23,021	16,771	69,063	50,021
TOTAL EXPENSES	839,436	301,871	1,664,722	896,175

Operating loss	(833,436)	(242,471)	(1,653,222)	(791,771)

OTHER INCOME/(EXPENSE)
Interest expense	(1,305,273)	(289,210)	(1,875,687)	(910,236)
Gain on extinguishment of convertible notes	489,157	-	585,601	-
Change in fair value of derivatives liabilities	(194,044)	926,532	26,030,549	3,996,775
Total other income (expense)	(1,010,160)	637,322	24,740,463	3,086,539

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,843,596)	394,851	23,087,241	2,294,768

Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$(1,843,596)	$394,851	$23,087,241	$2,294,768

BASIC NET INCOME (LOSS) PER SHARE	$(0.75)	$0.58	$9.98	$6.21

DILUTED NET INCOME (LOSS) PER SHARE	$(0.75)	$0.14	$9.77	$1.07

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC	2,452,076	684,983	2,313,005	369,423

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - DILUTED	2,452,076	2,725,722	2,363,145	2,138,913

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$23,087,241	$2,294,768
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	595,380	68,242
Amortization	69,063	50,021
Amortization of debt discounts	1,755,104	804,898
Change in fair value of derivatives liabilities	(26,030,549)	(3,996,775)
Increase in principal and accrued interest balances due to penalty provision	93,821	-
Gain on extinguishment of convertible notes	(585,601)	-
Changes in assets and liabilities:
Accounts receivable	-	5,600
Accounts payable	103,626	23,666
Accrued expenses	26,169	126,838
Management fee payable	(168,700)	131,200
Net cash used in operating activities	(1,054,446)	(491,542)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance to related party	(200,000)	-
Net cash used in investing activities	(200,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	3,887,750	-
Payments on notes payable	(105,000)	-
Payment of debt issuance costs	(443,239)	-
Payment of deferred offering costs	(3,282)	-
Payments on convertible notes payable	-	(17,000)
Proceeds from convertible notes payable	435,040	458,600
Proceeds from sale of preferred stock	462,000	-
Related party advances	226,500	-
Repayment of related party advances	(220,000)	-
Payments to settle convertible notes payable and warrants	(705,405)	-
Net cash provided from financing activities	3,534,364	441,600

NET INCREASE (DECREASE) IN CASH	2,279,918	(49,942)
BEGINNING CASH BALANCE	98,012	88,648
ENDING CASH BALANCE	$2,377,930	$38,706

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash payments for interest	$9,186	$6,000
Cash payments for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Accrued dividends on preferred stock	$27,725	$-
Warrants issued with notes payable and as a service fee	$2,097,629	$-
Conversion of notes payable, accrued interest and derivative liabilities into common stock	$13,747,415	$2,772,149
Conversion of management fees and patent liability into common stock	$50,000	$160,000
Discounts on convertible notes payable due to derivative liabilities	$134,640	$-
Exchange of preferred stock for notes payable	$572,275	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
December 31, 2020	3,000,000	$3,000	-	$-	-	$-	1,537,073	$1,537	$22,082,689	$(61,890,236)	$(39,803,010)

Proceeds from sales of preferred stock	-	-	350	321,000	150	141,000	4,286	4	(4)	-	462,000

Common stock issued for related party patent and management liabilities	-	-	-	-	-	-	89,286	89	49,911	-	50,000

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	-	-	-	-	789,727	790	1,382,541	-	1,383,331

Relief of derivative liabilities	-	-	-	-	-	-	-	-	12,364,084	-	12,364,084

Dividends on preferred stock	-	-	-	-	-	-	-	-	(27,725)	-	(27,725)

Cashless exercise of warrants	-	-	-	-	-	-	37,870	38	(38)	-	-
Warrants issued with notes payable	-	-	-	-	-	-	-	-	2,097,629	-	2,097,629

Preferred stock redemption	-	-	(350)	(321,000)	(150)	(141,000)	-	-	(110,275)	-	(572,275)
Stock-based compensation	-	-	-	-	-	-	-	-	595,380	-	595,380

Net income	-	-	-	-	-	-	-	-	-	23,087,241	23,087,241
September 30, 2021	3,000,000	$3,000	-	$-	-	$-	2,458,242	$2,458	$38,434,192	$(38,802,995)	$(363,345)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
June 30, 2021	3,000,000	$3,000	350	$321,000	150	$141,000	2,440,614	$2,440	$35,777,506	$(36,959,399)	$(714,453)

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	-	-	-	-	17,628	18	153,962	-	153,980

Relief of derivative liabilities	-	-	-	-	-	-	-	-	138,731	-	138,731

Dividends on preferred stock	-	-	-	-	-	-	-	-	(6,973)	-	(6,973)

Warrants issued with notes payable	-	-	-	-	-	-	-	-	2,097,629	-	2,097,629
Preferred stock redemption	-	-	(350)	(321,000)	(150)	(141,000)	-	-	(110,275)	-	(572,275)
Stock-based compensation	-	-	-	-	-	-	-	-	383,612	-	383,612

Net loss	-	-	-	-	-	-	-	-	-	(1,843,596)	(1,843,596)
September 30, 2021	3,000,000	$3,000	-	$-	-	$-	2,458,242	$2,458	$38,434,192	$(38,802,995)	$(363,345)

The accompanying notes are an integral part of these consolidated financial statements

F-5

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
December 31, 2019	3,000,000	$3,000	-	$-	-	$-	44,978	$45	$17,490,462	$(25,565,006)	$(8,071,499)

Common stock issued for related party management liabilities	-	-	-	-	-	-	128,630	129	159,871	-	160,000

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	-	-	-	-	777,865	778	1,032,640	-	1,033,418

Relief of derivative liabilities	-	-	-	-	-	-	-	-	1,738,731	-	1,738,731
Stock-based compensation	-	-	-	-	-	-	-	-	68,242	-	68,242
Difference in shares from reverse stock split	-	-	-	-	-	-	3	-	-	-	-

Net income	-	-	-	-	-	-	-	-	-	2,294,768	2,294,768
September 30, 2020	3,000,000	$3,000	-	$-	-	$-	951,476	$952	$20,489,946	$(23,270,238)	$(2,776,340)

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
June 30, 2020	3,000,000	$3,000	-	$-	-	$-	490,644	491	$19,456,926	$(23,665,089)	$(4,204,672)

Common stock issued for related party management liabilities	-	-	-	-	-	-	84,656	85	39,915	-	40,000

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	-	-	-	-	376,176	376	427,786	-	428,162

Relief of derivative liabilities	-	-	-	-	-	-	-	-	497,077	-	497,077

Stock-based compensation	-	-	-	-	-	-	-	-	68,242	-	68,242

Net income	-	-	-	-	-	-	-	-	-	394,851	394,851
September 30, 2020	3,000,000	$3,000	-	$-	-	$-	951,476	$952	$20,489,946	$(23,270,238)	$(2,776,340)

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Introductory Comment

Unless otherwise indicated, any reference to “our company”, “we”, “us”, or “our” refers to Creative Medical Technology Holdings, Inc., and as applicable to its wholly owned subsidiaries.

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization – Creative Medical Technologies Holdings, Inc. is a commercial stage biotechnology company focused on immunology, urology, orthopedics and neurology using adult stem cell treatments.

Our subsidiary, Creative Medical Technologies, Inc. (“CMT”), was originally created to monetize U.S. Patent No. 8,372,797 and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired in February 2016. Subsequently, we have expanded our development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing “re-programmed” stem cells, and the treatment of neurologic disorders, lower back pain, type I diabetes, and heart, liver, kidney and other diseases using various types of stem cells through our ImmCelz, Inc., StemSpine, Inc. and AmnioStem LLC subsidiaries. However, neither ImmCelz Inc., StemSpine Inc. nor AmnioStem LLC have commenced commercial activities.

We currently conduct substantially all of our commercial operations through CMT, which markets and sells our CaverStem® and FemCelz® disposable kits utilized by physicians to perform autologous procedures that treat erectile dysfunction and female sexual dysfunction, respectively. Our CaverStem® and FemCelz® kits are currently available through physicians at eight locations in the United States.

In addition to our CaverStem® and FemCelz® products, we are currently in the process of recruiting clinical sites for our StemSpine® Regenerative Stem Cell Procedure for the Treatment of Degenerative Disc Disease. Our StemSpine® treatment is an autologous procedure that utilizes a patient’s own stem cells to treat lower back pain.

In 2020, through our ImmCelz Inc. subsidiary, we began exploring the development of treatments that utilize a patient’s own extracted immune cells that are then “reprogrammed” by culturing them outside the patient’s body with optimized stem cells. The immune cells are then re-injected into the patient from whom they were extracted. We believe this process endows the immune cells with regenerative properties that may be suitable for the treatment of stroke victims, among other indications. In contrast to other stem cell-based approaches, the immune cells are significantly smaller in size than stem cells and are believed to more effectively penetrate areas of the damaged tissues and induce regeneration.

Use of Estimates – The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at September 30, 2021 and for the three- and six-month periods then ended have been made. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. The operations for the three- and six-month periods ended September 30, 2021, are not necessarily indicative of the operating results for the full year.

Going Concern – The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, during the nine-month period ended September 30, 2021, the Company had negative cash flows from operating activities of $1,054,446 and had a working capital deficit of $917,327. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In August 2021, the Company received approximately $3.7 million in senior notes. The proceeds from the senior notes were used to settle outstanding convertible notes and is being used to fund operations. The senior notes will require repayment prior to February 11, 2022 and thus a short-term liability. In this regard, management is proposing to raise any necessary additional funds not provided by operations through loans or through additional sales of equity securities. If the Company raises additional funds through offerings of shares of common stock or other securities, such offerings would cause dilution of current stockholders’ percentage ownership in the Company, which could be substantial. Future offerings could also have a material and adverse effect on the price of the Company’s common stock. On September 28, 2021, the Company filed a Registration Statement on Form S-1 with the Securities and Exchange Commission to raise capital through the offer and sale of units consisting of shares of common stock and warrants to purchase additional shares of common stock in a firm commitment underwriting to be conducted by Roth Capital Partners. However, there can be no assurance that the Company will be successful in completing the offering. The securities to be sold in the offering may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Risks and Uncertainties - On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to-date, the Company is experiencing a reduction in revenues due to the prioritization of medical resources to address the COVID-19 outbreak. In several of our markets, most non-essential (including elective) procedures have been placed on hold. While this has a negative financial impact to our revenues, there have been the same reductions to our costs. Additionally, since the Company maintains no inventory and require nearly all of customers to pre-pay, there is no risk to receivables or inventory write-downs. The company expects existing orders temporarily on hold and continued sales, training and patient treatments will resume once the physician’s offices are back to being fully operational.

Revenue - We have adopted the new revenue recognition standards that went into effect on January 1, 2019. All revenues reported in 2019 and beyond reflect those standards. Adoption of the standards had no effect on the Company’s revenues.

Fair Value of Financial Instruments - The Company’s financial instruments consist of cash and cash equivalents, convertible notes, and payables. The carrying amount of cash and cash equivalents and payables approximates fair value because of the short-term nature of these items.

When determining fair value, whenever possible the Company uses observable market data, and relies on unobservable inputs only when observable market data is not available. As of September 30, 2021, and December 31, 2020, the Company didn’t have any Level 1 or 2 financial instruments. The table below reflects the results of our Level 3 fair value calculations:

	Notes	Warrants	Total
Derivative liability at December 31, 2020	$37,343,835	$1,397,997	$38,741,832
Addition of new conversion option derivatives	1,077,757	-	1,077,757
Extinguishment/modification	(726,998)	(346)	(727,344)
Conversion of note derivatives	(10,494,316)	(1,869,768)	(12,364,084)
Change in fair value	(27,200,278)	472,117	(26,728,161)
Derivative liability at September 30, 2021	$-	$-	$-

Basic and Diluted Loss Per Share – The Company follows Financial Accounting Standards Board (“FASB”) ASC 260 Earnings per Share to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. Dilutive common share equivalents include the dilutive effect of in-the-money share equivalents, which are calculated, based on the average share price for each period using the treasury stock method. Under the treasury stock method, the exercise price of an award, if any, the amount of compensation cost, if any, for future service that the Company has not yet recognized, and the estimated tax benefits that would be recorded in paid-in capital, if any, when an award is settled are assumed to be used to repurchase shares in the current period. During periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation.

F-8

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The following is a summary of outstanding securities which have been included in the calculation of diluted net income per share and reconciliation of net income to net income available to common stockholders for the nine-months ended September 30, 2021.

	For the Three Months Ended September 30, 2020	For the Nine Months Ended September 30, 2021	For the Nine Months Ended September 30, 2020
Weighted average common shares outstanding used in calculating basic earnings per share	684,983	2,313,005	369,423
Effect of Series B and C preferred stock	-	-	-
Effect of warrants	47,784	50,140	56,313
Effect of convertible notes payable	1,579,107	-	1,307,727
Effect of convertible related party management fee and patent liabilities	413,896	-	413,896
Weighted average common shares outstanding used in calculating diluted earnings per share	2,452,076	2,363,145	2,138,913

Net income as reported	$394,851	$23,087,241	$2,294,768
Add - Interest on convertible notes payable	28,228	-	105,338
Net income available to common stockholders	$423,079	$23,087,241	$2,400,106

Diluted income per Share	$0.16	$9.77	$1.12

The Company excluded 7 options and 18 warrants from the computation of diluted net income per share for the nine-months ended September 30, 2021 as their exercise prices were in excess of the average closing market price of the Company’s common stock during that period.

During the three-month period ended September 30, 2021, the Company had 7 options and 481,351 warrants to purchase common stock outstanding. The effect during the three-month period ended September 30, 2021 was anti-dilutive due to the net loss during that period.

F-9

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The Company excluded 7options and 17,842 warrants from the computation of diluted net income per share for the three-months ended September 30, 2020 as their exercise prices were in excess of the average closing market price of the Company’s common stock during that period. The Company excluded 7 options and 413 warrants from the computation of diluted net income per share for the nine-months ended September 30, 2020 as their exercise prices were in excess of the average closing market price of the Company’s common stock during that period.

On November 10, 2021, we effected a 1-for-500 reverse split of our authorized and issued and outstanding shares of common stock. All share references have been restated for this reverse split to the earliest period presented. As a result of the split, the authorized shares of the Company’s common stock decreased to 50,000,000 shares.

Recent Accounting Pronouncements – The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

NOTE 2 – LICENSING AGREEMENTS

ED Patent – The Company acquired a patent from CMH. Amortization expense of $2,493 and $7,479 were recorded for the three- and nine-month periods ended September 30, 2021. As of September 30, 2021, and December 31, 2020, the carrying value of the patent was $43,481 and $50,960, respectively. The Company expects to amortize approximately $9,972 annually through 2026 related to the patent costs.

Multipotent Amniotic Fetal Stem Cells License Agreement - In August 2016, CMT entered into a License Agreement with a University. This license agreement grants to CMT the exclusive right to all products derived from a patent for use of multipotent amniotic fetal stem cells composition of matter throughout the world during the period ending on the expiration date of the longest-lived patent rights under the patent. CMT paid the University an initial license fee within 30 days of entering into the agreement. CMT is also required to pay annual license maintenance fees on each anniversary date of the agreement, which maintenance fees would be credited toward any earned royalties for any given period. The License Agreement provides for payment of various milestone payments and earned royalties on the net sales of licensed products by CMT or any sub licensee. CMT is also required to reimburse the University for any future costs associated with maintaining the patent. CMT may terminate the license agreement for any reason upon 90 days’ written notice and the University may terminate the agreement in the event CMT fails to meet its obligations set forth therein, unless the breach is cured within 30 days of the notice from the University specifying the breach. CMT is also obligated to indemnify the University against claims arising due to the exercise of the license by CMT or any sub licensee. As of September 30, 2021, and December 31, 2020, no amounts are currently due to the University.

The Company estimates that the patent expires in February 2026 and has elected to amortize the patent through the period of expiration on a straight-line basis. Amortization expenses of $293 and $879 were recorded for the three- and nine-month periods ended September 30, 2021. Amortization expenses of $293 and $882 was recorded for the three- and nine-month periods ended September 30, 2020. As of September 30, 2021 and December 31, 2020, the carrying values of the patent were $4,670and $5,549, respectively. The Company expects to amortize approximately $1,172 annually through 2026 related to the patent costs.

Lower Back Patent – The Company, through its subsidiary StemSpine, LLC, acquired a patent from CMH, a related company, on August 16, 2017, covering the use of various stem cells for the treatment of lower back pain from pursuant to a Patent Purchase Agreement, which was amended in November 2017. As amended, the agreement provides the following:

•	The Company is required to pay CMH $100,000 within 30 days of demand as an initial payment.
•	In the event the Company determines to pursue the technology via use of autologous cells, the Company will pay CMH:

o	$100,000 upon the signing agreement with a university for the initiation of an IRB clinical trial.

o	$200,000, upon completion of the IRB clinical trial.

o	$300,000 in the event we commercialize the technology via use of autologous cells by a physician without a clinical trial.

•	In the event the Company determines to pursue the technology via use of allogenic cells, the Company will pay CMH:

o	$100,000 upon filing an IND with the FDA.

o	$200,000 upon dosing of the first patient in a Phase 1-2 clinical trial.

o	$400,000 upon dosing the first patient in a Phase 3 clinical trial.

•	Payment may be made in cash or shares of our common at a discount of 30% to the recent trading price.
•	In the event the Company’s shares of common stock trade below $0.01 per share for two or more consecutive trading days, the number of any shares issuable as payment doubles.
•

For a period of five years from the date of the first sale of any product derived from the patent, the Company is required to make royalty payments of 5% from gross sales of products, and 50% of sale price or ongoing payments from third parties for licenses granted under the patent to third parties.

F-10

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The patent expires on May 19, 2027 and the Company has elected to amortize the patent over a ten-year period on a straight-line basis. Amortization expenses of $2,500 and $7,500 were recorded for the three- and nine-month periods ended September 30, 2021. As of September 30, 2021, and December 31, 2020, the carrying value of the initial patent license was $57,500 and $65,000, respectively. The Company expects to amortize approximately $10,000 annually through 2027 related to the patent costs.

In November 2019, following a successful international pilot study, the Company elected to initiate commercialization of the StemSpine procedure using autologous stem cells. As a result, the Company is obligated to pay CMH $300,000 pursuant to the Patent Purchase Agreement as described above. During the nine-months ended September 30, 2021, $50,000 of this amount was converted into 89,286 shares of the Company’s common stock. As of September 30, 2021, the remaining liability balance was $0. The Company has elected to amortize the patent over a ten-year period on a straight-line basis. Amortization expense of $11,485 and $34,455 were recorded for the three- and nine-month periods ended September 30, 2021. Amortization expense of $11,485 and $34,455 were recorded for the three- and nine-month periods ended September 30, 2020, As of September 30, 2021 and December 31, 2020, the carrying value of the patent was $213,799 and $248,254, respectively. The Company expects to amortize approximately $46,000 annually through 2027 related to the patent costs.

ImmCelzTM - On December 28, 2020, ImmCelz, Inc. (“ImmCelz”), a newly formed Nevada corporation and wholly owned subsidiary of the Company, entered into a Patent License Agreement dated December 28, 2020 (the “Agreement”), with Jadi Cell, LLC. (“Jadi”), a company controlled by Dr. Amit Patel, a Board Member. The Agreement grants to ImmCelzTM the patent rights under U.S. Patent# 9,803,176 B2, “Methods and compositions for the clinical derivation of an allogenic cell and therapeutic uses”. The contract grants ImmCelzTM access to proprietary process of expanding the master cell bank of Jadi Cell LLC, as currently practiced by Licensor and as documented in standard operating procedures (SOPs) and other written documentation. The terms of the agreement are as follows:

•

Licensee shall pay Licensor a license fee of 250,000 (the “Upfront Royalty”), which can also be paid in CELZ stock at a discount of 25% of the closing price of $1.85, which is based on the date of this agreement

•

Within thirty (30) days of the end of each calendar quarter during the term of this Agreement, Licensee will pay Licensor five percent (5%) of the Net Income of ImmCelzTM. during such calendar quarter (the “Continuing Royalty”)

•

in one or a series of related transactions, of all or substantially all of the business or assets of Licensee ImmCelz, Inc. (“Sale of Assets”) will result in a one-time ten-percent allocation to the licensor, the Continuing Royalty will be calculated at five percent (5%) of the Net Income of Licensee in any calendar quarter in which the Net Income in such calendar quarter reflects the receipt of any consideration from such Sale of Assets.

As a result, the Company is obligated to pay Jadi $250,000 pursuant to the Patent License Agreement as described above.

The Company has elected to amortize the patent over a ten-year period on a straight-line basis. Amortization expense of $6,250 and $18,750 were recorded for the three- and nine-month periods ended September 30, 2021. There was no amortization expense recorded for the three- and nine-month periods ended September 30, 2020. As of September 30, 2021, and December 31, 2020, the carrying values of the patent were $231,250 and $250,000, respectively. The Company expects to amortize approximately $25,000annually through 2030 related to the licensing costs.

F-11

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

NOTE 3 – RELATED PARTY TRANSACTIONS

Up until September 15, 2021, the Company was a party to an agreement with CMH under which the Company was obligated to reimburse CMH for services of the Company’s executive officers and directors employed by CMH and performing services for the Company. At the option of CMH, the amounts owed to CMH under the agreement were payable from time to time in shares of common stock of the Company at a price equal to a 30% discount to the lowest closing price during the 20 trading days prior to time CMH provided notice of its exercise of this option. The agreement originally provided for a monthly reimbursement in the amount of $35,000, which amount was increased to $45,000 effective January 1, 2019. During the three months ended September 30, 2021 and 2020, the Company recorded $112,500 and $135,000, respectively in expense in connection with this agreement. Following the termination of this agreement with CMH in September 2021, the Company entered into direct employment relationships with its executive officers, and direct consulting arrangements with its non-employee directors. As of September 30, 2021, no amounts were owed to CMH under the terminated agreement. As of December 31, 2020, amounts due to CMH under the arrangement were $18,782.

On May 28, 2021, our CEO, Mr. Timothy Warbington, and Board Member, Dr. Amit Patel, advanced the company $50,000 and $150,000 respectively. The two notes were repaid in August 2021.

See Note 2 for discussion of an additional related party transaction with CMH.

NOTE 4 – DEBT

On August 11, 2021, we completed the sale of 15% Original Issue Discount Senior Notes (“Bridge Notes”) in the aggregate principal amount of $4,456,176 to a group of institutional investors (the “Purchasers”). In connection with the sale of the Bridge Notes, holders of our shares of Series B Preferred Stock and Series C Preferred Stock exchanged such preferred stock for additional Bridge Notes in the aggregate principal amount of $690,000. The Bridge Notes mature on February 11, 2022, subject to the requirement that we redeem the Bridge Notes prior to such date with the net proceeds of any future offering of our securities. The Notes do not bear interest other than upon an event of default, and are not convertible into the Company’s common stock. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions customary in transactions of this nature. The Company is amortizing the on-issuance discount and financing fees totaling $758,426 to interest expense with respect to these notes.

The Company also issued to the purchasers of the Bridge Notes five-year warrants to purchase an aggregate of 363,046 shares of our common stock at an initial exercise price of $14.175 per share, subject to anti-dilution adjustment in the event of future sales of our equity below the then exercise price, stock dividends, stock splits and other specified events.

Roth Capital Partners (“Roth”), acted as sole placement agent for the offering. Pursuant to terms of an engagement letter with Roth, the Company paid Roth a placement agent fee in the amount $312,750. The Company also issued Roth a warrant to purchase 20,189 shares of common stock with the same terms as the warrants issued to the Purchasers.

During the nine-months ended September 30, 2021, we also issued $498,800 in convertible notes to accredited investors with net proceeds of $435,040, which have since been repaid in full. The notes were to mature during February and July of 2022 and bore interest at a rate of 8%. The notes were convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 71% of the average of the two lowest traded prices or the lowest trade price of the Company’s common stock during the previous 15 trading days preceding the conversion date. The Company amortized the discount due to derivative liabilities and on-issuance discount totaling $443,905 to interest expense with respect to these notes.

On May 28, 2021, Mr. Timothy Warbington, who is our CEO and Chairman; and Dr. Amit Patel, who is a director of ours, advanced the company $50,000 and $150,000 respectively. The two notes were repaid during the quarter ended September 30, 2021, did not have any conversion features, and bore interest at the rate of 5% per annum.

On June 21, 2021, we issued a $105,000, non-convertible note to an accredited investor with net proceeds of $100,000. The note was repaid during the quarter ended September 30, 2021, did not have any conversion features, and bore interest at the rate of 10% per annum.

During the nine-months ended September 30, 2021 and 2020, the Company amortized $1,755,104 and $804,898 respectively, to interest expense. As of September 30, 2021, total discounts of $0.

During the nine-months ended September 30, 2021, the Company issued an aggregate of 789,727 shares upon the conversion of $1,383,331 of outstanding principal, interest and fees on outstanding notes, and 37,870 shares upon the cashless exercise of 43,167 warrants. During the nine-months ended September 30, 2020, the Company issued an aggregate of 777,865 shares upon the conversion of $1,033,418 of outstanding principal, interest and fees on existing, outstanding notes.

During the nine-months ended September 30, 2020, the Company extinguished $23,000 of principal and interest with no pre-payment premiums.

As of September 30, 2021, future loan maturities are as follows:

For the year ended December 31,

2021	0
2022	5,146,176
Total	$5,146,176

F-12

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

NOTE 5 – DERIVATIVE LIABILITIES

Derivative Liabilities

In connection with convertible notes payable, the Company records derivative liabilities for the conversion feature. The derivative liabilities are valued on the date the convertible note payable become convertible and revalued at each reporting period. During the nine-months ended September 30, 2021, the Company recorded initial derivative liabilities of $1,077,757 based upon the following Black-Scholes option pricing model average assumptions: an exercise price of $0.0106 to $0.0248 our stock price on the date of grant of $0.0340 to $0.0806, expected dividend yield of 0%, expected volatility of 75.03% to 98.14%, risk free interest rate of 0.10% and expected terms of 1.0 year. Upon initial valuation, the derivative liabilities exceeded the face values certain of the convertible notes payable by approximately $697,602, which was recorded as a day one loss in derivative liability.

In August 2021, we completed the sale of 15% Original Issue Discount Senior Notes (“Bridge Notes”) in the aggregate principal amount of $4,456,176 to a group of institutional investors (the “Purchasers”). A portion of the proceeds were used to repay the principal, accrued interest, pre-payment fees and other premiums of all the outstanding convertible notes as well as all previously outstanding warrants with re-pricing and anti-dilutive features. The result was $0 in derivative liabilities as-of the period ended September 30,2021.

NOTE 6 – WARRANTS

From January 2021 through September 2021, the Company issued 421,066 warrants in connection with a non-convertible debt issuance and incentive grants to new Scientific Advisory Board and employee members. During the nine-months ended September 30, 2021, two of these individuals exercised 43,167warrants.

The fair value of each warrant is estimated using the Black-Scholes valuation model on the date of issuance and if needed at each period end. Assumptions used in calculating the fair value during the nine months ended September 30, 2021 were as follows:

Weighted Average Inputs Used

Annual dividend yield	$-
Expected life (years)	2.7 to 10.0
Risk-free interest rate	0.23% to 0.81%
Expected volatility	92.93% to 98.81%
Common stock price	$11.5000 to $17.0000

Since the expected life of the warrants was greater than the Company’s historical stock information available, the Public Company determined the expected volatility based on price fluctuations of comparable public companies.

F-13

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

The issuances, exercises and pricing re-sets during the nine months ended September 30, 2021, are as follows:

Outstanding at December 31, 2020	152,738
Issuances	441,255
Exercises	(43,167)
Anti-Dilution/Modification	-
Forfeitures/cancellations	(69,475)
Outstanding at September 30, 2021	481,351
Weighted Average Price at September 30, 2021	$13.2809

NOTE 7 – STOCKHOLDERS’ DEFICIT

Series B Convertible Preferred Stock Equity Financing

On February 11, 2021, the Board of Directors of the Corporation had authorized issuance of up to 350 shares of preferred stock, $0.001 par value per share, designated as Series B Convertible Preferred Stock. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value of $1,200, subject to increase set forth in the Certificate of Designation.

Dividends: Each share of Series B Convertible Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 10% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Series B Convertible Preferred Share has been converted or redeemed (the “Dividend End Date”). Dividends may be paid in cash or in shares of Series B Convertible Preferred Stock. From and after the initial Closing Date, in addition to the payment of dividends pursuant to Section 2(a), each Holder shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series B Convertible Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. The Corporation shall pay no dividends on shares of the common stock unless it simultaneously complies with the previous sentence.

Voting Rights: The Series B Convertible Preferred Stock will vote together with the common stock on an as converted basis subject to the Beneficial Ownership Limitations (not in excess of 4.99% conversion limitation). However, as long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series B Convertible Preferred Stock directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series B Convertible Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series B Convertible Preferred Stock or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Series b Convertible Preferred Stock, (c) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series B Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

Liquidation: Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series B Convertible Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion: Each share of Series B Convertible Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of common stock (subject to the limitations) determined by dividing the Stated Value of such share of Series B Convertible Preferred Stock by the Conversion Price. The Conversion Price for the Series B Convertible Preferred Stock shall be the amount equal to $0.05 per share. Following the event of a default the conversion price shall be $0.35.

F-14

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Redemption: The Series B Convertible Preferred Stock may be redeemed by payment of the stated value thereof, with the following premiums based on the time of the redemption.

•	105% of the stated value if the redemption takes place within 90 days of issuance;

•	110% of the stated value if the redemption takes place after 90 days and within 120 days of issuance

•	120% of the stated value if the redemption takes place after 120 days and within 180 days of issuance

In addition, the Series B Preferred Stock contain various redemption provisions for which are contingent upon future events including but not limited to having sufficient authorized shares, change in control, bankruptcy, etc. Upon a triggering event, the Company the redemption price is 125% of the stated value plus all unpaid dividends and liquidated damages.

Most Favored Nation Provision. From the date hereof until the date when the Holder no longer holds any shares of Series B Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series B Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. The Company shall provide the Holder with notice of any such Subsequent Financing in the manner set forth below. For purposes of illustration, if a Subsequent Financing were to occur whereby the Company sells and issues a convertible note with a conversion price that includes a discount to the market price of its Common Stock, the Holder will be entitled to receive the same convertible note on the exact same terms on a dollar-for-dollar basis via the exchange of the Series B Preferred Stock the Holder holds on the date of the sale and issuance of the convertible note.

On February 12, 2021, pursuant to the terms noted above, the Company entered into a new preferred equity financing agreement with BHP Capital, LLC (“BHP”) in the amount of $350,000 for 350 shares of the newly-designated Series B Convertible Preferred Stock valued at $1,200 per share for which $326,600 in proceeds were received by the Company. In connection with the closing, the Company issued an additional 3,000 shares of common stock as a service fee. The Company has accounted for the transaction with equity at the proceeds received was considered consideration for all securities issued.

In August 2021, the preferred shares were redeemed at 120% of their stated value per the terms of their designations through the issuance of the bridge note with the same terms as the bridge note described in Note 4.

Series C Convertible Preferred Stock Equity Financing

On March 30, 2021, the Board of Directors of the Corporation had authorized issuance of up to 150 shares of preferred stock, $0.001 par value per share, designated as Series C Convertible Preferred Stock. Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value of $1,200, subject to increase set forth in the Certificate of Designation.

Dividends: Each share of Series C Convertible Preferred Stock shall be entitled to receive, and the Corporation shall pay, cumulative dividends of 10% per annum, payable quarterly, beginning on the Original Issuance Date and ending on the date that such share of Series C Convertible Preferred Share has been converted or redeemed (the “Dividend End Date”). Dividends may be paid in cash or in shares of Series C Convertible Preferred Stock. From and after the initial Closing Date, in addition to the payment of dividends pursuant to Section 2(a), each Holder shall be entitled to receive, and the Corporation shall pay, dividends on shares of Series C Convertible Preferred Stock equal to (on an as-if-converted-to-Common-Stock basis) and in the same form as dividends actually paid on shares of the common stock when, as and if such dividends are paid on shares of the common stock. The Corporation shall pay no dividends on shares of the common stock unless it simultaneously complies with the previous sentence.

Voting Rights: The Series C Convertible Preferred Stock will vote together with the common stock on an as converted basis subject to the Beneficial Ownership Limitations (not in excess of 4.99% conversion limitation). However, as long as any shares of Series C Convertible Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series C Convertible Preferred Stock directly and/or indirectly (a) alter or change adversely the powers, preferences or rights given to the Series C Convertible Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Series C Convertible Preferred Stock or, authorize or create any class of stock ranking as to dividends senior to, or otherwise pari passu with, the Series C Convertible Preferred Stock, (c) amend its Articles of Incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Series C Convertible Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing.

F-15

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

Liquidation: Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets, whether capital or surplus, of the Corporation an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing thereon under this Certificate of Designation, for each share of Series C Convertible Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion: Each share of Series C Convertible Preferred Stock shall be convertible, at any time and from time to time from and after the Original Issue Date at the option of the Holder thereof, into that number of shares of common stock (subject to the limitations) determined by dividing the Stated Value of such share of Series C Convertible Preferred Stock by the Conversion Price. The Conversion Price for the Series C Convertible Preferred Stock shall be the amount equal to $0.05 per share. Following the event of a default the conversion price shall be $0.35.

Redemption: The Series C Convertible Preferred Stock may be redeemed by payment of the stated value thereof, with the following premiums based on the time of the redemption.

•	105% of the stated value if the redemption takes place within 90 days of issuance;

•	110% of the stated value if the redemption takes place after 90 days and within 120 days of issuance

•	120% of the stated value if the redemption takes place after 120 days and within 180 days of issuance

In addition, the Series C Preferred Stock contain various redemption provisions for which are contingent upon future events including but not limited to having sufficient authorized shares, change in control, bankruptcy, etc. Upon a triggering event, the Company the redemption price is 125% of the stated value plus all unpaid dividends and liquidated damages.

Most Favored Nation Provision. From the date hereof until the date when the Holder no longer holds any shares of Series C Preferred Stock, upon any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof (a “Subsequent Financing”), the Holder may elect, in its sole discretion, to exchange (in lieu of conversion), if applicable, all or some of the shares of Series C Preferred Stock then held for any securities or units issued in a Subsequent Financing on a $1.00 for $1.00 basis. The Company shall provide the Holder with notice of any such Subsequent Financing in the manner set forth below. For purposes of illustration, if a Subsequent Financing were to occur whereby the Company sells and issues a convertible note with a conversion price that includes a discount to the market price of its Common Stock, the Holder will be entitled to receive the same convertible note on the exact same terms on a dollar-for-dollar basis via the exchange of the Series C Preferred Stock the Holder holds on the date of the sale and issuance of the convertible note.

On March 30, 2021, pursuant to the terms noted above, the Company entered into a new preferred equity financing agreement with Fourth Man, LLC (“FM”) in the amount of $150,000. The closing under the SPA consisted of 150 shares of Series C Convertible Preferred Stock, stated value $1,200 per share, issued to FM for a purchase price of $150,000, or $1,000 per share, for which $141,049 in proceeds were received by the Company. In connection with the closing, the Company issued an additional 642,857 shares of common stock as a service fee. The Company has accounted for the transaction with equity at the proceeds received was considered consideration for all securities issued.

In August 2021, the preferred shares were redeemed at 120% of their stated value per the terms of their designations through the issuance of the bridge note with the same terms as the bridge note described in Note 4.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, management reviewed all material events through November 15, 2021, for these financial statements and there are no material subsequent events to report, except as follows:

In November, 2021, following the approval of the Company’s Board of Directors and holders of a majority the Company’s voting stock, the Company filed an amendment to its Articles of Incorporation increasing the Company’s authorized shares of Common Stock to 25 billion from 6 billion.  Thereafter, on November 10, 2021, following the approval of the Board of Directors of the Company, the Company effected a 1-for-500 reverse split of the both the Company’s authorized and outstanding shares of Common Stock, by filing a Certificate of Change with the Nevada Secretary of State under Section 78.209 of the Nevada Revised Statutes.  Following the stock split, the Company’s authorized common stock was reduced to 50,000,000 shares, and the Company had outstanding approximately 2,452,348 shares of Common Stock. No fractional shares will be issued, and no cash or other consideration will be paid, in connection with the reverse stock split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. All share references have been restated for this reverse split to the earliest period presented.

F-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Creative Medical Technology Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Creative Medical Technology Holdings, Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Consideration of the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has recurring net losses, negative cash flows from operations, and negative working capital. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Haynie & Company

Haynie & Company
Salt Lake City, Utah

March 16, 2021, except for the reverse stock-split retrospectively presented in these financial statements described in Note 9, as to which is dated November 23, 2021

We have been the Company’s auditor since 2016

F-17

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS
Cash	$98,012	$88,648
Accounts receivable	-	5,600
Total Current Assets	98,012	94,248

OTHER ASSETS
Licenses, net of amortization	619,763	436,555
TOTAL ASSETS	$717,775	$530,803

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$350,899	$320,785
Accrued expenses	159,771	120,492
Management fee and patent liabilities - related parties	468,782	240,082
Convertible notes payable, net of discount of $409,649 and $560,899, respectively	788,701	1,062,266
Advances from related party	10,800	10,800
Derivative liabilities	38,741,832	6,847,877
Total Current Liabilities	40,520,785	8,602,302

TOTAL LIABILITIES	40,520,785	8,602,302

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.001 par value, 7,000,000 and 7,000,000 shares authorized, no shares issued and outstanding at December 31, 2020 and 2019	-	-
Series A preferred stock, $0.001 par value, 3,000,000 shares authorized, 3,000,000 shares issued and outstanding at December 31, 2020 and 2019	3,000	3,000
Common stock, $0.001 par value, 12,000,000,000 shares authorized; 1,537,081 and 44,986 issued and 1,537,073 and 44,978 outstanding at December 31, 2020 and 2019, respectively	1,537	45
Additional paid-in capital	22,082,689	17,490,462
Accumulated deficit	(61,890,236)	(25,565,006)
TOTAL STOCKHOLDERS’ DEFICIT	(39,803,010)	(8,071,499)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$717,775	$530,803

The accompanying notes are an integral part of these consolidated financial statements.

F-18

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Revenues	$164,500	$165,500

Cost of revenues	50,596	45,499

Gross profit	113,904	120,001

OPERATING EXPENSES
Selling, general and administrative	1,161,947	1,223,219
Amortization of patent costs	66,792	26,950
TOTAL EXPENSES	1,228,739	1,250,169

Operating loss	(1,114,835)	(1,130,168)

OTHER INCOME/(EXPENSE)
Interest expense	(1,229,590)	(1,895,528)
Gain loss on extinguishment of convertible notes	-	(366,042)
Change in fair value of derivatives liabilities	(33,980,805)	(5,091,935)
Total other income (expense)	(35,210,395)	(7,353,505)

LOSS BEFORE PROVISION FOR INCOME TAXES	(36,325,230)	(8,483,673)

Provision for income taxes	-	-

NET LOSS	$(36,325,230)	$(8,483,673)

BASIC AND DILUTED NET LOSS PER SHARE	$(62.69)	$(410.12)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING - BASIC AND DILUTED	579,461	20,686

The accompanying notes are an integral part of these consolidated financial statements.

F-19

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(36,325,230)	$(8,483,673)
Adjustments to reconcile net loss to net cash from operating activities:
Stock-based compensation	170,323	-
Amortization	66,792	26,950
Amortization of debt discounts	979,960	1,723,451
Change in fair value of derivatives liabilities	33,980,805	5,091,935
Loss on extinguishment of convertible notes payable	-	266,042
Excess consideration issued in connection with relieve of management fees and patent liability	-	100,000
Changes in assets and liabilities:
Accounts receivable	5,600	4,000
Accounts payable	30,114	(11,054)
Accrued expenses	167,029	189,256
Management fee payable	490,051	(120,000)
Net cash used in operating activities	(434,556)	(1,213,093)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	(250,000)	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable to related party	-	(50,000)
Proceeds from notes payable to related party	-	50,000
Payments on convertible notes payable	(17,000)	(263,411)
Prepayment premiums paid on convertible notes payable	-	(41,699)
Proceeds from convertible notes payable	710,920	1,302,795
Net cash provided from financing activities	693,920	997,685

NET INCREASE (DECREASE) IN CASH	9,364	(215,408)
BEGINNING CASH BALANCE	88,648	304,056
ENDING CASH BALANCE	$98,012	$88,648

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash payments for interest	$6,000	$18,177
Cash payments for income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Related party liability incurred for additional patent costs	$-	$300,000
Beneficial conversion feature issued with Allogenics patent liability	$101,351	$-
Conversion of notes payable, accrued interest and derivative liabilities into common stock	$4,162,045	$4,156,811
Conversion of management fees and patent liability into common stock	$160,000	$138,000

The accompanying notes are an integral part of these consolidated financial statements.

F-20

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Series A Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance as of December 31, 2018	3,000,000	$3,000	12,036	$12	$13,083,684	$(17,081,333)	$(3,994,637)

Common stock issued for cashless warrant exercise	-	-	1,063	1	(1)	-	-

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	23,746	24	1,501,251	-	1,501,275

Common stock issued for related party management fee and patent liabilities	-	-	8,133	8	249,992	-	250,000

Relief of derivative liabilities	-	-	-	-	2,655,536	-	2,655,536

Net loss	-	-	-	-	-	(8,483,673)	(8,483,673)

Balance as of December 31, 2019	3,000,000	3,000	44,978	45	17,490,462	(25,565,006)	(8,071,499)

Common stock issued for related party management fee and patent liabilities	-	-	128,630	129	159,871	-	160,000

Common stock issued for conversion of convertible notes, accrued interest and derivative liabilities	-	-	1,363,463	1,363	1,365,342	-	1,366,705

Beneficial conversion feature issued with Allogenics patent liability	-	-	-	-	101,351	-	101,351

Stock-based compensation	-	-	-	-	170,323	-	170,323

Relief of derivative liabilities	-	-	-	-	2,795,340	-	2,795,340

Differences in shares from reverse stock split	-	-	2	-	(-)	-	-

Net loss	-	-	-	-	-	(36,325,230)	(36,325,230)

Balance as of December 31, 2020	3,000,000	$3,000	1,537,073	$1,537	$22,082,689	$(61,890,236)	$(39,803,010)

The accompanying notes are an integral part of these consolidated financial statements.

F-21

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization - Creative Medical Technologies Holdings, Inc. (the “Company”) is a commercial stage biotechnology company focused on immunology, urology, orthopedics and neurology using adult stem cell treatments. The Company was incorporated on December 3, 1998, in the State of Nevada under the name Jolley Marketing, Inc. On May 18, 2016, the Company closed a transaction which was accounted for as a recapitalization, reverse merger, under which Creative Medical Technologies, Inc., a Nevada corporation (“CMT”) became the Company’s wholly-owned subsidiary, and Creative Medical Health, Inc. (“CMH”), which was CMT’s sole stockholder prior to the merger, became the Company’s principal stockholder. In connection with this merger, the Company changed its name to Creative Medical Technologies Holdings, Inc. to reflect its current business.

CMT was originally created on December 30, 2015 (“Inception”), as the urological arm of CMH to monetize a patent and related intellectual property related to the treatment of erectile dysfunction (“ED”), which it acquired from CMH in February 2016. Subsequently, the Company has expanded its development and acquisition of intellectual property beyond urology to include therapeutic treatments utilizing amniotic stem cells, and the treatment of neurologic disorders and lower back pain using various types of stem cells through its AmnioStem LLC, StemSpine, LLC, and ImmCelz, Inc. subsidiaries. However, neither AmnioStem LLC, StemSpine, Inc. nor ImmCelz, Inc. have commenced commercial activities.

Risks and Uncertainties - The Company has a limited operating history and has only recently started to generate revenues from its planned principal operations.

On January 30, 2020, the World Health Organization declared the COVID-19 outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the COVID-19 include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The COVID-19 and actions taken to mitigate it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. While it is unknown how long these conditions will last and what the complete financial effect will be to the company, to-date, the Company is experiencing a reduction in revenues due to the prioritization of medical resources to address the COVID-19 outbreak. In several of our markets, all non-essential (including elective) procedures have been placed on hold. While this has a negative financial impact to our revenues, there have been the same reductions to our costs. Additionally, since the Company maintains no inventory and require nearly all of customers to pre-pay, there is no risk to receivables or inventory write-downs. The company expects existing orders temporarily on hold and continued sales, training and patient treatments will resume once the physician’s offices are back to being fully operational.

The Company’s business and operations are sensitive to general business and economic conditions in the U.S. and worldwide. These conditions include short-term and long-term interest rates, inflation, fluctuations in debt and equity capital markets and the general condition of the U.S. and world economy. A host of factors beyond the Company’s control could cause fluctuations in these conditions, including the political environment and acts or threats of war or terrorism. Adverse developments in these general business and economic conditions, including through recession, downturn or otherwise, could have a material adverse effect on the Company’s financial condition and the results of its operations.

The Company has only recently started to generate sales and we have limited marketing and/or distribution capabilities. The Company has limited experience in developing, training or managing a sales force and will incur substantial additional expenses if it decides to market any of its current and future products and services with an internal sales organization. Developing a marketing and sales force is also time consuming and could delay launch of its future products and services. In addition, the Company will compete with many companies that currently have extensive and well-funded marketing and sales operations. The Company’s marketing and sales efforts may be unable to compete successfully against these companies. In addition, the Company has limited capital to devote to sales and marketing.

The Company’s industry is characterized by rapid changes in technology and customer demands. As a result, the Company’s products and services may quickly become obsolete and unmarketable. The Company’s future success will depend on its ability to adapt to technological advances, anticipate customer demands, develop new products and services and enhance the Company’s current products and services on a timely and cost-effective basis. Further, the Company’s products and services must remain competitive with those of other companies with substantially greater resources. The Company may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products and services or enhanced versions of existing products and services. Also, the Company may not be able to adapt new or enhanced products and services to emerging industry standards, and the Company’s new products and services may not be favorably received. In addition, the Company may not have the capital resources to further the development of existing and/or new ones.

F-22

Use of Estimates - The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Presentation - The consolidated financial statements and accompanying notes have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the consolidated financial statements include all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of the Company’s financial position for the periods presented.

Going Concern - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the U.S., which contemplate continuation of the Company as a going concern. However, during the fiscal year ended December 31, 2020, the Company incurred a net loss of $36,325,230, had negative cash flows from operating activities of $434,556, had negative working capital of $40,422,773 at December 31, 2020 and has only generate revenues for approximately 3 years. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management expects to raise additional funds through the sale of convertible notes, preferred stock, common stock and/or other securities. There is no assurance that the Company will be successful in raising this additional capital or in achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Concentration Risks - The Federal Deposit Insurance Corporation insures cash deposits in most general bank accounts for up to $250,000 per institution. The Company maintains its cash balances at one financial institution. As of December 31, 2020, the Company’s balance did not exceed the limit.

Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instrument - The Company’s financial instruments consist of cash and cash equivalents, convertible notes, and payables. The carrying amount of cash and cash equivalents and payables approximates fair value because of the short-term nature of these items.

Fair value is an exit price, representing the amount that would be received from the sale of an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. Fair value measurements are required to be disclosed by level within the following fair value hierarchy:

Level 1 – Inputs are unadjusted, quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2 – Inputs (other than quoted prices included in Level 1) are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 – Inputs lack observable market data to corroborate management’s estimate of what market participants would use in pricing the asset or liability at the measurement date. Consideration is given to the risk inherent in the valuation technique and the risk inherent in the inputs to the model.

F-23

When determining fair value, whenever possible the Company uses observable market data, and relies on unobservable inputs only when observable market data is not available. As of December 31, 2020, the Company has level 3 fair value calculations on derivative liabilities. The table below reflects the results of our Level 3 fair value calculations:

	Notes	Warrants	Total

Derivative liability at December 31, 2019	$6,659,055	$188,822	$6,847,877
Addition of new conversion option derivatives	2,572,723	-	2,572,723
Extinguishment/modification	-	-	-
Conversion of note derivatives	(2,795,340)	-	(2,795,340)
Change in fair value	30,907,397	1,209,175	32,116,572
Derivative liability at December 31, 2020	$37,343,835	$1,397,997	$38,741,832

Intangible Assets - Intangible assets with finite lives are amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable. The impairment testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. Impairment charges, if any, are recorded in the period in which the impairment is determined.

Impairment - The Company records impairment losses when indicators of impairment are present and undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amount. Furthermore, the Company will make periodic assessments of technology and clinical testing to determine if it plans to continue to pursue the technology and if the license, patent or other rights have value. To date no impairment has been recorded.

Derivative Liabilities - A derivative is an instrument whose value is “derived” from an underlying instrument or index such as a future, forward, swap, option contract, or other financial instrument with similar characteristics, including certain derivative instruments embedded in other contracts and for hedging activities.

As a matter of policy, the Company does not invest in separable financial derivatives or engage in hedging transactions. However, the Company entered into certain debt financing transactions in fiscal 2020 and 2019, as disclosed in Notes 4 and 5, containing certain conversion features that have resulted in the instruments being deemed derivatives. We evaluate such derivative instruments to properly classify such instruments within equity or as liabilities in our financial statements. Our policy is to settle instruments indexed to our common shares on a first-in-first-out basis.

The classification of a derivative instrument is reassessed at each reporting date. If the classification changes as a result of events during a reporting period, the instrument is reclassified as of the date of the event that caused the reclassification. There is no limit on the number of times a contract may be reclassified.

Instruments classified as derivative liabilities are remeasured using the Black-Scholes model at each reporting period (or upon reclassification), and the change in fair value is recorded on our consolidated statement of operations.

Revenue - The Company recognizes revenues in accordance with Accounting Standards Codification (“ASC”) 606, “Revenue from contracts with customers”. Revenues are recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Deferred revenue represents amounts which still have yet to be earned.

The Company generates revenue from the sale of disposable stem cell concentration kits. Revenues are recognized when control of the promised goods or services are transferred to the customer, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services, which is generally on delivery to the customer.

Payments received for which the earnings process is not yet complete are deferred. As of December 31, 2020, the Company had deferred revenue of $32,000 included within current liabilities in the accompanying consolidated balance sheet.

Research and Development - Research and development will continue to be a significant function of the Company. Research and development costs will be expensed as incurred. Expenses in the accompanying financial statements include certain costs which are directly associated with the Company’s research and development:

1.

Erectile Dysfunction Technology based upon the use of stem cells. These costs, which consist primarily of monies paid for clinical trial expenses, materials and supplies and compensation costs amounted to $0 for the year ended December 31, 2020. There were $0 in research costs for the period ended December 31, 2019;

2.

Amniotic Fluid-based Stem Cells. Pre-clinical research costs, which consist primarily of monies paid for laboratory space, materials and supplies amounted to $0 for the year ended December 31, 2020. There were $0 in research costs for the period ended December 31, 2019.

F-24

Stock-Based Compensation – The Company accounts for its stock-based compensation in accordance with Accounting Standards Codification (“ASC”) 718, Compensation - Stock Compensation. The Company accounts for all stock-based compensation using a fair-value method on the grant date and recognizes the fair value of each award as an expense over the requisite vesting period. The Company recognizes stock option forfeitures as they occur as there is insufficient historical data to accurately determine future forfeitures rates.

Income Taxes – The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred income taxes are recognized for differences between financial reporting and tax bases of assets and liabilities at the enacted statutory tax rates in effect for the years in which the temporary differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. The Company evaluates the realizability of deferred tax assets and valuation allowances are provided when necessary to reduce net deferred tax assets to the amounts expected to be realized.

The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. The Company will recognize interest and penalties related to unrecognized tax benefits in the income tax provision in the accompanying statement of operations.

The Company calculates the current and deferred income tax provision based on estimates and assumptions that could differ from the actual results reflected in income tax returns filed in subsequent years. Adjustments based on filed income tax returns are recorded when identified. The amount of income taxes paid is subject to examination by U.S. federal and state tax authorities. The estimate of the potential outcome of any uncertain tax issue is subject to management’s assessment of relevant risks, facts and circumstances existing at that time. To the extent that the assessment of such tax positions change, the change in estimate is recorded in the period in which the determination is made.

Basic and Diluted Loss Per Share – The Company follows Financial Accounting Standards Board (“FASB”) ASC 260 Earnings per Share to account for earnings per share. Basic earnings per share (“EPS”) calculations are determined by dividing net loss by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. During loss periods when common stock equivalents, if any, are anti-dilutive they are not considered in the computation. During the year ended December 31, 2020, the Company had 7 options and 152,738 warrants to purchase common stock outstanding; however, the effects were anti-dilutive due to the net loss. During the year ended December 31, 2019, the Company had 7 options and 10,089 warrants to purchase common stock outstanding; however, the effects were anti-dilutive due to the net loss.

Recent Accounting Pronouncements – The Company has reviewed all recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its financial statements.

NOTE 2 – LICENSING AGREEMENTS

ED Patent – The Company acquired a patent from CMH, a related company on February 2, 2016, in exchange for 862 shares of CMTH restricted common stock valued at $100,000. CMH holds a significant amount of the Company’s common stock. The patent expires in 2025 and the Company has elected to amortize the patent over a ten -year period on a straight-line basis. Amortization expense of $9,972 was recorded for the years ended December 31, 2020 and 2019. As of December 31, 2020, the carrying value of the patent was $50,960. The Company expects to amortize $9,972 annually through 2026 related to the patent costs.

Multipotent Amniotic Fetal Stem Cells License Agreement - On August 25, 2016, CMT entered into a License Agreement dated August 25, 2016, with a University. This license agreement grants to CMT the exclusive right to all products derived from a patent for use of multipotent amniotic fetal stem cells composition of matter throughout the world during the period ending on the expiration date of the longest-lived patent rights under the patent. The license agreement also permits CMT to grant sublicenses. Under the terms of the license agreement, CMT is required to diligently develop, manufacture, and sell any products licensed under the agreement. CMT paid the University an initial license fee within 30 days of entering into the agreement. CMT is also required to pay annual license maintenance fees on each anniversary date of the agreement, which maintenance fees would be credited toward any earned royalties for any given period. The License Agreement provides for payment of various milestone payments and earned royalties on the net sales of licensed products by CMT or any sub licensee. CMT is also required to reimburse the University for any future costs associated with maintaining the patent. CMT may terminate the license agreement for any reason upon 90 days’ written notice and the University may terminate the agreement in the event CMT fails to meet its obligations set forth therein, unless the breach is cured within 30 days of the notice from the University specifying the breach. CMT is also obligated to indemnify the University against claims arising due to the exercise of the license by CMT or any sub licensee. As of December 31, 2020, no amounts are currently due to the University.

The Company estimates that the patent expires in February 2026 and has elected to amortize the patent through the period of expiration on a straight-line basis. Amortization expense of $1,172 was recorded for the years ended December 31, 2020 and 2019. As of December 31, 2020, the carrying value of the patent was $5,256. The Company expects to amortize approximately $1,172 annually through 2026 related to the patent costs.

F-25

Lower Back Patent – The Company, through its subsidiary StemSpine, LLC, acquired a patent from CMH, a related company, on May 17, 2017, covering the use of various stem cells for the treatment of lower back pain from pursuant to a Patent Purchase Agreement, which was amended in November 2017. As amended, the agreement provides the following:

•	The Company is required to pay CMH $100,000 within 30 days of demand as an initial payment.
•	In the event the Company determines to pursue the technology via use of autologous cells, the Company will pay CMH:

o	$100,000 upon the signing agreement with a university for the initiation of an IRB clinical trial.
o	$200,000, upon completion of the IRB clinical trial.
o	$300,000 in the event we commercialize the technology via use of autologous cells by a physician without a clinical trial.

•	In the event the Company determines to pursue the technology via use of allogenic cells, the Company will pay CMH:

o	$100,000 upon filing an IND with the FDA.
o	$200,000 upon dosing of the first patient in a Phase 1-2 clinical trial.
o	$400,000 upon dosing the first patient in a Phase 3 clinical trial.

•	Payment may be made in cash or shares of our common at a discount of 30% to the lowest closing price within 20 business days prior to the conversion date.
•	In the event the Company’s shares of common stock trade below $5.00 per share for two or more consecutive trading days, the number of any shares issuable as payment doubles.
•

For a period of five years from the date of the first sale of any product derived from the patent, the Company is required to make royalty payments of 5% from gross sales of products, and 50% of sale price or ongoing payments from third parties for licenses granted under the patent to third parties.

The patent expires on May 19, 2027 and the Company has elected to amortize the patent over a ten-year period on a straight-line basis. Amortization expense of $10,000 was recorded for the years ended December 31, 2020 and 2019. As of December 31, 2020, the carrying value of the initial patent license was $65,000. The Company expects to amortize approximately $10,000 annually through 2027 related to the patent costs.

In November, 2019, following a successful international pilot study, the Company elected to initiate commercialization of the StemSpine procedure using autologous stem cells. As a result, the Company is obligated to pay CMH $300,000 pursuant to the Patent Purchase Agreement as described above. The Company has elected to amortize the patent over a ten-year period on a straight-line basis. Amortization expense of $45,940 was recorded for the year ended December 31, 2020. Amortization expense of $5,806 was recorded for the year ended December 31, 2019. As of December 31, 2020, the carrying value of the patent was $248,254. The Company expects to amortize approximately $46,000 annually through 2027 related to the patent costs.

ImmCelz™ - On December 28, 2020, ImmCelz, Inc. (“ImmCelz”), a newly formed Nevada corporation and wholly owned subsidiary of the Company, entered into a Patent License Agreement dated December 28, 2020 (the “Agreement”), with Jadi Cell, LLC. (“Jadi”), a company controlled by Dr. Amit Patel, a Board Member. The Agreement grants to ImmCelz™ the patent rights under U.S. Patent# 9,803,176 B2, “Methods and compositions for the clinical derivation of an allogenic cell and therapeutic uses”. The contract grants ImmCelz™ access to proprietary process of expanding the master cell bank of Jadi Cell LLC, as currently practiced by Licensor and as documented in standard operating procedures (SOPs) and other written documentation. The terms of the agreement are as follows:

•

Licensee shall pay Licensor a license fee of $250,000 (the “Upfront Royalty”), which can also be paid in CELZ stock at a discount of 25% of the closing price of $1.85 which is based on the date of this agreement

•

Within thirty (30) days of the end of each calendar quarter during the term of this Agreement, Licensee will pay Licensor five percent (5%) of the Net Income of ImmCelz™. during such calendar quarter (the “Continuing Royalty”)

•

in one or a series of related transactions, of all or substantially all of the business or assets of Licensee ImmCelz, Inc. (“Sale of Assets”) will result in a one-time ten-percent allocation to the licensor, the Continuing Royalty will be calculated at five percent (5%) of the Net Income of Licensee in any calendar quarter in which the Net Income in such calendar quarter reflects the receipt of any consideration from such Sale of Assets.

F-26

As a result, the Company is obligated to pay Jadi $250,000 pursuant to the Patent License Agreement as described above. Refer to exhibit 10.29 for the complete agreement.

The Company has elected to amortize the patent over a ten-year period on a straight-line basis. Given the date of the Agreement, there was no amortization expense recorded for the year ended December 31, 2020. As of December 31, 2020, the carrying value of the patent was $250,000. The Company expects to amortize approximately $25,000 annually through 2030 related to the patent costs.

As of December 31, 2020, future expected amortization of these assets is as follows:

For the year ended December 31,

2021	93,327
2022	93,327
2023	93,327
2024	93,327
2025	93,327
Thereafter	152,835
Total	$619,470

The following is a rollforward of the Company’s licensing agreements for the year end December 31, 2020.

	Assets	Accumulated Amortization

Balances at December 31, 2019	$510,000	$(73,445)
Addition of new assets	250,000	-
Amortization	-	(66,792)
Balances at December 31, 2020	$760,000	$(140,237)

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has incurred a monetary obligation to a related corporation to reimburse the cost of services provided to the Company (management and consulting) through December 31, 2020. Each of the Company’s executive officers is employed by CMH, and will continue to receive his or her salary or compensation from CMH. The Company has an agreement with CMH which obligates the Company to reimburse CMH $35,000 per month for such services beginning January 2016. On November 17, 2017, the Company entered into an amended Management Reimbursement Agreement dated November 17, 2017, with Creative Medical Technologies, Inc. (“CMT”), the wholly owned subsidiary of the Company, and with Creative Medical Health, Inc., the parent of the Company (“CMH”). The Agreement memorializes the arrangement between the parties whereby the Company has, since January 1, 2016, reimbursed CMH $35,000 per month for the services of management and consultants employed by CMH and performing services for the Company and CMT. At the option of CMH, the reimbursable amounts set forth in the Agreement may be paid from time to time in shares of common stock of the Company at a price equal to a 30% discount to the lowest closing price during the 20 trading days prior to time the notice is given. The Agreement may be terminated by either party upon 30 days’ prior written notice. The agreement was amended in December 2018 to increase the monthly reimbursement from $35,000 to $45,000 effective January 1, 2019 and thereafter.

F-27

On January 12, 2018, the Company entered into a Debt Settlement Agreement with Timothy Warbington, our CEO, Chairman, and principal shareholder, and Creative Medical Health, Inc., the parent of the Company, whereby Mr. Warbington cancelled $150,000 of debt owed by CMH to him in return for which he would receive 3,000,000 shares of Series A Preferred Stock which CMH agreed to receive in return for cancellation of $150,000 of debt owed by us to CMH for management reimbursement costs.

As of December 31, 2020, and 2019, amounts due to CMH under the arrangement were $18,782 and $82 respectively.

During 2016, the Company entered into three note payable agreements with CMH in which the proceeds were used in operations. The notes payable were dated February 2, 2016, May 1, 2016 and May 18, 2016 and resulted in borrowings of $50,000, $50,000 and $25,000, respectively. Notes payable of $50,000 mature on April 30, 2018, $50,000 on July 31, 2018 and $25,000 on May 18, 2018. On May 4, 2017, CMT and CMH entered into a Note Extension and Limited Waiver Agreement whereby the parties extended the maturity date of the 8% Promissory Note dated February 2, 2016, in the principal amount of $50,000, from April 30, 2017, to April 30, 2018, and CMH waived the nonpayment of the Note by CMT on the original maturity date. On extension, CMT paid to CMH accrued interest related to the extended note of $4,050. On July 31, 2017, CMT and CMH entered into a Note Extension and Limited Waiver Agreement whereby the parties extended the maturity date of the 8% Promissory Note dated May 1, 2016, in the principal amount of $50,000, from July 31, 2017, toJuly 31, 2018, and CMH waived the nonpayment of the Note by CMT on the original maturity date. On extension, CMT paid to CMH accrued interest related to the extended note of $4,050. The notes incur interest at 8% per annum on the outstanding balance of the notes. As of December 31, 2020, accrued, unpaid interest was $0.

On April 11, 2018, CMH converted $136,003 of principal and accrued interest into 19,711 common shares. As of December 31, 2020, the Company had fulfilled all the obligations of the notes.

On August 12, 2016, CMH advanced the Company $2,000 for operations. The amount is due on demand and does not incur interest.

On May 17, 2017, StemSpine, LLC (“StemSpine”), a newly formed Nevada limited liability company and wholly owned subsidiary of Creative Medical Technologies, Inc. (“CMT”), the wholly owned subsidiary of the Company, entered into a Patent Purchase Agreement dated May 17, 2017 (the “Agreement”), with Creative Medical Holdings, Inc. (“CMH”).

To date, the Company has paid CMH the $100,000 obligation of the initial payment due under this agreement, by a $50,000cash payment and the issuance of 667shares of common stock on December 12, 2019. On December 31, 2019 the Company paid CMH $50,000 of the $300,000 obligation from the second payment due under this agreement through the issuance of 133 shares of common stock. On September 30, 2020 the Company paid CMH $40,000 of the $300,000 obligation from the second payment due under this agreement through the issuance of 84,656 shares of common stock.

On December 28, 2020, ImmCelz, Inc. (“ImmCelz”), a newly formed Nevada corporation and wholly owned subsidiary of the Company, entered into a Patent License Agreement dated December 28, 2020 (the “Agreement”), with Jadi Cell, LLC. (“Jadi”), a company controlled by Dr. Amit Patel, a Board Member. Execution of the agreement triggered a $250,000 payment obligation to Jadi.

See Note 2 for discussion of an additional related party transactions with CMH relating the purchase of our ED patent in 2016, our StemSpine® patent in 2017 and the ImmCelz™ Patent License agreement in 2020.

NOTE 4 – DEBT

During 2019, we issued $1,572,400 in convertible notes to accredited investors with net proceeds of $1,302,795. The notes matured from February through October of 2020 and bore interest rates ranging from 2% to 11%. In February 2019, we entered into three separate exchange agreements with holders of common stock purchase warrants issued by the Company in September 2018 and November 2018. Under each exchange agreement, the Company issued a convertible promissory note in the principal amount of $100,000 to the warrant holder party to such exchange agreement in exchange for the cancellation of common stock purchase warrants held by such warrant holder, initially exercisable for an aggregate of 43 shares of the Company’s common stock. The notes were convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 66% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date, the lowest trade price during the previous 20 trading days, or the volume weighted average price over the prior 15 trading days. The loans are evidenced by promissory notes and bore interest in a range of 8% to 11%. The loan maturity dates ranged from February 19, 2020 through October 11, 2020. The Company amortized the on-issuance discounts of $1,194,357 to interest expense using the straight-line method over the original terms of the loans. During 2019 the Company amortized $1,613,226 to interest expense. As of December 31, 2019, a discount of $374,124 remained.

During 2019, the Company issued an aggregate of 23,746 shares upon the conversion of $1,501,275 of outstanding principal, interest and fees on existing, outstanding notes and 1,062 shares upon the cashless exercise of 1,188 warrants.

F-28

During the year ended December 31, 2019, the Company incurred $41,699 in pre-payment premiums associated with the extinguishment of $313,111 in principal that was recorded as interest expense.

During 2020, we issued $831,140 in convertible notes to accredited investors with net proceeds of $710,920. The notes mature from February through December of 2021 and bear an interest rate of 8%. The notes are convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 71% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date, the lowest trade price during the previous 15 trading days. The Company is amortizing the on-issuance discounts of $828,710 to interest expense using the straight-line method over the original terms of the loans. During 2020 the Company amortized $979,959 to interest expense. As of December 31, 2020, a discount of $409,650 remained.

During 2020, we issued an aggregate of 1,363,463 shares upon the conversion of $1,366,705 of outstanding principal, interest and fees on existing, outstanding notes.

As of December 31, 2020, future loan maturities are as follows:

For the year ending December 31,

2021	1,305,005

NOTE 5 – DERIVATIVE LIABILITIES

Derivative Liabilities

In connection with convertible notes payable and the related party management fee and patent liability, the Company records derivative liabilities for the conversion feature. In addition, the Company has warrants for which the exercise prices reset upon future events. These warrants are also considered to be derivative liabilities. The derivative liabilities are valued on the date the convertible note payable and the related party liabilities become convertible and revalued at each reporting period. The warrants are valued on the date of issuance and revalued at each reporting period. During the year ended December 31, 2020, the Company recorded initial derivative liabilities of $2,572,723 based upon the following Black-Scholes option pricing model average assumptions: an exercise price of 0.40 to $0.60our stock price on the date of grant of $1.70to $18.25, expected dividend yield of 0%, expected volatility of 103.79% to 131.89%, risk free interest rate of 0.16% to 1.62% and an expected term of 1.0 year. Upon initial valuation, the derivative liability exceeded the face value certain of the convertible note payables by approximately $1,864,233, which was recorded as a day one loss on derivative liability.

On December 31, 2020, the derivative liabilities were revalued at $38,741,832 resulting in a loss of $33,980,805 related to the change in fair market value of the derivative liabilities. The derivative liabilities were revalued using the Black-Scholes option pricing model with the following average assumptions: an exercise price of $0.40 to $6.70, our stock price on the date of valuation $13.90, expected dividend yield of 0%, expected volatility of 98.14% to 100.94%, risk-free interest rate of 0.17%, and expected terms ranging from 0.50 to 3.57 years.

During the year ended December 31, 2019, the Company recorded initial derivative liabilities of $2,794,910 based upon the following Black-Scholes option pricing model average assumptions: an exercise price of $25.00 to $1,545, our stock price on the date of grant of $30.00to $1,390, expected dividend yield of 0%, expected volatility of 87.61% to 103.96%, risk free interest rate of 1.56% to 2.55% and expected terms ranging from 1.0 to 5.0 years. Upon initial valuation, the derivative liability exceeded the face value certain of the convertible note payables by approximately $1,215,985, which was recorded as a day one loss on derivative liability.

On December 31, 2019, the derivative liabilities were revalued at $6,847,877 resulting in a loss of $3,512,648 related to the change in fair market value of the derivative liabilities. The derivative liabilities were revalued using the Black-Scholes option pricing model with the following average assumptions: an exercise price of $10.00to $295, our stock price on the date of valuation $25.00, expected dividend yield of 0%, expected volatility of 93.84% to 103.96%, risk-free interest rate of 1.62%, and expected terms ranging from 0.50 to 4.58 years.

Future Potential Dilution

Most of the Company’s convertible notes payable contain adjustable conversion terms with significant discounts to market. As of December 31, 2020, the Company’s convertible notes payable are potentially convertible into an aggregate of approximately 1.4 billion shares of common stock. In addition, due to the variable conversion prices on some of the Company’s convertible notes, the number of common shares issuable is dependent upon the traded price of the Company’s common stock.

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NOTE 6 – STOCK-BASED COMPENSATION

The Company has reserved 27 shares under its 2016 Stock Incentive Plan (the “Plan”). The Plan was adopted by the board of directors on May 18, 2016, as a vehicle for the recruitment and retention of qualified employees and consultants. The Plan is administered by the Board of Directors. The Company may issue, to eligible employees or contractors, restricted common stock, options, stock appreciation rights and restricted stock units. The terms and conditions of awards under the Plan will be determined by the Board of Directors.

In July and September 2016, the Company granted 10-year options to two parties for accepting appointment to the Company’s scientific advisory board. Each award consisted of options to purchase up to 500 shares at $87.50 per share. The options vest at a rate of 100 on each anniversary date of the respective grants. The options are accounted for as non-employee stock options and thus revalued for reporting purposes at the end of each quarter. During 2020 and 2019, the fair market value of the options was insignificant to the financial statements.

Since the expected life of the options was greater than the Company’s historical stock information available, the Company determined the expected volatility based on price fluctuations of comparable public companies.

There were no options issued during the years ended December 31, 2020 and 2019.

Option activity for the years ended December 31, 2020 and 2019 consists of the following:

	Stock Options	Weighted Average Exercise Price	Weighted Average Life Remaining
Outstanding, December 31, 2018	7	$13,125	7.65
Issued	-	-	-
Exercised	-	-	-
Expired	-	-	-
Outstanding, December 31, 2019	7	$13,125	6.65
Issued	-	-	-
Exercised	-	-	-
Expired	-	-	-
Outstanding, December 31, 2020	7	$13,125	5.64
Vested, December 31, 2020	5	$13,125	5.64

See Note 2 for discussion related to the issuance of common stock in connection with licensing agreements. See Note 4 and 5 for discussion regarding warrants issued with a convertible note payable.

From April through September 2020, we granted 23,262 3-year warrants to a vendor for services rendered at exercise prices ranging from $1.45 to $3.50. The value of the warrants was determined to be $35,670 based upon the Black-Scholes method, see variables used below. In December 2020,we granted a total of 60,000 warrants to three of our board members at an exercise price of $2.00. The value of the warrants was determined to be $102,081 based upon the Black-Scholes method, see variables used below. As of December 31, 2020, future estimated stock-based compensation expected to be recorded was estimated to be $0.

The fair value of each warrant award is estimated using the Black-Scholes valuation model. Assumptions used in calculating the fair value during the year ended December 31, 2020 were as follows:

Weighted Average Inputs Used

Annual dividend yield	$-
Expected life (years)	3.0
Risk-free interest rate	0.11% to0.94%
Expected volatility	95.27% to 106.51%
Common stock price	$1.45 to 9.50

See Note 7 for warrant rollforward.

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NOTE 7 – STOCKHOLDERS’ DEFICIT

During 2019, the Company entered into convertible loan agreements with third parties that included 486 5-year warrants to purchase a share of common stock at initial prices ranging from $295 to $1,545. On the date of issuance, the Company accounted for the conversion feature on the warrants as derivative liabilities, see Note 5. Derivative accounting applies as the number of warrants and the conversion price are variable and do not have a floor as to the number of common shares in which could be converted. For the year ended December 31, 2019, outstanding warrants were increased by 9,100 to reflect the terms of the warrant agreements. For the year ended December 31, 2019, 1,188 warrants were converted into 1,062 common shares through cashless conversions. As of December 31, 2019, 10,089 warrants remained.

Assumptions used in calculating the fair value of the warrants issued in 2019 were as follows:

Range of
Inputs Used
Annual dividend yield	$-
Expected life (years)	5.00
Risk-free interest rate	1.56 to 2.23%
Expected volatility	82.85% to 92.64.00%
Common stock price	$295 to 760

During 2020, the Companygranted 3-year warrants to three board members to purchase an aggregate of 60,000 shares of common stock at a price of $0.004 and 8,214,286 to a contractor for services rendered at prices ranging from $2.00 to $2.50. For the year ended December 31, 2020, outstanding warrants were increased from the initial issuance of 291 warrants to 69,063 to reflect the terms of the existing warrant agreements. For the year ended December 31, 2020 there were no warrants converted into common shares through cashless conversions. As of December 31, 2020, 152,745 warrants remained.

Assumptions used in calculating the fair value of the warrants issued in 2020 were as follows:

Range of
Inputs Used
Annual dividend yield	$-
Expected life (years)	3.00
Risk-free interest rate	0.11% to 0.29%
Expected volatility	99.24% to 106.51%
Common stock price	$1.45 to 2.50

Warrant activity for the years ended December 31, 2020 and 2019 consists of the following:

	Warrants	Weighted Average Exercise Price	Weighted Average Life Remaining
Outstanding, December 31, 2018	1,894	$355.00	4.22
Issued	486
Exercises	(1,188)
Anti-Dilution Modifications	9,100
Forfeiture/Cancellations	(203)		-
Outstanding, December 31, 2019	10,089	$45.00	3.08
Issued	83,262
Exercises	-
Anti-Dilution Modifications	59,394		-
Forfeiture/Cancellations			-
Outstanding, December 31, 2020	152,745	$2.85	2.47
Vested, December 31, 2020	152,745	$2.85	2.47

See Note 5 for discussion regarding anti-dilution and modifications related to warrants accounted for as derivative liabilities.

See Note 2 for discussion related to the issuance of common stock in connection with licensing agreements.

See Note 3 for discussion related to the issuance of common stock to a related party for cash.

F-31

NOTE 8 – INCOME TAXES

The provision for income tax expense consists of the following at December 31, 2020 and 2019:

	2020	2019
Income tax provision attributable to:
Federal	$(250,771)	$(272,800)
State and local	(69,671)	(75,792)
Valuation allowance	320,442	(348,592)
Net provision for income tax	$-	$-

Deferred tax assets consist of the following at December 31, 2020 and 2019:

	2020	2019
Deferred tax asset attributable to:
Net operating loss carryover	$1,593,282	$1,347,378
Accrued management fees, related party	155,063	80,825
Valuation allowance	(1,748,345)	(1,427,903)
Net deferred tax asset	$-	$-

The primary difference between the statutory federal rate and the Company’s effective tax rate for the years ended December 31, 2020 and 2019 was due to the 100% valuation allowance. The following is a reconciliation of the statutory federal rate and the Company’s effective tax rate for the year ended December 31, 2020 and 2019:

	2020	2019

Tax at federal statutory rate	21.0%	21.0%
State, net of federal benefit	0.2%	0.9%
Change in temporary differences	(0.0)%	0.0)%
Permanent differences	(20.2)	(17.9)%
Valuation allowance	(0.9)%	(4.1)%
Provision for taxes	-

As of December 31, 2020, the Company had federal and state gross net operating loss carryforwards of approximately $6.5 million. The federal and state net operating losses and tax credits expire in years beginning in 2036. Under Section 382 and 383 of the Internal Revenue Code of 1986, as amended, or the Code, if a corporation undergoes an “ownership change,” the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes, such as research tax credits, to offset its post-change income may be limited. In general, an “ownership change” will occur if there is a cumulative change in our ownership by “5-percent shareholders” that exceeds 50 percentage points over a rolling three-year period. Similar rules may apply under state tax laws. To date, the Company hasn’t experienced “ownership changes” under section 382 of the Code and comparable state tax laws. As of December 31, 2020, the Company estimates that none of the federal and state net operating losses will be limited under Section 382 of the Code.

As of December 31, 2020, and 2019, the Company maintained a full valuation allowance on its net deferred tax assets. The valuation allowance was determined in accordance with the provisions of ASC 740, Accounting for Income Taxes, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction by jurisdiction basis. The Company’s history of cumulative losses, along with expected future U.S. losses required that a full valuation allowance be recorded against all net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

F-32

The applicable federal and state rates used in calculating the deferred tax provision was 21.0% and 8.9%, respectively.

The Company files income tax returns in the U.S. and Arizona. All years presented remain subject to examination for U.S. federal and state purposes. The Company is not currently under examination in federal or state jurisdictions.

NOTE 9 – SUBSEQUENT EVENTS

On January 8, 2021 shares of common stock were issued to CMH in satisfaction of a $50,000 payment owed to CMH under the Patent Purchase Agreement, dated May 17, 2017, as amended on November 14, 2017, between us, our wholly-owned subsidiary StemSpine, LLC, and CMH. Pursuant to the Patent Agreement, the number of shares issued was calculated based on a 30% discount to the closing trading price of the common stock of $.0016 on December 9, 2020.

In February 2020, we completed the sale of two 10% Original Issue Discount Senior Convertible Notes to two institutional investors pursuant to a Securities Purchase Agreement between the Company and the investors. The transactions were effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder. Pursuant to the Purchase Agreements, for an aggregate purchase price of $144,500, the Investors purchased the notes in the aggregate principal amount of $157.150. The notes mature in February, 2021, bear interest at a rate of 8% per annum, and are convertible into shares of the Company’s common stock at a conversion prices ranging from to 60% to 61% of the average of the two lowest traded price of the Company’s common stock during the 15 trading days preceding the applicable conversion date.

On February 12, 2021, we completed the sale to an institutional investor 350,000 shares of the our newly designated Series B Preferred Stock pursuant to a Securities Purchase Agreement between the Company and the Purchaser for an aggregate purchase price of $350,000. In addition, pursuant to the Purchase Agreement, we issued the Purchaser 3,000 shares of our Common Stock as “Commitment Shares” for entering into the transaction. The transaction was effected pursuant to Secti  on 4(a)(2) of the Securities Act of 1933, as amended and Rule 506 of regulation (b) promulgated thereunder.

Each share of Series B Preferred Stock has a Stated Value of $1,200.00 and is convertible into Common Stock at a conversion price equal to $25. The conversion price of the Series B Preferred Stock is subject to equitable adjustment in the event of a stock split, stock dividend or similar event with respect to the Common Stock, and will be reduced to $17.50 in the event of a “Triggering Event” a defined in the Certificate of Designation of the Series B Preferred Stock (the “Certificate of Designation”).

The Series B Preferred Stock (i) carries a quarterly dividend at the rate of 10% per annum, payable in cash or additional shares of Series B Preferred Stock, at the Company’s option, and (ii) may be redeemed by us, at its option, upon the payment of an amount equal to (a) $1,200 per share of Series B Preferred Stock, plus all accrued dividends thereon and any unpaid fees or liquidated damages then due with respect to the Series B Preferred Stock pursuant to the Certificate of Designation, multiplied by (b) a premium ranging from 5% if the redemption occurs within 90 days following the issuance of the Series B Preferred Stock, to 20% if the redemption occurs between 120 and 180 days following the issuance of the Series B Preferred Stock.

On March 11, 2020, following the approval of the Board of Directors of the Company filed a Certificate of Amendment to the Certificate of Designation of the Company’s Series A Preferred Stock with the Secretary of State of the State of Nevada (the “Certificate of Amendment”). The Certificate of Amendment increased the voting power of the Series A Preferred Stock to 10,00 votes per share from 30 votes per share. The Company has 3,000,000 shares of Series A Preferred Stock outstanding, all of which are held by Timothy Warbington.

From January 1, 2021 through March 17, 2021, we issued 623,404 shares of common stock for the conversion of $947,575 in convertible note principal, interest and fees.

During January and February, 2021 we issued 20,111 shares to a contractor upon the conversion of 23,167 cashless warrants. The warrants were issued to the contractor for services rendered.

In November, 2021, following the approval of the Company’s Board of Directors and holders of a majority the Company’s voting stock, the Company filed an amendment to its Articles of Incorporation increasing the Company’s authorized shares of Common Stock to 25 billion from 6 billion.  Thereafter, on November 10, 2021, following the approval of the Board of Directors of the Company, the Company effected a 1-for-500 reverse split of the both the Company’s authorized and outstanding shares of Common Stock, by filing a Certificate of Change with the Nevada Secretary of State under Section 78.209 of the Nevada Revised Statutes.  Following the stock split, the Company’s authorized common stock was reduced to 50,000,000 shares, and the Company had outstanding approximately 2,452,348 shares of Common Stock. No fractional shares will be issued, and no cash or other consideration will be paid, in connection with the reverse stock split. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the reverse stock split. All share references have been restated for this reverse split to the earliest period presented.

F-33

4,842,615 SHARES OF COMMON STOCK

WARRANTS TO PURCHASE UP TO 4,842,615 SHARES OF COMMON STOCK

PRE-FUNDED WARRANTS TO PURCHASE UP TO 4,842,615 SHARES OF COMMON STOCK

P R O S P E C T U S

Roth Capital Partners

December  , 2021

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses incurred by us in connection with the sale of the Common Stock being registered by this registration statement. All amounts shown are estimates, except for the Securities and Exchange Commission (“SEC”) registration fee.

SEC registration fee	$4,530.71
Accounting fees and expenses	$25,000.00
Legal fees and expenses	$250,000.00
Nasdaq listing fee	$50,000.00
Miscellaneous expenses	$50,000.00

Total	$379,530.71

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•

Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

•	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or

•	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

II-1

Our bylaws provide that, the Company shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify any person who is or was a director or officer of the Company or any predecessor of the Company or is or was serving at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an “Indemnitee”) against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Company, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Company; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Additionally, our bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Nevada, indemnify any Indemnitee against expenses, including attorneys’ fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee’s fiduciary duties as a director or officer to act in good faith and in the interests of the Company; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

Current Period Ending September 30, 2021

Subsequent to June 30, 2021, the Company borrowed $341,650 under convertible notes payable issued by two institutional investors.

Subsequent to June 30, 2021, the Company issued 17,628 shares of common stock for the conversion of $153,980 in convertible notes.

On August 11, 2021, the Company completed the sale of 15% Original Issue Discount Senior Notes (“Notes”) to a group of institutional investors (the “Purchasers”), pursuant to a Securities Purchase Agreement between the Company and the Purchasers dated as of August 9, 2021 (the “Purchase Agreement”). Pursuant to the Purchase Agreement, for an aggregate purchase price of $3,787,750, the Purchasers purchased Notes in the aggregate principal amount of $4,456,176. Each Note matures on February 11, 2022, subject to the Company’s requirement to redeem the Notes prior to such date with the net proceeds of any future offering of the Company’s securities. The Notes do not bear interest other than upon an event of default, and are not convertible into the Company’s common stock. In addition, the Notes are subject to covenants, events of defaults and other terms and conditions customary in transactions of this nature. Pursuant to the Purchase Agreement, the Company also issued to the Purchasers five-year warrants (“Warrants”) to purchase an aggregate of 314,369 shares of the Company’s common stock at an initial exercise price of $14.18 per share, subject to anti-dilution adjustment in the event of future sales of equity by the Company below the then exercise price, stock dividends, stock splits and other specified events. Roth Capital Partners (“Roth”), acted as sole placement agent for the offering. Pursuant to terms of an engagement letter with Roth, the Company paid Roth a placement agent fee of 9% of the gross proceeds of the offering. The Company also issued Roth a warrant to purchase 20,189 shares of common stock with the same terms as the Warrants issued to the Purchasers.

Subsequent to June 30, 2021, the Company issued 30,000 warrants in connection with incentive grants to Scientific Advisory Board members and employees. The warrants are exercisable at $15.00 per share, vest upon issuance and exercisable for a period of ten years.

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Six Months Ended June 30, 2021

During the six-months ended June 30, 2021, we issued $157,150 in convertible notes to accredited investors with net proceeds of $134,640. The notes mature during February of 2022 and bear interest at rate of 8%. The notes are convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 71% of the average of the two lowest traded prices or the lowest trade price of the Company’s common stock during the previous 15 trading days preceding the conversion date.

On February 12, 2021, the Company entered into a preferred equity financing agreement with BHP Capital, LLC (“BHP”) in the amount of $350,000 for 350 shares of the newly-designated Series B Convertible Preferred Stock valued at $1,200 per share for which $326,600 in proceeds were received by the Company. In connection with the closing, the Company issued an additional 3,000 shares of common stock as a service fee.

On March 30, 2021, the Company entered into a new preferred equity financing agreement with Fourth Man, LLC (“FM”) in the amount of $150,000 under which the Company issued FM 150 shares of Series C Convertible Preferred Stock, stated value $1,200 per share, for a purchase price of $150,000, or $1,000 per share, for which $141,049 in proceeds were received by the Company. In connection with the closing, the Company issued an additional 1,286 shares of common stock as a service fee.

Year Ended December 31, 2020

During 2020, the Company entered into convertible note agreements with accredited lenders for an aggregate principal amount of $831,140 for which $710,920 of proceeds were received. The notes are convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 71% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date or the lowest trade price during the previous 15 trading days.

During 2020, we issued an aggregate of 1,363,463 shares upon the conversion of $1,376,005 of outstanding principal, interest and fees on existing, outstanding notes.

Year Ended December 31, 2019

During 2019, the Company entered into convertible note agreements with accredited lenders for an aggregate principal amount of $1,572,400 for which $1,302,795 of proceeds were received. The Company also entered into a warrant exchange agreement whereby the Company issued three notes for an aggregate principal amount of $300,000, in exchange for the cancellation of Common Stock Purchase Warrants held by the warrant holders, initially exercisable for an aggregate of 129 shares of the Company’s common stock. The notes are convertible into shares of the Company’s common stock at conversion prices ranging from 60% to 65% of the average of the two lowest traded prices of the Company’s common stock during the previous 15 trading days preceding the conversion date, the lowest trade price during the previous 20 trading days, or the volume weighted average price over the prior 15 trading days.

During 2019, the Company issued an aggregate of 23,746 shares upon the conversion of $1,501,275 of outstanding principal, interest and fees on existing, outstanding notes and 1,062 shares upon the cashless exercise of 1,188 warrants.

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ITEM 16. EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibits
1.1***	Form of Underwriting Agreement
3.1.1

Articles of Incorporation of Creative Medical Technology Holdings, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

3.1.2

Certificate of Designation of the Series A Preferred Stock of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2018).

3.1.3

Certificate of Amendment to Certificate of Designation of the Series A Preferred Stock Pursuant to NRS 78.1955, filed with the Secretary of State of the State of Nevada on March 11, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2021).

3.1.4

Certificate of Designation of the Series B Preferred Stock of the Company, filed March 30, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2021).

3.1.5

Certificate of Designation of the Series C Preferred Stock of the Company, filed March 30, 2021 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2021).

3.1.6

Certificate of Amendment to Articles of Incorporation Pursuant to NRS 78.385 and 78.390, as filed with the Secretary of State of the State of Nevada on November 2, 2021(incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021).

3.1.7

Certificate of Withdrawal of Certificate of Designation of Series B Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on November 2, 2021 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021).

3.1.8

Certificate of Withdrawal of Certificate of Designation of Series C Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on November 2, 2021(incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2021).

3.1.9

Certificate of Change Pursuant to NRS 78.209, as filed with the Secretary of State of the State of Nevada on November 8, 2021(incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 9, 2021).

3.2

Bylaws of Creative Medical Technology Holdings, Inc., a Nevada corporation (incorporated by reference to Exhibit 3.2 to the Company’s Form 10 filed with the Securities and Exchange Commission on November 18, 2008).

4.1***	Form of Public Warrant
4.2***	Form of Warrant Agency Agreement
4.3***	Form of Representative Warrant
4.4***	Form of pre-funded warrant
4.5

Form of 15% Original Issue Discount Senior Note Due February 11, 2022 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2021).

4.6

Form of Common Stock Purchase Warrant issued under Securities Purchase Agreement dated as of August 9, 2021 between Creative Medical Technology Holdings, Inc. and the purchasers named therein (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2021).

5.1***	Opinion of Fox Rothschild LLP
10.1

Management Reimbursement Agreement dated November 17, 2017, between Creative Medical Technology Holdings, Inc. and Creative Medical Technologies, Inc. (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

10.2

Patent Purchase Agreement dated May 17, 2017, between Creative Medical Technology Holdings, Inc. and Creative Medical Health, Inc. (incorporated by reference to Exhibit 10.25 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

10.3

Amendment and Waiver to Patent Purchase Agreement dated November 14, 2017, between Creative Medical Technology Holdings, Inc. and Creative Medical Health, Inc. (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).

10.4***	Agreement dated December 28, 2020, between Jadi Cell LLC and ImmCelz, Inc.
21.1	Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2021).
23.1*	Consent of Haynie & Company
23.2	Consent of Fox Rothschild LLP (included in Exhibit 5.1)
99.1***	Consent of Michael Finger to be named as a director
99.2***	Consent of Susan Snow to be named as a director
99.3***	Consent of Bruce Urdang to be named as a director
101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

* Filed herewith.

** To be filed by amendment.

*** Previously filed

† Management contract or compensatory plan or arrangement.

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ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 2, 2021.

CREATIVE MEDICAL TECHNOLOGY HOLDINGS, INC.

By:	/s/ Timothy Warbington
Timothy Warbington
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Timothy Warbington, with full authority to act without the others, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Timothy Warbington	Chief Executive Officer, Director	December 2, 2021
Timothy Warbington

/s/ Donald Dickerson	Chief Financial Officer, Director	December 2, 2021
Donald Dickerson

/s/ Thomas Ichim, PhD	Director	December 2, 2021
Thomas Ichim, PhD

/s/ Amit Patel, MD	Director	December 2, 2021
Amit Patel, MD

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